EXHIBIT 10.1
CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

TURNKEY

ENGINEERING, PROCUREMENT AND CONSTRUCTION

AGREEMENT

FOR

SOLAR PHOTOVOLTAIC GENERATING FACILITY

BETWEEN

FLORIDA POWER & LIGHT COMPANY,
as FPL

AND

SUNPOWER CORPORATION, SYSTEMS,
as Contractor

Dated as of July 3, 2008

TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION
AGREEMENT FOR
SOLAR PHOTOVOLTAIC GENERATING FACILITY

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(continued)

3.39	Access	37
3.40	Nature of Obligations	37
ARTICLE IV. CERTAIN OBLIGATIONS OF FPL		37
4.1	Permits	37
4.2	Interconnection Facilities	38
4.3	FPL Obligations in Scope of Work	38
4.4	[Intentionally Deleted]	38
4.5	Access to Property Site	38
4.6	[Intentionally Deleted]	38
4.7	Description of Property Site	38
4.8	Notice of Financial Closing	38
4.9	FPL Taxes	38
4.10	FPL’s Cooperation	38
4.11	FPL’s Representative	39
4.12	[Intentionally Deleted]	39
4.13	Operation and Maintenance	39
ARTICLE V. PROJECT SCHEDULE		39
5.1	Commencement of Work	39
5.2	Notice to Proceed	39
5.3	Project Schedule.	40
5.4	Acceleration of Work	41
5.5	Liquidated Damages	42
ARTICLE VI. CHANGE ORDERS		42
6.1	Change Order at FPL’s Request.	42
6.2	Change Orders Requested by Contractor.	43
6.3	Changes to Contract Price; Disputes	44
6.4	Information Requests	44
6.5	Minor Changes	44
ARTICLE VII. CONTRACT PRICE; PAYMENTS TO CONTRACTOR		45
7.1	Contract Price	45
7.2	Requests for Payment	45
7.3	General Provisions For Payments.	46
7.4	Intentionally Deleted.	47
7.5	Letters of Credit	47
7.6	Liens.	48
ARTICLE VIII. TITLE, RISK OF LOSS AND POSSESSION		49
8.1	Clear Title	49
8.2	Risk of Loss	49
ARTICLE IX. INSURANCE		49
9.1	Contractor Insurance Policies	49
9.2	Form of Contractor Insurance Policies.	51
9.3	Qualified Insurers	51
9.4	Certificates of Insurance	52
9.5	Inspection of Contractor Insurance Policies	52
9.6	Subcontractors’ Insurance	52
9.7	Remedy on Failure to Insure	52

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TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION
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(continued)

9.8	Management of Insurance Policies	52
9.9	FPL Insurance Policies	52
9.10	Form of FPL’s Policies	53
9.11	Contractor’s Assistance	54
9.12	Responsibility for Safe Delivery of Materials of Contractor	54
9.13	No Limitation on Liability	54
9.14	FPL Controlled Insurance Program	54
ARTICLE X. SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE		54
10.1	General.	54
10.2	Synchronization	55
10.3	Mechanical Completion	55
10.4	Performance Tests	56
10.5	Performance Shortfalls.	56
10.6	Punch List.	57
10.7	Provisional Acceptance.	58
10.8	Final Acceptance of the Plant	58
10.9	Changes in Guaranteed Dates	59
10.10	Revenues	59
ARTICLE XI. CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES		59
11.1	Completion Guarantee.	59
11.2	Schedule Liquidated Damages.	59
11.3	Final Acceptance Performance Level; Guaranteed Performance Level.	60
11.4	*** .	60
11.5	Payment of Liquidated Damages.	61
11.6	Determination of Performance.	62
11.7	Absolute Obligations	62
11.8	***	62
ARTICLE XII. CONTRACTOR’S WARRANTIES		62
12.1	Warranties.	62
12.2	Repair of Nonconforming Work.	65
12.3	Proprietary Rights	66
12.4	Repairs and Testing by FPL.	66
12.5	Vendors and Subcontractors	67
12.6	Assignment of Warranties	67
12.7	Survival of Warranties	67
ARTICLE XIII. REPRESENTATIONS		67
13.1	Representations and Warranties.	67
13.2	Survival of Representations and Warranties	69
ARTICLE XIV. FORCE MAJEURE AND FPL CAUSED DELAY		69
14.1	Definition of Force Majeure Event	69
14.2	Notice of Force Majeure Event	71
14.3	Delay from Force Majeure Event	71
14.4	Removal of Force Majeure	72
14.5	Notice of FPL Caused Delay	72
14.6	Delay from FPL Caused Delay	72
14.7	Performance Not Excused	73

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION
AGREEMENT FOR
SOLAR PHOTOVOLTAIC GENERATING FACILITY

(continued)

ARTICLE XV. TERMINATION		73
15.1	Contractor Events of Default	73
15.2	Termination by FPL Due to Contractor Default; Other Remedies.	75
15.3	Termination by FPL for Convenience.	76
15.4	Suspension by FPL for Convenience.	77
15.5	[Intentionally Deleted]	78
15.6	FPL Events of Default	78
15.7	Termination by Contractor Due to FPL Default.	79
15.8	Continuing Obligations and Remedies During Event of Default	79
15.9	Obligations Upon Termination	79
15.10	Termination and Survival of Terms	80
ARTICLE XVI. INDEMNIFICATION		80
16.1	Contractor Indemnification	80
16.2	FPL Indemnification	81
16.3	Conditions of Indemnification	82
16.4	Contributory Negligence	83
16.5	Remedies Not Exclusive	83
16.6	Payment	83
16.7	Survival of Indemnification	83
ARTICLE XVII. DISPUTE RESOLUTION		83
17.1	Friendly Consultation	83
17.2	Litigation.	83
17.3	Continuing Obligations and Rights	84
17.4	Tolling Statute of Limitations	84
17.5	Audit Rights	84
ARTICLE XVIII. MISCELLANEOUS		84
18.1	Assignment.	84
18.2	Good Faith Dealings; Authorship	85
18.3	Confidentiality.	85
18.4	Notice	87
18.5	Waiver	88
18.6	Severability	88
18.7	Governing Law	88
18.8	Entire Agreement; Amendments	88
18.9	Expenses and Further Assurances	88
18.10	No Third Party Beneficiary	89
18.11	Offset	89
18.12	Counterparts	89
18.13	Limitations of Liability	89
18.14	Time is of the Essence	90
18.15	Records Retention	90
18.16	Successors and Assigns	90
18.17	Financing Parties’ Requirements	90
18.18	Financial Assurances	90
18.19	Waiver of Claims.	91
18.20	Acceptance or Rejection in Bankruptcy.	91
18.21	Contractor’s License	92

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AGREEMENT FOR
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(continued)

Appendices
Appendix A	Scope of Work
Appendix B	Project Controls Requirements
Appendix C	Critical Milestones and Milestones
Appendix D	Construction and Milestone Payment Schedule
Appendix E	***
Appendix F	Form of Request for Payment
Appendix G	Form of Final Acceptance Certificate
Appendix H	Form of Contractor Certificate for Partial Waiver of Liens
Appendix H-1	Form of Subcontractor Certificate for Partial Waiver of Liens
Appendix I	***
Appendix J	Option Pricing
Appendix K	Module Warranty
Appendix L	Operating and Maintenance Manuals
Appendix M	FPL Permits
Appendix N	Termination Payment Schedule
Appendix O	Project Management Team
Appendix P	Legal Description of Property Site
Appendix Q	Intentionally Deleted
Appendix R	Form of Contractor Certificate for Final Waiver of Liens
Appendix R-I	Form of Subcontractor Certificate for Final Waiver of Liens
Appendix S	Form of Request for Change Order
Appendix T	Intentionally Deleted
Appendix U	Form of Letter of Credit
Appendix V	Contractor’s Exclusions
Appendix W	Intentionally Deleted
Appendix X	Intentionally Deleted
Appendix Y	Form of Quality Assurance Programs
Appendix Z	Form of Safety Plan
Appendix Z-1	Safe and Secure Workplace Policy
Appendix HH	Acceptance Testing
Appendix II	***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION
AGREEMENT
FOR
SOLAR PHOTOVOLTAIC GENERATING FACILITY

THIS TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT FOR SOLAR PHOTOVOLTAIC GENERATING FACILITY (this “Agreement”), dated as of July 3, 2008, is by and between FLORIDA POWER & LIGHT COMPANY, a Florida corporation (hereinafter called “FPL”) and SunPower Corporation, Systems, a Delaware corporation (hereinafter called “Contractor”).

W I T N E S S E T H:

WHEREAS, FPL wishes to construct and operate a solar photovoltaic generation facility with a minimum nominal capacity of 25 MW (net), and all services and utilities related thereto, all to be built on the Property Site (as hereinafter defined) located in DeSoto County, Florida;

WHEREAS, Contractor has represented that it is experienced and qualified in providing technical assistance, licensing, engineering, procurement, supply, construction management, construction, commissioning, start-up and testing services, and that it possesses the requisite expertise and resources to complete the Work (as hereinafter defined);

WHEREAS, Contractor has agreed to provide, through itself or through Subcontractors and Vendors (as such terms are hereinafter defined), such Work on a “turn-key” basis for the Contract Price (as hereinafter defined); and

WHEREAS, Contractor has agreed to guarantee the timely and proper completion of the Work in strict accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FPL and Contractor hereby agree as follows:

ARTICLE I.
GENERAL MATTERS

1.1	Defined Terms

As used in this Agreement, including the appendices, exhibits and other attachments hereto, each of the following terms shall have the meaning assigned to such term as set forth below:

1.1.1	“Affiliate” means, in relation to any Person, any other Person:

(a)	Which directly or indirectly controls, or is controlled by, or is under common control with, such Person; or

(b)	Which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any class of voting stock or other equity interests of such Person; or

(c)	Which has fifty percent (50%) or more of any class of voting stock or other equity interests that is directly or indirectly beneficially owned or held by such Person, or

(d)	Who either holds a general partnership interest in such Person or such Person holds a general partnership interest in the other Person.

For purposes of this definition, the word “controls” means possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or otherwise.

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(continued)

1.1.2
“After-Tax Basis” means, with respect to any indemnity payment to be received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, state, and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such income Taxes resulting from Tax benefits realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received.  Such calculations shall be made on the basis of the highest generally applicable Federal, state, and local income tax rates applicable to the corporation for whom the calculation is being made for all relevant periods, and shall take into account the deductibility of state and local income taxes for Federal income tax purposes. The foregoing calculations shall be made by the recipient Person’s third party tax advisors.

1.1.3	“Agreement” has the meaning set forth in the first paragraph hereof, as same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

1.1.4
“Applicable Laws” means any act, statute, law, regulation, permit, license, ordinance, rule, judgment, order, decree, directive, guideline or policy (to the extent mandatory) or any similar form of decision or determination by, or any interpretation or administration of, any of the foregoing by any Government Authority with jurisdiction over the Plant, the Job Site, the performance of the Work or other services to be performed under the Contract Documents.

1.1.5
“Applicable Permits” means any and all permits, clearances, licenses, authorizations, consents, filings, exemptions, rulings or approvals from or required by any Government Authority that are necessary for the performance of the Work or ownership or use of the Work.

1.1.6
“Applicable Standards” means those sound and prudent practices, acts, methods, specifications, codes and standards of design, engineering, assembly, erection, installation, construction, performance, safety and workmanship prudently and generally engaged in or observed by the majority of the professional engineering and construction contractors performing engineering and construction services for major, grid-connected solar electric generating facilities in the United States that, in the exercise of good judgment, would have been expected to accomplish the desired result in a manner consistent with Applicable Laws, Applicable Permits, reliability, safety, environmental protection, local conditions, economy and efficiency.  Notwithstanding the foregoing, the Work or any portion thereof shall meet specifications that are at least as stringent as those set forth in Appendix A, Scope of Work, and any other specifications set forth in this Agreement.

1.1.7	“Builder’s Risk Policy” has the meaning set forth in Section 9.9.4, All Risk Installation and Builder’s Risk Insurance, of Article IX, INSURANCE.

1.1.8	“Business Day” means any day other than a Saturday, Sunday or a legal holiday in Florida, United States.

1.1.9	“Capability Verification Test” means the test further described in Appendix HH, Performance Testing.

1.1.10
“Change In Law” means the (A) enactment, adoption, promulgation, modification, or repeal (in each case, after the date of this Agreement but before the date of Provisional Acceptance) of any Applicable Law of any Government Authority of (i) the State of Florida (or any city, county or municipality therein) or (ii) the Federal Government of the United States to the extent such federal law, directly affects the Work performed at the Property Site or (B) the modification after the date of this Agreement of any FPL Permit, and as to both (A) and (B) that establishes requirements that materially and adversely affect Contractor’s costs or schedule for performing the Work; provided, however, a change in (x) any federal, state or local Tax law or any other law imposing a Tax, duty, levy, impost, fee, royalty, or charge for which Contractor is responsible hereunder, or (y) any Applicable Law affecting the cost of Contractor’s or any Subcontractor’s or Vendor’s Labor, including increases in worker’s compensation rates, shall not be a Change In Law pursuant to this Agreement.

1.1.11	“Change Order” has the meaning set forth in Section 6.1, Change Order at FPL’s Request, of Article VI, CHANGE ORDERS.

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(continued)

1.1.12	“Changes” has the meaning set forth in Section 6.1, Change Order at FPL’s Request, of Article VI, CHANGE ORDERS.

1.1.13
“Commencement Date” means the date Contractor anticipates it will construct improvements at, or deliver materials to, the Job Site that may be insured pursuant to a builder’s risk policy, as set forth in a written Notice delivered by Contractor to FPL pursuant to Section 5.1.1.

1.1.14	“Confidential Information” has the meaning set forth in Section 18.3, Confidentiality, of Article XVIII, MISCELLANEOUS.

1.1.15	“Construction and Milestone Payment Schedule” means the schedule of construction/milestone completion installment payments of the Contract Price attached hereto as Appendix D.

1.1.16
“Contract Documents” means this Agreement and all appendices, exhibits incorporated into the Agreement (as set forth in Section 1.3, Appendices), as same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

1.1.17
“Contract Price” means the total sum payable by FPL as stated in Section 7.1, Contract Price, for all labor, all materials, and all equipment, which sum shall be due in accordance with the terms of the Contract Documents as consideration for the timely performance of the Scope of Work to be performed by or through Contractor on a “turn-key” basis in order to complete the Project, all in strict accordance with the terms of the Contract Documents, which sum shall only be subject to adjustment in accordance with the Contract Documents, including but not limited to the adjustments contemplated in Appendix J, Option Pricing.

1.1.18
“Contractor” means SunPower Corporation, Systems, a Delaware corporation (as referenced in the opening paragraph hereof), and includes its legal successors and permitted assignees as may be accepted by FPL, in writing, pursuant to the terms of the Contract Documents.

1.1.19
“Contractor Deliverables” means each of the design criteria, system descriptions, manuals, Drawings, Final Plans, design calculations, quality assurance reports and all other material documents relating to the Project to be delivered to FPL in accordance with the requirements of the Contract Documents.

1.1.20
“Contractor Equipment” means all of the equipment, materials, apparatus, structures, tools, supplies and other goods provided and used by Contractor and its Subcontractors and Vendors for performance of the Work but which is not intended to be incorporated into the Plant.

1.1.21	“Contractor Event of Default” has the meaning set forth in Section 15.1, Contractor Events of Default, of Article XV, TERMINATION.

1.1.22	“Contractor Insurance Policies” has the meaning set forth in Section 9.1, Contractor Insurance Policies, of Article IX, INSURANCE.

1.1.23	***

1.1.24	***

1.1.25
“Contractor Permits” means the Applicable Permits, other than FPL Permits, to be obtained by Contractor as described in Appendix A, Scope of Work, or otherwise required pursuant to the Contract Documents.

1.1.26
“Contractor Project Engineering Manager” means the person designated by Contractor as having the responsibility, authority and supervisory power of Contractor for the engineering and design of the Plant.

1.1.27
“Contractor Project Manager” means the person designated by Contractor as having the centralized responsibility, authority and supervisory power of Contractor for design, procurement, construction, testing and start-up of the Plant, as well as all matters relating to the administration of the provisions of the Contract Documents.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(continued)

1.1.28	“Contractor Site Manager” means an employee of Contractor, working under the supervision of the Contractor Project Manager, located at the Property Site on a daily basis.

1.1.29	“Contractor Taxes” has the meaning set forth in Section 3.24, Contractor Taxes, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.30	“Contractor’s Representative” has the meaning given in Section 3.12, Project Management and Contractor’s Representative, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.31	***

1.1.32	***

1.1.33	“Credit Rating” means, on the date such rating is determined, the LC Issuing Bank’s latest: (i) unsecured debt rating; (ii) corporate credit rating; or (iii) issuer rating.

1.1.34	“Critical Milestones” means the Milestones set forth in Appendix C, Critical Milestones and Milestones.

1.1.35	“Critical Parameters” has the meaning set forth in Section 3.19.7, Quality Assurance Program, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.36
“Critical Path” means a determination of the Project Schedule specifically illustrating those unique activities and durations that must be completed in sequence to complete the Work, which sequence shall be determined using critical path method precedence networking techniques applied by Contractor.

1.1.37	“Damages” has the meaning set forth in Section 16.1, Contractor Indemnification, of Article XVI, INDEMNIFICATION.

1.1.38
“Day” or “day” means a period of twenty-four (24) consecutive hours from 12:00 midnight (Eastern time), and shall include Saturdays, Sundays and all holidays except that in the event a time period set forth in the Contract Documents expires on a Day that is not a Business Day, such period shall be deemed to expire on the next Business Day thereafter.

1.1.39	“Defect” means, any designs, engineering, software, drawings, components, tools, Equipment, installation, construction, workmanship or Work that, in FPL’s reasonable judgment:

(a)	Do not conform to the terms or requirements of the Contract Documents;

(b)	Are not of uniform good quality, free from defects or deficiencies in design, application, manufacture or workmanship, or that contain improper or inferior workmanship; or

(c)	Would adversely affect the:

(i)	Performance of the Plant under anticipated operating conditions;

(ii)	Continuous safe operation of the Plant during the Plant’s design life;

(iii)	Structural integrity of the Plant;

(iv)	Economic value of FPL’s investment in the Plant, all as determined by reference to Prudent Utility Practices.

Anything to the contrary notwithstanding, the Parties agree that Work shall be considered to be defective if it does not conform to Applicable Standards.

1.1.40	“Dispute” has the meaning set forth in Section 17.1, Friendly Consultation, of Article XVII, DISPUTE RESOLUTION.

1.1.41	“Drawings” means all:

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(continued)

(a)
Specifications, calculations, designs, plans, drawings, engineering and analyses, and other documents which determine, establish, define or otherwise describe the scope, quantity, and relationship of the components of the Plant, including the structure and foundation thereof; and

(b)
Technical drawings, operating drawings, specifications, shop drawings, diagrams, illustrations, schedules and performance charts, calculations, samples, patterns, models, operation and maintenance manuals, piping and instrumentation diagrams, underground structure drawings, conduit and grounding drawings, lighting drawings, conduit and cable drawings, electric one-line’s, electric schematics, connection diagrams and technical information of a like nature, prepared or modified by Contractor or any of its Subcontractors or Vendors all of which are required to be delivered by Contractor, or any Subcontractor or Vendor, from time to time under the Contract Documents or at FPL’s request which illustrates any of the Equipment or any other portion of the Work, either in components or as completed.

1.1.42	*** has the meaning set forth in Section 11.4.

1.1.43	“Environmental Control Program” means the environmental control program provided by FPL to Contractor.

1.1.44	“Environmental Plan” has the meaning set forth in Section 3.19.4, Health Plan, Safety Plan, and Environmental Plan, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.45	“Environmental Resource Plan” means the environmental resource plan prepared by FPL, which has been provided to Contractor prior to the date of the Agreement.

1.1.46
“Equipment” means all of the equipment, materials, apparatus, structures, tools, supplies, goods and other items provided by Contractor and its Subcontractors and Vendors that are installed or incorporated into the Plant or otherwise form or are intended to form part of the Work or the Plant (other than Contractor Equipment).

1.1.47	“Exempt Equipment” has the meaning set forth in Section 3.24.2, Exempt Equipment, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.48	“Expected Energy Output” has the meaning set forth in Section 2.1.2 of Appendix HH.

1.1.49	“Final Acceptance” means that all of the following have occurred as of the most recent applicable Tests:

(a)	Provisional Acceptance has been achieved;

(b)	The Tests, mechanical calibrations, electrical continuity and ground fault tests have been successfully completed and any Defects found have been corrected;

(c)	Either the:

(i)
Final Acceptance Performance Level specified in Section 11.3, Final Acceptance Performance level; Guaranteed Performance Level, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES, has been met or exceeded as determined pursuant to Section 11.6, Determination of Performance, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES; or

(ii)
Plant has achieved at a minimum the Minimum Performance Level as determined pursuant to Section 11.6, Determination of Performance, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES, and (A) the Contract Price has been reduced in accordance with Section 10.5 for the percentage of the Final Acceptance Performance Level that has not been achieved and (B) Contractor has performed all Remediation Work requested by FPL related to any Work not associated with the percentage of the Final Acceptance Performance Level that has been achieved;

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(continued)

(d)	The Plant has been constructed in accordance with the Contract Documents and the Drawings;

(e)	The Final Plans accurately reflect the Plant as constructed;

(f)
The Plant is capable of being operated in a safe, normal, reliable and continuous manner in accordance with Applicable Laws and Applicable Permits (excluding for this purpose all variances or waivers of any Applicable Permits) and the Contract Documents at all operating conditions and modes specified in the Scope of Work;

(g)	Contractor shall have delivered to FPL all operation and maintenance manuals and Final Plans in accordance with the Scope of Work;

(h)	No defective or incomplete portions of the Work exist;

(i)	Either:

(i)	All items on the Punch List have been completed; or

(ii)
The Parties have reached an agreement pursuant to Section 10.6, Punch List, of Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE, and Contractor has paid all amounts due to FPL pursuant thereto;

(j)	All of Contractor’s cleanup and related obligations have been completed;

(k)
Any and all Liens in respect to the Plant, the Contract Documents, the Equipment, the Job Site or any fixtures, personal property or Equipment included in the Work created by, through or under, or as a result of any act or omission of, Contractor or any Subcontractor, Vendor or other Person providing labor or materials in connection with the Work shall have been released or bonded in form reasonably satisfactory to FPL;

(l)
Contractor has delivered to FPL a Contractor’s Lien Waiver and Release, in substantially the form of Appendix R, Form of Contractor Certificate for Final Waiver of Liens, from Contractor and Subcontractor’s Certificate for Final Waiver of Liens in the form of Appendix R-1, Form of Subcontractor Certificate for Final Waiver of Liens, from each Substantial Subcontractor and Substantial Vendor;

(m)	Contractor shall have paid all Schedule Liquidated Damages due under the Contract Documents, if any;

(n)	All other outstanding obligations of Contractor hereunder that FPL has notified Contractor of shall have been satisfied; and

(o)	FPL has approved of and signed the Final Acceptance Certificate pursuant to Section 10.8.

1.1.50	“Final Acceptance Certificate” means the certificate issued by FPL indicating that Final Acceptance has been achieved by Contractor.

1.1.51
“Final Acceptance Date” means the date of achievement of Final Acceptance as indicated in the Final Acceptance Certificate pursuant to Section 10.8, Final acceptance of the plant, of Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE.

1.1.52
“Final Acceptance Performance Level” means that, at a minimum, the Actual Energy Output is equal to or greater than *** percent (***%) of the Net Energy Output Guarantee when corrected to Guarantee Design Conditions, calculated as follows: ***

Where “Actual Energy Output” has the meaning given in Section 2.1.2 of Appendix HH.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(continued)

1.1.53	“Final Acceptance Performance Level Date” has the meaning set forth in Section 11.4.1.

1.1.54
“Final Plans” means final Drawings and final specifications, as revised to reflect the changes during construction, and shall include as-built drawings, piping and instrumentation diagrams, underground structure drawings (including buried piping, all utilities, and critical hidden items), electric one-lines, electric schematics and connection diagrams.

1.1.55
“Financial Closing”  means that all of the following events shall have occurred (which events may occur over a period of time) with respect to the Plant: (i) the Financing Documents have been fully executed (which documents may be executed over a period of time) which together provide for financing for the Plant in an amount and on the terms acceptable to FPL; (ii) all conditions precedent to the initial availability of funds under the Financing Documents referred to in the preceding clause (i) have been fulfilled or waived and the first draw thereunder has been made by FPL; and (iii) FPL has received commitments for such equity as is required by FPL and satisfies the requirements of the Financing Parties.

1.1.56
“Financing Documents” means all the loan agreements, notes, indentures, securities, debt instruments, bonds, security agreements, swap agreements, letters of credit and other documents or agreements with a Financing Party or relating to a financing (including refinancing) by a Financing Party.

1.1.57
“Financing Parties” means the lenders, security holders, investors, export credit agencies, multilateral institutions, equity providers and others providing debt or equity financing or refinancing to or on behalf of FPL or any Affiliate of FPL or for the Project or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing.

1.1.58	“Force Majeure Event” has the meaning set forth in Section 14.1, Definition of Force Majeure Event, of Article XIV, FORCE MAJEURE AND FPL CAUSED DELAY.

1.1.59
“FPL” means Florida Power & Light Company, a Florida corporation (as referenced in the opening paragraph hereof) and it includes its legal successors and those assignees as may be designated by FPL, in writing, pursuant to the terms of this Agreement.

1.1.60
“FPL Caused Delay” means a material delay in Contractor’s performance of any Critical Milestone, to the extent Contractor demonstrates that such delay was actually and demonstrably caused by FPL’s failure to perform any covenant of FPL hereunder (other than by exercise of rights under this Agreement, including the exercise by FPL of the right to have defective or nonconforming Work corrected or re-executed), including, without limitation, FPL’s failure to timely obtain any FPL Permit, and which actually, demonstrably and adversely affects the Critical Path.  Contractor expressly acknowledges and agrees that any delay, to the extent caused by Contractor’s action or inaction (other than by exercise of rights under this Agreement), is not an FPL Caused Delay.

1.1.61	“FPL Event of Default” has the meaning set forth in Section 15.6, FPL Events of Default, of Article XV, TERMINATION

1.1.62	“FPL Interconnection Facilities” shall have the meaning ascribed thereto in Section 2.3 of Appendix A, Scope of Work.

1.1.63	“FPL Permits” means the Applicable Permits to be obtained by FPL as set forth in Appendix A, Scope of Work.

1.1.64	“FPL Taxes” has the meaning set forth in Section 4.9, FPL Taxes, of Article IV, CERTAIN OBLIGATIONS OF FPL.

1.1.65	“GAAP” shall mean generally accepted accounting principles in the United States of America, consistently applied throughout the specified period.

1.1.66
“Government Authority” means any and all foreign, national, federal, state, county, city, municipal, local or regional (or equivalent) authorities, departments, bodies, commissions, corporations, branches, directorates, agencies, ministries, courts, tribunals, judicial authorities, legislative bodies, administrative bodies,

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regulatory bodies, autonomous or quasi-autonomous entities or taxing authorities or any department, municipality or other political subdivision thereof.

1.1.67	“Grid” means the interconnected high voltage transmission facilities being a part of the FPL transmission system.

1.1.68	“Guarantee Design Conditions” means Standard Test Conditions as such term is defined in the Scope of Work and Appendix HH.

1.1.69
“Guaranteed Performance Level” means the Net Energy Output Guarantee, as guaranteed by Contractor pursuant to Section 11.3, Final Acceptance Performance Level; Guaranteed Performance Level, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES.

1.1.70
“Guaranteed Performance Test” means the test performed by Contractor in order to determine the Net Energy Output of the Plant, as more particularly described in Section 2.0 of Appendix HH, Acceptance Testing.

1.1.71
“Guaranteed Provisional Acceptance Date” means ***, the date which Contractor guarantees that the Project shall achieve Provisional Acceptance, as such date may be extended in accordance with the terms hereof.

1.1.72
“Hazardous Material” means any hazardous or toxic chemicals, hazardous materials, hazardous waste, hazardous constituents, hazardous or toxic or radioactive substances or petroleum products (including crude oil or any fraction thereof) defined or regulated as such under any Applicable Laws.

1.1.73	“Health Plan” has the meaning set forth in Section 3.19.4, Health Plan, Safety Plan, and Environmental Plan, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.74	“Indemnified Person” has the meaning set forth in Section 16.3, Conditions of indemnification, of Article XVI, INDEMNIFICATION.

1.1.75	“Indemnifying Party” has the meaning set forth in Section 16.3, Conditions of indemnification, of Article XVI, INDEMNIFICATION.

1.1.76	“Independent Engineer” means the Person appointed by the Financing Parties and approved by FPL to ensure that the Work is completed in accordance with the Contract Documents.

1.1.77	“Initial LC Amount Expiration Date” has the meaning set forth in Section 7.5.1.

1.1.78
“Initial Site Mobilization” means the first instance when any of Contractor or its Subcontractors’ or Vendors’ Labor or other representatives is present on the Property Site after the date of this Agreement.

1.1.79	“Intangible Asset” means any asset that is treated as an intangible asset according to GAAP, including:

(a)	goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of subsidiaries in excess of underlying tangible assets;

(b)	patents, trademarks and copyrights;

(c)	leasehold improvements not recoverable at the expiration of a lease; and

(d)	deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses).

1.1.80	“Intellectual Property Rights” has the meaning set forth in Section 3.32, Intellectual Property Rights, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.81
“Job Site” means the Property Site (other than the area designated as Protected Areas, if any, and not constituting a part of the Job Site on the survey provided by FPL pursuant to Section 4.7, Description of Property Site, of Article IV, CERTAIN OBLIGATIONS OF FPL) and any other areas where Contractor

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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may temporarily obtain care, custody and control, use, easement or license for purposes directly, indirectly or incidentally related to performance of, or as an accommodation to, the Work.

1.1.82	“Labor” means the workforce of the relevant Person, including its staff and employee and non-employee and skilled and unskilled workers.

1.1.83	“Latest Limited Notice to Proceed Date” has the meaning set forth in Section 5.2.2.

1.1.84	“Latest Notice to Proceed Date” has the meaning set forth in Section 5.2.4.

1.1.85
“LC Issuing Bank” means the domestic financial institution, acceptable to FPL and the Financing Parties and satisfying the requirements set forth in Section 7.5.3, LC Issuing Bank, of Article VII, CONTRACT PRICE; PAYMENTS TO CONTRACTOR, which institution will issue the Letter of Credit on behalf of Contractor in connection with the Project, as more particularly described in Section 7.5, Letters of Credit, of Article VII, CONTRACT PRICE; PAYMENTS TO CONTRACTOR.

1.1.86	“Letter of Credit” has the meaning set forth in Section 7.5, Letters of Credit, of Article VII, CONTRACT PRICE; PAYMENTS TO CONTRACTOR.

1.1.87	“Lien” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.

1.1.88	“Lift Stay Order” has the meaning set forth in Section 18.20, Acceptance or Rejection in Bankruptcy, of Article XVIII, MISCELLANEOUS.

1.1.89	“Limited Notice to Proceed” means each notice given by FPL to Contractor directing Contractor to commence a limited portion of the Work.

1.1.90
“Major Equipment” means any item or component, or set of items of components, of the Project with a value in excess of $***, the proper or efficient function of which materially affects the Plant’s output or reliability.

1.1.91	“Major Manufacturers” means the manufacturers of the Major Equipment.

1.1.92	“Mechanical Completion” means that:

(a)	The Equipment for the Project has been installed, including with the required connections and controls to produce electrical power;

(b)	All Equipment related to the solar tracking system, if any, has been installed and checked for alignment, lubrication and rotation;

(c)	All remaining electrical systems have been checked out and are ready for operation;

(d)	All electrical continuity and ground fault tests and all mechanical tests and calibrations have been completed; and

(e)	All instrumentation is operational and has been calibrated in accordance with manufacturers’ standards and guidelines and, where possible, loop checked.

1.1.93	“Milestones” means the activities, events and targets, or combination thereof, set forth in Appendix C, Critical Milestones and Milestones, attached hereto.

1.1.94
“Minimum Performance Level” means that, at a minimum and as determined in Section 11.6, Determination of Performance, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES, the Net Energy Output is equal to or greater than *** percent (***%) of the Net Energy Output Guarantee when corrected to Guarantee Design Conditions.

1.1.95	“Module Warranty Period” has the meaning set forth in Section 12.1.4(c).

1.1.96	“Moody’s” means Moody’s Investor Services, Inc.

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1.1.97	“Net Energy Output” means electrical energy of the Plant, in kWh, measured at the revenue quality meters at the FPL Interconnection Facilities.

1.1.98	“Net Energy Output Guarantee” has the meaning set forth in Section 11.3, Guaranteed Performance Level, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES.

1.1.99
“Noise Guarantee” means that the Project will function at a noise level that is equal to or less than the lower of the noise limitations set forth in Appendix A, Scope of Work, or the noise limitations contained in the Applicable Permits and Applicable Laws (as demonstrated by the Noise Test and excluding for purposes of determining compliance with the Applicable Permits and Applicable Laws all variances and waivers that may be applicable thereto).

1.1.100
“Noise Test” means the tests more particularly described in Appendix A, Scope of Work, which shall be performed simultaneously with the testing of the Minimum Performance Level and the Guaranteed Performance Level in order to evidence satisfaction of the Noise Guarantee for the Plant.

1.1.101	“Notice to Proceed” means the written notice given from FPL to Contractor directing Contractor to commence performance of the entire Work.

1.1.102	“Notice to Proceed Date” has the meaning set forth in Section 5.2.4.

1.1.103	“O&M Contractor” means the Person selected by FPL for the operation and maintenance of the Plant.

1.1.104	“O&M Personnel” has the meaning set forth in Section 3.22, Training of O&M Personnel, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR

1.1.105	“Operating Guidelines” means the guidelines or requirements specified in the Utility interconnection agreement applicable to the Project.

1.1.106	“Operating Mode Test” means the test further described in Appendix A, Scope of Work.

1.1.107	“Parties” means collectively, FPL and Contractor.

1.1.108	“Party” means individually, FPL or Contractor.

1.1.109	“Payment Output Percentage” means the percentage determined in accordance with the following formula:

***

Where:
	Output Percentage =	the percentage of the Guaranteed Performance Level achieved up to ***% (for purposes of Section 10.5.1) and ***% (for purposes of Section 11.4.3).

1.1.110
“Person” means an individual, partnership, corporation, limited liability company, company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

1.1.111
“Plant” means the nominal 25 MW (net) solar photovoltaic, electrical generating facility, to be located on the Property Site, including the solar photovoltaic panels, the solar tracking system, if any, and all structures, facilities, appliances, lines, conductors, instruments, apparatus, components, roads and other equipment comprising and integrating the entire facility as more particularly described in Appendix A, SCOPE OF WORK.

1.1.112	“Plant Warranty Period” has the meaning set forth in Section 12.1.4(b).

1.1.113	“Pre-Existing Hazardous Material” means Hazardous Material that existed on or in the Property Site prior to Initial Site Mobilization by Contractor.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.1.114	“Procedures Manual” has the meaning set forth in Section 3.19.3, Procedures Manual, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.115
“Project” means the Plant and all equipment, services and utilities related thereto which must be designed, constructed, assembled, erected, commissioned, started, tested and otherwise completed by, or through, Contractor as part of the Scope of Work and in strict accordance with the provisions of the Contract Documents.

1.1.116	“Project Loss Manual” means the project loss manual prepared by FPL which has been provided to Contractor prior to the date of this Agreement.

1.1.117	“Project Schedule” means the schedule for completion of the Work attached hereto as Appendix B, Project Schedule.

1.1.118	“Property Site” means that certain piece of property located in DeSoto County, Florida, as more particularly described in Appendix P, Legal Description of Property Site.

1.1.119	“Protected Areas” has the meaning set forth in Section 3.16.4, Protected Areas, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.120	“Provisional Acceptance” means that all of the following have occurred for the Project:

(a)	Mechanical Completion has been achieved;

(b)	The Plant has been synchronized with the Grid in accordance with the Scope of Work and the Utility’s interconnection requirements;

(c)
The Plant is capable of being operated safely, normally, reliably and continuously in accordance with the requirements of all Applicable Laws, Applicable Permits and the Contract Documents at all operating conditions and modes specified in the Scope of Work;

(d)	The Project has achieved at a minimum the Minimum Performance Level as determined pursuant to Section 11.6, Determination of Performance, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES;

(e)	The Project has achieved the Noise Guarantee simultaneously with the Minimum Performance Level;

(f)	The Operating Mode Tests and the Capability Verification Tests have been successfully completed and all criteria for passing such tests have achieved;

(g)	Contractor has provided FPL with copies of all Contractor Permits;

(h)	The training of O&M Personnel has been completed;

(i)
All spare parts required under the Contract Documents have been delivered by Contractor to the Property Site in accordance with Section 3.26, Spare Parts Availability, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR;

(j)	All Work has been completed in accordance with the requirements of the Contract Documents (other than items on the Punch List); and

(k)	Contractor shall have paid all Schedule Liquidated Damages due under the Contract Documents, if any.

For the avoidance of doubt, it is expressly acknowledged and agreed that the commencement or completion of any stormwater system to be built in connection with the Project shall not be a condition to achieving Provisional Acceptance.

1.1.121
“Provisional Acceptance Date” means the actual date of achieving Provisional Acceptance as determined pursuant to Section 10.7, Provisional Acceptance, of Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE.

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1.1.122
“Prudent Utility Practices” means those sound and prudent practices, acts, methods, specifications, codes and standards generally followed by the United States electric utility industry with respect to design, construction, operation, and maintenance of first class, major electric generating, transmission, and distribution facilities (including but not limited to, the engineering, operating and safety practices generally followed by the electric utility industry) that, in the exercise of good judgment, would have been expected to accomplish the desired result in a manner consistent with Applicable Laws, Applicable Permits, reliability, safety, environmental protection, local conditions, economy and efficiency.

1.1.123	“Punch List” has the meaning set forth in Section 10.6, Punch List, of Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE.

1.1.124	“Qualified Insurer” has the meaning set forth in Section 9.3, Qualified Insurers, of Article IX, INSURANCE.

1.1.125	“Quality Assurance Program” has the meaning set forth in Section 3.19.7, Quality Assurance Program, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.126	“Quality Control Manual” has the meaning set forth in Section 3.19.7, Quality Assurance Program, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.127
“Remediation Work” means work required by FPL to remove all Work and Contractor Equipment from the Property Site and restore the Property Site to the condition of the Property Site immediately prior to Initial Site Mobilization.

1.1.128
“Remedial Plan” means a plan of corrective action, submitted by Contractor pursuant to Section 10.5, Performance Shortfalls, of Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE, that specifies in reasonable detail the actions Contractor proposes to undertake to cause the Project to satisfy the Final Acceptance Performance Level, and the period of time in which Contractor proposes to complete the corrective action; provided that such corrective action is reasonably likely to cause the Project to satisfy the Final Acceptance Performance Level as determined by root cause analysis of the deficiencies identified by previous testing.

1.1.129	“Request for Payment” means the written requests from Contractor to FPL for payment hereunder, which requests shall be in substantially the form of Appendix F, Form of Request for Payment.

1.1.130	“S&P” means Standard and Poor’s Ratings Group (a division of McGraw Hill Companies).

1.1.131
“Safe and Secure Workplace Policy” means the safe and secure workplace policy of FPL which is attached hereto as Appendix Z-1, Safe and Secure Workplace Policy, as same may be amended or modified by FPL from time to time.

1.1.132	“Safety Plan” has the meaning set forth in Section 3.19.4, Health Plan, Safety Plan and Environmental Plan, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

1.1.133	“Schedule Liquidated Damages” has the meaning set forth in Section 11.2, Schedule Liquidated Damages, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES.

1.1.134
“Scheduled Synchronization Date(s)” means the date identified by Contractor in a notice received by FPL at least one hundred forty (140) days prior to such date as being the date on which Contractor will first attempt to cause the generating equipment of the Project to be electrically synchronized and connected to the Grid.

1.1.135
“Scope of Work” means the services and work to be provided, or caused to be provided, by or through Contractor under the Contract Documents for the Contract Price, as more particularly described in Appendix A, Scope of Work, as the same may be amended from time to time in accordance with the terms hereof, and which Scope of Work includes, without limitation, all licenses, Contractor Permits, technical assistance, engineering, assembly, construction management, construction, services, labor, materials,

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equipment, Contractor Equipment, operations and management that are indicated on, inferable from, or incidental to, the Contract Documents or the Drawings prepared in connection with the Contract Documents or that are likely to be required in accordance with Applicable Law, or that are properly and customarily included within the general scope and magnitude of the work incorporated into similar projects having similar output and performance requirements, all in order to produce a Project that complies with the requirements of the Contract Documents.

1.1.136	“Subcontractor” means any contractor, constructor or material man who performs any portion of the Scope of Work other than Contractor.

1.1.137	“Substantial Subcontractor” means a Subcontractor whose contract or contracts (in the aggregate) with Contractor require payments by Contractor totaling at least *** Dollars ($***).

1.1.138	“Substantial Vendor” means a Vendor whose contract or purchase orders (in the aggregate) with Contractor require payments by Contractor of at least *** Dollars ($***).

1.1.139
“Switchyard Facilities” means the area adjacent to the Plant designated by FPL for the 23 kV voltage equipment and apparatus used for connecting the Plant to the FPL Interconnection Facilities, all as more particularly described in Appendix A, Scope of Work.

1.1.140
“Tangible Net Worth” with respect to any Person means such Person’s total stockholder’s equity minus its Intangible Assets, each as would be reflected on a balance sheet prepared in accordance with GAAP.

1.1.141
“Tax” or “Taxes” means all fees, taxes, including sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), customs, duties, tariffs, levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any Applicable Law or Government Authority (including penalties or other amounts payable pursuant to subtitle B of Title I of ERISA).

1.1.142	“Termination Payment” has the meaning set forth in Section 15.3.2, Termination Payment, of Article XV, TERMINATION.

1.1.143	“Termination Payment Schedule” means Appendix N hereto.

1.1.144	“Test Notice” has the meaning set forth in Section 10.1.2, Test Notice, of Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE

1.1.145	“Tests” means the Operating Mode Test, the Capability Verification Test, the Guaranteed Performance Test and the Noise Test.

1.1.146	“Utility” means FPL.

1.1.147	“Vendor” means any supplier, manufacturer or vendor of Equipment to Contractor or any Subcontractor.

1.1.148	“Warranty Period” and “Warranty Periods” have the meanings set forth in Section 12.1.4, Warranty Period, of Article XII, CONTRACTOR’S WARRANTIES.

1.1.149
“Work” has the meaning set forth in Section 3.1, Scope of Work; Applicable Standards, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR, and includes the Plant, the Equipment, the Contractor Deliverables and any other product or result of the Work, but excludes any storm water system at or related to the Project Site.

1.2	Interpretation

Unless the context of the Contract Documents otherwise requires:

1.2.1
The headings contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement between the Parties, nor should they be used to aid in any manner to construe or interpret this Agreement;

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1.2.2	The gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural words;

1.2.3	The terms “hereof”, “herein” “hereto” and similar words refer to this entire Agreement and not to any particular Article, Section, Appendix or any other subdivision of this Agreement;

1.2.4	References to “Article,” “Section” or “Exhibit” are to this Agreement unless specified otherwise;

1.2.5
Reference to “this Agreement” (including any Appendix hereto) or any other agreement, Exhibit, permit or document shall be construed as a reference to such agreement or document as the same may be amended, modified, supplemented or restated, and shall include a reference to any document which amends, modifies, supplements or restates, or is entered into, made or given pursuant to or in accordance with its terms;

1.2.6
References to any law, statute, rule, regulation, notification or statutory provision (including Applicable Laws, Applicable Permits and the Operating Guidelines) shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

1.2.7	References to any Person shall be construed as a reference to such Person’s successors and permitted assigns; and

1.2.8	References to “includes,” “including” and similar phrases means “including, without limitation.”

1.3	Appendices

The following Appendices are attached to and incorporated into and made a part of this Agreement:

1.3.1	Appendix A	Scope of Work

1.3.2	Appendix B	Project Controls Requirements

1.3.3	Appendix C	Critical Milestones and Milestones

1.3.4	Appendix D	Construction and Milestone Payment Schedule

1.3.5	Appendix E	***

1.3.6	Appendix F	Form of Request for Payment

1.3.7	Appendix G	Form of Final Acceptance Certificate

1.3.8	Appendix H	Form of Contractor Certificate for Partial Waiver of Liens

1.3.9	Appendix H-1	Form of Subcontractor Certificate for Partial Waiver of Liens

1.3.10	Appendix I	***

1.3.11	Appendix J	Option Pricing

1.3.12	Appendix K	Module Warranty

1.3.13	Appendix L	Operating and Maintenance Manuals

1.3.14	Appendix M	FPL Permits

1.3.15	Appendix N	Termination Payment Schedule

1.3.16	Appendix O	Project Management Team

1.3.17	Appendix P	Legal Description of Property Site

1.3.18	Appendix Q	Intentionally Deleted

1.3.19	Appendix R	Form of Contractor Certificate for Final Waiver of Liens

1.3.20	Appendix R-I	Form of Subcontractor Certificate for Final Waiver of Liens

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.3.21	Appendix S	Form of Request for Change Order

1.3.22	Appendix T	Intentionally Deleted

1.3.23	Appendix U	Form of Letter of Credit

1.3.24	Appendix V	Contractor’s Exclusions

1.3.25	Appendix W	Intentionally Deleted

1.3.26	Appendix X	Intentionally Deleted

1.3.27	Appendix Y	Form of Quality Assurance Programs

1.3.28	Appendix Z	Form of Safety Plan

1.3.29	Appendix Z-1	Safe and Secure Workplace Policy

1.3.30	Appendix HH	Acceptance Testing

1.3.31	Appendix II	***

1.4	Order of Precedence

1.4.1	In the event of conflicts among the terms of the Contract Documents, interpretations shall be based upon the following Contract Documents which are set forth in ranked order of precedence:

(a)
Amendments, addenda or other modifications to the Contract Documents (including Change Orders) duly signed and issued after the signing of this Agreement and effected in accordance with the terms hereof, with those of a later date having precedence over those of an earlier date;

(b)	The Agreement; and

(c)	The Appendices to the Agreement.

(d)
In the event of a conflict among, or within, any other Contract Document(s) within any one of the levels set forth in the foregoing order of precedence, or between the Contract Documents and Applicable Laws or Applicable Permits, or among Applicable Laws or Applicable Permits themselves, the more stringent or higher quality requirements shall control.  All obligations imposed on Contractor and each Subcontractor under the Agreement or under Applicable Laws, Applicable Permits or Applicable Standards and not expressly imposed or addressed in the Contract Documents shall be in addition to and supplement the obligations imposed on Contractor under the Contract Documents, and shall not be construed to create an “irreconcilable conflict.”

1.5	Language

1.5.1
The Contract Documents and all documentation to be supplied hereunder (including, without limitation, all Contractor Deliverables and all warranties provided hereunder) shall be in the English language.

ARTICLE II.
RETENTION OF CONTRACTOR

2.1	Retention of Contractor

FPL hereby engages Contractor, and Contractor hereby agrees to be engaged by FPL to perform the Work in accordance with the terms and conditions set forth herein.

2.2	Status of Contractor; No Partnership

Contractor shall be an independent contractor with respect to any and all Work performed and to be performed under the Contract Documents.  The Contract Documents shall not be interpreted or construed to create an association, joint venture or partnership relationship among or between the Parties or any similar relationship, obligations or liabilities.  Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, act on behalf of, or to act as or be an agent or representative of, or to otherwise bind or obligate the other Party.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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2.3	Subcontractors and Vendors.

2.3.1
Subject to the terms hereof, Contractor shall have the right to have any portion of the Work performed by a Subcontractor or Vendor qualified to perform such Work pursuant to written subcontracts or written purchase orders; provided that Contractor shall not be relieved from any liability or obligation under the Contract Documents.  Except as otherwise expressly provided in the Contract Documents, Contractor shall be solely responsible for engaging, managing, supervising and paying all such Subcontractors and Vendors.  Contractor shall require that all Work performed, and all Equipment provided by Subcontractors and Vendors are received, inspected and otherwise furnished in accordance with the Contract Documents, and Contractor shall be solely liable for all acts, omissions, liabilities and Work (including Defects therein) of such Subcontractors and Vendors.  FPL shall not have any obligation or liability to any Subcontractor or Vendor.  Nothing in any contract, subcontract or purchase order with any Subcontractor or Vendor shall in any way diminish or relieve Contractor from any duties and obligations under the Contract Documents; and each such contract, subcontract and purchase order must provide that the rights thereunder are assignable to FPL and the Financing Parties or their designees at any time without the prior consent of the applicable Subcontractor or Vendor.  No Subcontractor or Vendor is intended to be or shall be deemed a third-party beneficiary of the Contract Documents.

2.3.2
FPL shall have the right to approve, in advance in writing, each Substantial Subcontractor and Substantial Vendor in accordance with the terms hereof.  Prior to retaining any Substantial Subcontractors or Substantial Vendors, Contractor shall notify FPL in writing and provide it with such information as necessary to enable FPL to evaluate each such proposed Substantial Subcontractor or Substantial Vendor for the portion of the Work proposed to be performed by it.  Within fifteen (15) days after receipt of such information, FPL shall advise Contractor if any proposed Substantial Subcontractor or Substantial Vendor is unacceptable.  If FPL fails to object to any proposed Substantial Subcontractor or Substantial Vendor within such fifteen (15) day period, Contractor may retain such Substantial Subcontractor or Substantial Vendor for the portion of the Work proposed.  If FPL objects in writing (stating with reasonable detail the basis for such objection) within such fifteen (15) day period to such proposed Substantial Subcontractor or Substantial Vendor, Contractor shall not retain such proposed Substantial Subcontractor or Substantial Vendor.  Approval of any Substantial Subcontractor or Substantial Vendor under this paragraph shall only be for the portion of the Work so approved.  Contractor hereby acknowledges and agrees that the review and/or acceptance of any subcontract by FPL and the acceptance of the approved Substantial Subcontractors and Substantial Vendors shall not:  (i) modify, in any way, the obligations of Contractor pursuant to the Contract Documents; or (ii) be raised as a claim or as a defense or counterclaim to any claim in connection with the Contract Documents.

2.3.3
Contractor shall submit to FPL a copy of each purchase order or agreement entered into with a Substantial Subcontractor or Substantial Vendor for Major Equipment.  Each purchase order or agreement shall show, where applicable, the Vendor’s or Subcontractor’s name, manufacturer’s name, materials type, model number, size, quantity and lists of the Major Equipment ordered, and shall be submitted to FPL when issued for purchase.  For purposes of clarity, it is understood and agreed that no document required to be submitted to FPL pursuant to this Section 2.3.3 shall be required to contain any economic terms, all of which economic terms may be redacted prior to submission to FPL.

2.3.4
Each subcontract and purchase order shall require such Subcontractor and Vendor to assume toward Contractor those terms and conditions of contracting which Contractor customarily includes in its subcontracts.  At a minimum, all subcontracts shall require the Subcontractors to comply with Applicable Laws and Applicable Permits, shall provide that FPL has the right of inspection as provided hereunder and require such Subcontractors and Vendors to:

(a)	Be subject to the labor obligations hereunder as well as the safety and security provisions of the Contract Documents;

(b)	Provide guarantees and warranties with respect to its portion of the Work and the Equipment,

(c)	Provide certificates of insurance as set forth herein;

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(d)	Be subject to the dispute resolution procedures as required herein; and

(e)	Have such terms and conditions as are reasonably and customarily obtained.

All subcontracts shall preserve and protect the rights of FPL, shall not prejudice such rights and shall require each Subcontractor to enter into similar agreements with other Subcontractors.

2.3.5
In addition to the requirements set forth in Section 2.3.4, above, Contractor shall include in each subcontract and purchase order the following language to make FPL an express third-party beneficiary of such subcontract or purchase order:

“The parties hereto agree and acknowledge that the services/work/equipment to be provided hereunder by [subcontractor] will be incorporated into the power station being developed by [FPL].  As such, the parties expressly agree that FPL is a third party beneficiary of this [Agreement] entitled, in its own name or in the name of [Contractor], to enforce this [Agreement] against [subcontractor].”

ARTICLE III.
CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR

3.1	Scope of Work; Applicable Standards.

3.1.1	Contractor shall, at its own cost and expense:

(a)
Design, engineer, procure, construct, start up, and carry out the Tests for the Plant, and perform its other obligations hereunder, including completion of the Scope of Work and any warranty work hereunder; and

(b)	Manage, supervise, inspect and furnish all Labor, Equipment, Contractor Equipment, temporary structures, temporary utilities, products and services for the foregoing,

all on a turnkey basis, in accordance with the Contract Documents, including, without limitation, the Project Schedule and the Scope of Work, as the same may be modified from time to time in accordance with the terms hereof by a Change Order or other amendment hereto (all of the foregoing being collectively referred to in this Agreement as the “Work”).

3.1.2	Subject to the remedies provided for herein, Contractor shall perform the Work and turn the Plant over to FPL in a manner that is:

(a)	Sufficient, complete and adequate in all respects necessary for the Project to successfully achieve Provisional Acceptance by the Guaranteed Provisional Acceptance Date;

(b)
In conformance with professional standards and skill, expertise and diligence of design and construction professionals regularly involved in first class, major grid-connected solar power projects in the United States;

(c)	In compliance with the terms of the Contract Documents, the Operating Guidelines, the Utility’s interconnection requirements, all Applicable Laws, Applicable Standards and Applicable Permits; and

(d)
Approved as to form, use and content by all Government Authorities and private entities authorized to administer or enforce any building or construction code or standard whose approval of the final design of the Plant, or any portion thereof, is necessary for the construction, operation or interconnection of the Plant.

3.1.3
Contractor’s Exclusions.  In light of the foregoing, Contractor has included within the Contract Price the cost to complete the entire Scope of Work.  Items need not be specifically listed in the Contract Documents or in Appendix A, Scope of Work, in order to be deemed to be items within the Scope of Work.  It is understood that Contractor is better qualified to list exclusions than FPL is to list inclusions.  Therefore,

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any item indicated on the Contract Documents, inferable therefrom, incidental thereto or required in accordance with any Applicable Law, Applicable Standards, Applicable Permits or Prudent Utility Practices, that is not specifically excluded from the Scope of Work in Contractor’s exclusions set forth on Appendix V, Contractor’s Exclusions, is to be considered as part of the Scope of Work.  In addition, theScope of Work includes all that should be properly included and all that would be customarily included within the general scope and magnitude of the Work in order to achieve the Guaranteed Performance Level applicable to the Project.  As a result, except for Contractor’s exclusions set forth on Appendix V, Contractor’s Exclusions, Contractor hereby waives any and all claims for an increase in the Contract Price or an extension of the Guaranteed Provisional Acceptance Date based, in whole or in part, upon an assertion that any certain license, technical assistance, engineering, assembly, construction, service, labor, material, equipment, operation or management is beyond the Scope of Work when such license, technical assistance, engineering, assembly, construction, service, labor, material, equipment, operation or management is indicated in the Contract Documents, the Drawings or other instruments of service prepared in connection with the Contract Documents, inferable therefrom, incidental thereto, required in accordance with any Applicable Law, Applicable Standards, Applicable Permits, Prudent Utility Practices or otherwise necessary in order to complete a Project in accordance with and subject to the requirements of the Contract Documents.

3.1.4
Contractor shall perform the Work in conformance with professional standards and skill, expertise and diligence of design and construction professionals regularly involved in first class, major, grid-connected solar power projects for public utilities in the United States.  Without limiting the generality of the foregoing, Contractor shall:

(a)
Comply with, and shall cause the Work and all components thereof to comply with, the Operating Guidelines, Applicable Laws, Applicable Standards, Applicable Permits, Prudent Utility Practices, the requirements of the Contract Documents and the generally accepted standard of care, skill and diligence as would be provided by, in the case of engineering services, a prudent engineering firm, and in the case of construction or procurement services, by a prudent construction firm, in each case experienced in supplying such services in the United States to power-producing entities for first class, major power projects;

(b)	Cause the Work to be performed with Contractor’s best skill and judgment, in a safe, expeditious, good and workmanlike manner in accordance with the preceding paragraph (a);

(c)
Cause the Work to be approved as to form, use and content by all Government Authorities and private entities authorized to administer or enforce any building or construction code or standard whose approval of the final design of the Project, or any portion thereof, is necessary for the construction or operation of the Project;

(d)
Cause the Plant to be designed to operate, and shall cause the Plant to be capable of being operated, at all levels and operating modes in accordance with the Operating Guidelines, Applicable Laws, Applicable Standards, Applicable Permits, Prudent Utility Practices and the requirements of the Contract Documents; and

(e)
Cause the Plant and all items of Equipment and improvements comprising the Plant to be designed, manufactured, installed, calibrated and tested where applicable in accordance with the published standards (as of the dates specified) of the organizations listed in the Scope of Work and Contractor shall notify FPL of any standards of such organizations that are inconsistent with each other and advise FPL of the manner in which it intends to resolve such inconsistency in accordance with the published standard.

Contractor shall inspect or cause to be inspected all items to be incorporated into or used in the performance of the Work and shall reject those items determined not to be in compliance with the requirements of the Contract Documents.  Except as otherwise expressly provided in this Agreement, the standard of performance set forth in this Section 3.1.4, shall apply to all aspects of the Work, and this Section 3.1.4, shall be deemed to be incorporated by reference into each provision of the Contract Documents describing the Work, Contractor’s obligations hereunder, or referring to the “requirements of
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the Contract Documents”, “in accordance with the Contract Documents” or words of similar effect.  In no event will references in any provision of Contract Documents to one or more of the standards, guidelines, practices, regulations, laws, or permits contained in this Section 3.1.4, be interpreted to limit in the applicability of all such standards, guidelines, practices, regulations, laws, and permits to such provision.  Additionally, as a condition to meeting Provisional Acceptance and Final Acceptance, the Work for such milestone must be completed in accordance with all of the standards, guidelines, practices, regulations, laws, and permits contained in this Section 3.1.4.

3.1.5	Contractor acknowledges that this Agreement constitutes, subject to the terms hereof, a fixed price obligation to:

(a)	Engineer, design, procure, construct, test and start up through Provisional Acceptance a turnkey Project, complete in every detail, within the time and for the purpose designated herein;

(b)	Achieve Final Acceptance within the time designated herein;

(c)	Comply with all of the warranty obligations set forth in this Agreement; and

(d)	Perform Contractor’s other obligations hereunder.

(e)
References to the obligations of Contractor under this Agreement as being “turnkey” and performing the Work on a “turnkey basis” means that Contractor is obligated to supply all of the Equipment and design services, install all of the Equipment and supply all labor and to supply and perform all of the Work, in each case as may reasonably be required, necessary, incidental, or appropriate (whether or not specifically set forth in this Agreement) to complete the Work such that the Project satisfies the applicable terms, conditions, and Contractor’s obligations concerning the Guaranteed Performance Level and other guarantees and requirements set forth in this Contract Documents, all for the Contract Price.

3.2	Control and Method of the Work.

3.2.1
Subject to the terms hereof, Contractor shall be solely responsible for performing or causing to be performed the Work in accordance with the terms of the Contract Documents, and for all means, methods, techniques, sequences, procedures, and safety and security programs in connection with such performance.  Contractor shall inform FPL in advance concerning its plans for carrying out the Work.

3.2.2
Whenever the words “as ordered,” “as directed,” “as required,” “as permitted,” “as allowed,” “approved,” “reasonable,” “suitable,” “acceptable,” “properly,” “satisfactory,” or words or phrases of similar effect and import are used, it shall be understood that none of such terms shall imply that FPL has any authority over, right to control or responsibility for supervision of Contractor or its Subcontractors or Vendors, such supervision (including sole control over and responsibility therefor) being strictly reserved for Contractor.  Any method of Work suggested by FPL that is used by Contractor will be used at the risk and responsibility of Contractor, and FPL will assume no responsibility therefor.

3.3	Compliance with Law
Contractor shall comply, and shall cause all of its Subcontractors, Vendors and Persons that it has a right to direct who are engaged in the performance of any of the Work to comply with, all Applicable Laws and Applicable Permits.  Contractor shall perform the Work in a manner designed to protect the environment on and off the Job Site and minimize damage or nuisance to Persons and property of the public or others, including damage or nuisance resulting from pollution, noise or other causes arising as a consequence of methods of construction or operation of the Plant.  The foregoing shall not be construed as to limit Contractor’s obligations and liabilities under Section 3.15, Protection and Safety, below.

3.4	Certain Matters Pertaining to Job Site.

3.4.1	Project Inspection. Contractor acknowledges that, prior to the date of this Agreement, Contractor:

(a)	Has made a complete and careful examination of the Job Site and the surrounding areas, drawings and specifications and other information set forth in the Contract Documents;

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(b)	Has made a complete and careful examination to determine the difficulties and hazards incident to the performance of the Work, including:

(i)	The location of the Project;

(ii)	The proximity of the Project to adjacent facilities and structures;

(iii)	The conditions of the roads and waterways in the vicinity of the Job Site, including the conditions affecting shipping and transportation, access, disposal, handling and storage of materials;

(iv)	The nature and character of the soil, terrain, surface and subsurface conditions of the Job Site;

(v)	The labor conditions in the region of the Job Site;

(vi)	Applicable Laws and Applicable Permits;

(vii)	Rights of FPL regarding the Job Site as set forth herein;

(viii)	The local weather conditions based upon previous weather data;

(ix)	The qualifications of all Subcontractors and Vendors;

(x)	The Safe and Secure Workplace Policy, the Project Loss Manual and Environmental Control Program; and

(xi)
All other known matters and other matters that Contractor should know under Applicable Standards that might affect Contractor’s performance under this Agreement or the design, engineering, procurement, construction, start-up, demonstration and testing of the Plant; and

(c)	Has determined to Contractor’s satisfaction the nature and extent of such difficulties and hazards.

3.4.2
Responsibility for Interpreting Sub-Surface Data.  Notwithstanding the above, where FPL has made investigations of subsurface conditions in areas where Work is to be performed under this Agreement, such investigations are made by FPL for the purpose of study and design.  To the extent the records of such investigation are included in this Agreement, the interpretation of such records shall be the sole responsibility of Contractor.  FPL assumes no responsibility whatsoever with respect to the sufficiency or accuracy of such investigations, the records thereof, or of the interpretations set forth and there is no warranty or guarantee, either express or implied, that the conditions indicated by such investigations or records thereof are representative of those existing throughout such areas, or any part thereof, or that unforeseen developments may not occur, or that materials other than or in proportions different from those indicated may not be encountered.

3.4.3
In light of the foregoing and subject to Section 3.4.4, Differing Condition, Contractor accepts the Job Site in its existing condition and waives any right to additional compensation beyond the Contract Price or an extension of the Guaranteed Provisional Acceptance Date, and any other claims that may arise due, in whole or in part, to errors or omissions in, or inconsistencies among, the Contract Documents and any information provided in connection with the Project.  Contractor shall be solely responsible for performing any preliminary Work on the Job Site necessary for the commencement of construction to occur, including removal of all physical impediments to performing Work on the Job Site, above and below ground.

3.4.4
Differing Condition.  Notwithstanding the acknowledgments set forth in Section 3.4.1, no less than sixty (60) days prior to commencement of Contractor’s mobilization on the Job Site (the “Geotechnical Investigation Completion Date”), Contractor may conduct a geotechnical investigation in the location of the Job Site or any portion thereof as Contractor reasonably deems necessary to confirm the site conditions referred to in Sections 3.4.1, and 3.4.2, above.  If as a result of the geotechnical investigation, Contractor:

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(a)
Encounters any concealed subsurface conditions which a reasonable, experienced Contractor would not foresee existing at the Job Site and which vary materially from the conditions shown in the Contract Documents; and

(b)	Any such condition causes a material increase or decrease in the Contract Price or time required for performance of the Work or otherwise materially affects any provision of this Agreement,

then Contractor shall notify FPL thereof and FPL may either:

(i)	Issue a Change Order to address such condition; or

(ii)	Terminate this Agreement pursuant to Section 15.3.

Contractor specifically waives the right to make any such claims after the Geotechnical Investigation Completion Date.  Except as set forth in this Section 3.4.4, Contractor assumes the risk of surface and subsurface conditions at the Job Site and shall not be entitled to an extension of the Project Schedule or an increase in the Contract Price.

3.5	FPL Access to Job Site

Subject to Contractor’s reasonable safety policies, FPL shall have the right to have representatives on the Job Site full time.  In addition, Contractor shall provide reasonable access to the Job Site and the Work at all times to FPL, FPL’s other contractors, the Independent Engineer and the Financing Parties and their respective employees, representatives, agents and consultants, subject to Contractor’s reasonable safety policies.

3.6	Inspection and Testing of Work in Progress.

3.6.1
Each item of Equipment to be supplied by Contractor shall be subject to inspection and testing during and upon completion of its fabrication and installation in accordance with the provisions of the Scope of Work.  Without limiting the foregoing, Contractor shall be responsible for inspection and testing of the Equipment in accordance with Applicable Standards.

3.6.2
Contractor shall perform inspection, expediting, quality surveillance and traffic services as are required for performance of the Scope of Work.  Contractor shall perform such detailed inspection of Work in progress at intervals appropriate to the stage of construction or fabrication of the Project as is necessary to ensure that such Work is proceeding in accordance with this Agreement and the Contract Documents and to protect FPL against Defects and deficiencies in such Work.  At least fifteen (15) Business Days prior to the time Contractor or its representative intends to inspect any item of Major Equipment, Contractor shall notify FPL in writing of such inspection which notice shall state the date, time and place where such inspection is to be conducted (provided that, if the inspection will occur at a location outside of the United States of America, Contractor shall provide such notice as soon as possible but in no event less than fifteen (15) Business Days prior to such inspection).  FPL and/or its designated agent may, at FPL’s option, accompany Contractor to the inspection by notifying Contractor in writing within five (5) Business Days of receipt of notice of the inspection.  FPL’s failure to notify Contractor within the permitted time period shall be deemed to be a decision by FPL not to attend the inspection.  Contractor shall arrange for access to the manufacturer’s facilities to permit any such inspection to be conducted smoothly.  Contractor shall reimburse FPL for any costs necessarily and reasonably incurred by FPL due to Contractor’s failure to prepare any portion of the Work for inspection or testing after having provided notice to FPL of any such inspection or test.  With respect to any inspection that FPL chooses not to attend, Contractor shall:

(a)	Keep FPL informed in all material respects of the progress and quality of all work;

(b)
Advise FPL of any deficiencies revealed through such inspections and of the measures proposed by Contractor to remedy such deficiencies in order to avoid any delay in the completion of the Work and Contractor’s performance of the Work; provided that, any such notice provided pursuant to this Section 3.6.2, shall not constitute a request for adjustment, extension or modification of the Project Schedule or FPL’s consent to any of the same; and

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(c)
Upon FPL’s request, provide FPL with a reasonable opportunity to review Contractor’s records with respect to such inspections.  Contractor shall include the right to inspection by FPL or its representative in all subcontracts and purchase orders.

3.6.3
Contractor shall permit FPL and, as authorized by FPL, any Person designated by FPL, and the Financing Parties to inspect, test and observe the Work from time to time; provided, however, that none of such Persons shall have any authority or responsibility for such Work.  Contractor shall provide FPL each month during performance of the Work with a schedule of all testing proposed for the following three (3) month period in compliance with the requirements of the Scope of Work.

3.7	No Waiver of Responsibility

No inspection made, acceptance of Work, payment of money or approval given by FPL, the Financing Parties or the Independent Engineer shall relieve Contractor of its obligations for the proper performance of the Work in accordance with the terms hereof.  Subject to the limitations of Article XII, Contractor’s Warranties, FPL may reject any Work with Defects or which is not in accordance with the requirements of the Contract Documents, regardless of the stage of completion, the time or place of discovery of error, and whether FPL previously accepted any or all of such Work through oversight or otherwise.  Except with respect to the achievement of Provisional Acceptance and Final Acceptance, no approval given by FPL, in and of itself, shall be considered as an assumption of risk or liability by any such Person.  Any such approval shall mean that the Person giving the approval has no objection to the adoption or use by Contractor of the matter approved at Contractor’s own risk and responsibility.  Contractor shall have no claim relating to any such matter approved, including any claims relating to the failure or inefficiency of any method approved.

3.8	Defective Work

3.8.1
Prior to Provisional Acceptance, Contractor shall at its own cost and expense correct or replace any Work that contains a Defect, or is not otherwise in accordance with the Contract Documents.  Equipment that has been replaced, if situated on the Job Site, shall be removed by Contractor from the Job Site at Contractor’s own cost and expense.

3.8.2
If Contractor or any Subcontractor defaults or neglects to carry out the Scope of Work in accordance with the Contract Documents and Contractor fails within a reasonable period of time (as reasonably determined by FPL) after it knows or should have known of such default or neglects to commence and continue correction of such default or neglect with diligence and promptness, FPL may, without prejudice to other remedies FPL may have under this Agreement, correct such deficiencies.  In such event, an appropriate Change Order shall be issued deducting from payments then or thereafter due to Contractor the reasonable cost of correcting such deficiencies, including reasonable compensation for the costs to enforce this provision (including reasonable attorneys’ fees) and any consultant’s additional services and reasonable expenses made necessary by such default, neglect or failure.  If payments then or thereafter due to Contractor are not sufficient to cover such amounts, Contractor shall pay the difference to FPL within three (3) days from FPL’s request therefor.

3.8.3
Contractor shall correct any and all deficiencies as required by the Contract Documents notwithstanding any actual or possible legal obligation or duty of a Subcontractor concerning same and nothing contained in this Section shall modify Contractor’s obligation to achieve Final Acceptance in accordance with the Contract Documents.

3.9	Clean-Up.

3.9.1
Without limiting the provisions of Section 3.16, Environmental Matters, Contractor shall at all times keep the Job Site reasonably free from waste, rubbish and Hazardous Material, other than Pre-Existing Hazardous Material, relating to its Work.  Contractor shall maintain the Job Site in a neat and orderly condition throughout the performance of the Work.  Contractor shall employ sufficient personnel to clean its office and FPL’s office at the Job Site and work areas each working day and shall cooperate with the other Persons working at the Job Site to keep the Job Site clean.

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3.9.2	Prior to the Final Acceptance Date or as soon as practicable after the termination of this Agreement by FPL in accordance with the provisions of Article XV, TERMINATION, Contractor shall:

(a)
Remove all Contractor Equipment from the Job Site (other than equipment, supplies and materials necessary or useful to the operation or maintenance of the Plant and Equipment and equipment, supplies and materials directed by FPL to remain at the Job Site until completion of the Plant);

(b)	Clean out all pits, pipes, chambers and conduits;

(c)
Tear down and remove all temporary structures on the Job Site built by it or its Subcontractors and restore such areas to a condition consistent with that of a newly constructed photovoltaic solar power plant, except as required by Applicable Law, Section 3.16.4, Protected Areas, or any other provision of this Agreement; and

(d)	Remove all waste, rubbish and Hazardous Material from and around the Job Site, except that Contractor shall not be required to excavate, remove, transport or otherwise dispose of:

(i)	Pre-Existing Hazardous Material on the Job Site, other than as set forth in Section 3.16.1(d); and

(ii)	Any waste, rubbish or Hazardous Material caused by FPL or its representatives.

3.10	Obtaining, Maintaining and Identifying Permits

3.10.1
Contractor shall, and shall cause its Subcontractors to comply with, all Applicable Permits, including FPL Permits and Contractor Permits.  Contractor shall timely obtain and maintain all Contractor Permits.  In addition, Contractor shall timely prepare and submit to the applicable Government Authority all engineering and construction related submittals, reports and other items (including those set forth in Appendix A, Scope of Work) required to maintain and comply with any FPL Permit and provide all assistance reasonably requested by FPL in connection with FPL’s efforts to obtain the FPL Permits, including, without limitation, witnesses testimony, depositions, preparation and submission of exhibits, reports or submittals, technical calculations and attending meetings; provided that FPL shall provide Contractor, at no cost to FPL, with all information, documentation and assistance reasonably requested by Contractor to permit Contractor to comply with the provisions of this Section 3.10.1.  In the event that any Applicable Permit is required for the Plant or to perform the Work that is not identified in the Contract Documents, Contractor or FPL, as applicable, shall promptly, after it becomes aware of the need for such Applicable Permit, notify the other Party that such Applicable Permit is required.  If such permit is of a nature typically obtained by contractors in power projects, Contractor shall, at its sole cost and expense, be obligated to obtain and maintain such Applicable Permit on behalf of FPL. Otherwise, FPL shall obtain and maintain such Applicable Permit.

3.10.2
All Applicable Permits (other than any building permits (but excluding any applicable occupancy certificates) or other Applicable Permits designated as either “To be issued in the name of Contractor” or “To be issued in the name of FPL and Contractor” on Appendix A, Scope of Work, or Appendix M, FPL Permits) shall be issued in the name of FPL unless otherwise required by Applicable Law or such Applicable Permit.  If any Contractor Permit (or application therefor) is in the name of FPL or otherwise requires action by FPL, FPL shall, upon the request of Contractor, sign such application or take such action as reasonably appropriate.

3.10.3
FPL reserves the right to review any such application of Contractor; provided, however, that FPL’s exercise of such right shall not under any circumstances be considered an approval of the necessity, effect or contents of such application or related permit.  Contractor shall deliver to FPL true and complete copies of all Applicable Permits obtained by Contractor upon its receipt thereof.  Contractor shall use best efforts to identify in writing to FPL all Applicable Permits and other government requirements for performance of the Work not identified in the Contract Documents, or shall confirm in writing that, to the best of Contractor’s knowledge, there are no such Applicable Permits or other government requirements other than as identified in the Contract Documents prior to the date of this Agreement.

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3.11	Labor.

3.11.1
General.  Contractor shall be responsible for retaining all Labor necessary for it to perform its obligations hereunder and comply with the provisions hereof, all in accordance with Applicable Laws.  Contractor shall be responsible for all costs incurred in complying with this Section 3.11, or otherwise associated with its Labor, including, without limitation, costs incurred by any member of its Labor, whether by direct contract or subcontract, for medical treatment, transport and accommodation as a result of injuries or illness arising from engagement or employment in the execution of the Work.

3.11.2
Engagement of Labor.  Contractor shall make its own arrangements for the engagement of all Labor in connection with the Contract Documents and the performance of the Work.  Contractor shall employ in the performance of the Work only Labor, whether supervisors, skilled workers or laborers, who are competent to perform their assigned duties in a safe and secure manner and shall use all reasonable efforts to cause its Subcontractors and Vendors to adhere to the same standard with respect to their Labor.  Contractor agrees, where required by Applicable Law, to employ only licensed personnel in good standing with their respective trades and licensing authorities to perform engineering, design, architectural and other professional services in the performance of the Work.  All such professional services shall be performed with the degree of care, safety, skill and responsibility customary among such licensed personnel.  All Labor shall have received formal documented training, to the extent required by Applicable Standards, in their area of expertise and, if applicable, certification.

3.11.3	Identification. Contractor shall identify each member of its and its Subcontractor’s and Vendor’s Labor in accordance with the standards and procedures that are mutually acceptable to the Parties.

3.11.4
Supply of Services for Labor.  Contractor shall provide and maintain at the Job Site, in accordance with Applicable Laws and Applicable Permits, such accommodations, services and amenities as necessary for all Labor employed for the purpose of or in connection with the Contract Documents, including all water supply (both for drinking and other purposes), electricity supply, sanitation, safety, security, fire prevention and fire-fighting equipment, refuse disposal systems and other requirements in connection with such accommodations or amenities.

3.11.5
Alcohol and Drugs.  Contractor shall not possess, consume, import, sell, give, barter or otherwise dispose of any alcoholic beverages or drugs (excluding drugs for proper medical purposes and then only in accordance with Applicable Law) at the Job Site, or permit or suffer any such possession, consumption, importation, sale, gift, barter or disposal by its Subcontractors, agents or Labor and shall at all times assure that the Job Site is kept free of all such substances.  Contractor shall immediately identify and remove from its or its Subcontractors’ employment at the Job Site any person (whether in the charge of Contractor or any Subcontractor) who is in possession of or under the influence of any dangerous or controlled drug, alcohol or other such substance at any time during such person’s performance of any portion of the Work, excluding any person using a prescription drug under supervision and approval from a medical doctor, or any other person who does or whose actions may create any unsafe condition or other situation that may cause damage or harm to any person or property.

3.11.6
Arms and Ammunition.  Except as required for Job Site security, Contractor shall not possess, give, barter or otherwise dispose of, to any person or persons, any arms or ammunition of any kind at the Job Site, or permit or suffer the same as aforesaid and shall at all times assure that the Job Site is kept free from arms and ammunition.

3.11.7
Disorderly Conduct.  Contractor shall be responsible for the conduct and deeds of its Labor and its Subcontractors’ Labor relating to the Contract Documents and the consequences thereof.  Contractor shall at all times take all reasonable precautions to prevent any unlawful, riotous or disorderly conduct by or among such Labor and for the preservation of peace, protection and safety of Persons and property in the area of the Job Site against the same.  Contractor shall not interfere with any members of any authorized police, military or security force in the execution of their duties.

3.11.8
General Management of Employees.  Subject to FPL’s rights as set forth in Section 3.11.11, Replacement at FPL’s Request, Contractor shall preserve its rights to exercise and shall exercise its management rights in

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performing the Work. Such management rights shall include the rights to hire, discharge, promote and transfer employees; to select and remove foremen or other persons at other levels of supervision; to establish and enforce reasonable standards of production; to introduce, to the extent feasible, labor saving equipment and materials; to determine the number of craftsmen necessary to perform a task, job or project; and to establish, maintain and enforce rules and regulations conducive to efficient and productive operations.

3.11.9
Labor Disputes.  Contractor shall use reasonable efforts to minimize the risk of labor-related delays or disruption of the progress of the Work.  Contractor shall promptly take any and all reasonable steps that may be available in connection with the resolution of violations of collective bargaining agreements or labor jurisdictional disputes, including the filing of appropriate processes with any court or administrative agency having jurisdiction to settle, enjoin or award damages resulting from violations of collective bargaining agreements or labor jurisdictional disputes.  Contractor shall advise FPL promptly, in writing, of any actual or threatened labor dispute of which Contractor has knowledge that might materially affect the performance of the Work by Contractor or by any of its Subcontractors or Vendors.  Notwithstanding the foregoing, the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the discretion of the Party having the difficulty, except as expressly provided for in Section 14.1, Definition of Force Majeure Event.

3.11.10
Personnel Documents.  Contractor shall ensure that all its personnel and personnel of any Subcontractors or Vendors performing the Work are, and at all times shall be, in possession of all such documents (including, without limitation, visas, driver’s licenses and work permits) as may be required by any and all Applicable Laws.

3.11.11
Replacement at FPL’s Request.  Within one (1) day after request by FPL, Contractor shall remove from the Job Site and performance of the Work, and shall cause any Subcontractor or Vendor to remove from the Job Site and performance of the Work, any Person performing the Work whom FPL determines, in its sole discretion, to be creating a safety hazard or a material risk of either:  (i) non-achievement of Mechanical Completion or Provisional Acceptance; or (ii) material non-performance by Contractor in accordance with this Agreement.  In addition, Contractor shall include in each subcontract a provision that requires each Subcontractor and Vendor to remove any employee or independent contractor of such Subcontractor or Vendor used in the Work or in such Subcontractor’s and Vendor’s warranty obligations within one (1) day after receiving notice from FPL to remove such employee or independent contractor.

3.12	Project Management and Contractor’s Representative.

3.12.1
Project Management.  Contractor has designated a management team as set forth on Appendix O, Project Management Team, and any future members of the management team must be approved by FPL in writing prior to his/her designation, which approval shall not be unreasonably withheld.  During the performance of the Work from the Initial Site Mobilization and thereafter, Contractor shall maintain continuously at the Job Site adequate management, supervisory, administrative, security and technical personnel, including the Contractor Site Manager, to ensure expeditious and competent handling of all matters related to the Work, according to its determination of the staffing required for this purpose.  Contractor will not re-assign, remove or replace the Contractor Project Manager, Contractor Project Engineering Manager or Contractor Site Manager without FPL’s prior written consent, which consent shall not be unreasonably withheld.  Contractor shall promptly replace its Contractor Project Manager, Contractor Project Engineering Manager or Contractor Site Manager, upon written request of FPL, if such individual is disorderly or if in FPL’s opinion, such individual is otherwise incompetent for his position and responsibilities.

3.12.2
Contractor’s Representative.  Contractor shall appoint one individual (the “Contractor’s Representative”), with the prior written consent of FPL, which shall not be unreasonably withheld, who shall be authorized to act on behalf of Contractor and with whom FPL may consult at all reasonable times, and whose instructions, requests and decisions in writing will be binding upon Contractor.  Contractor shall not remove or replace such representative without prior written notice to FPL.

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3.13	Temporary Office Quarters.

3.13.1
During the performance of the Work from the Initial Site Mobilization and thereafter, Contractor shall maintain, at a reasonable location designated by FPL, a suitable office at the Property Site at or near the site of the Work which shall be the headquarters of Contractor’s Representative designated pursuant to Section 3.12, Project Management and Contractor’s Representative, above.

3.13.2
Contractor shall provide FPL’s representatives with office space, including all utilities, heating, ventilation and air conditioning, contemporaneously with the existence of Contractor’s site office specified in paragraph (a) above, which office space shall be subject to the approval of FPL and be in compliance with the requirements therefore in Appendix A, SCOPE OF WORK.  Contractor shall properly maintain such offices and shall employ sufficient personnel to clean such office each working day that such offices are used.  Contractor shall be responsible for paying all utility deposits and charges, other than long distance telephone charges related to calls made by FPL and its representatives, related to such offices for FPL.

3.14	Cooperation with Other Contractors/Community.

3.14.1
Contractor acknowledges that work may be performed by others at the Job Site during the execution of Work under this Agreement.  Contractor further acknowledges that FPL, through itself or through its employees, subcontractors or agents, will continue to work and perform activities in connection therewith at and around the Job Site during the execution of the Work under this Agreement.  Contractor shall cooperate and cause its Subcontractors and Vendors to cooperate with FPL and other unrelated contractors who may be working at or near the Job Site in order to assure that neither Contractor, nor any of its Subcontractors or Vendors unreasonably hinders or increases, or makes more difficult than necessary the work being done by FPL and other unrelated contractors.  Contractor agrees to perform the Work in full cooperation with such others and to permit, without charge, reasonable access to, and use of, the Job Site and the Work, by said others or by FPL, whether such Work is partially or entirely complete, when, in the judgment of FPL, such access or use is necessary for the performance and completion of the work of others.  All material and labor shall be furnished, and the Work performed, at such time or times as shall be for the best interest of all contractors concerned, to the end that all Work, and the work of any separate contractor, will be properly coordinated and completed in accordance with the applicable schedules and the times of completion required by the Contract Documents.

3.14.2
In addition to complying with all Applicable Laws and Applicable Permits, Contractor shall use reasonable efforts, and cause its Subcontractors and Vendors to use their reasonable efforts, to assist FPL in creating, assessing and carrying out programs which shall, during all phases of the Work, minimize the impacts upon the host community caused by the construction of the Project.  Such programs shall include:  (i) sequencing of the Work so as to minimize the impacts of noise and dust at and around the Job Site; and (ii) using local labor and other resources whenever possible and cost effective.

3.15	Protection and Safety.

3.15.1
Prior to the Provisional Acceptance Date, Contractor shall be responsible for the security, protection and safety of all Persons (including members of the public and the employees, agents, contractors, consultants and representatives of FPL, the Financing Parties, Contractor and its Subcontractors and Vendors, and other contractors and subcontractors) and all public and private property (including structures, sewers and service facilities above and below ground, along, beneath, above, across or near the Job Site) that are at or near the Job Site or that are in any manner affected by the performance of the Work.  As of the Provisional Acceptance Date, FPL shall have operational control over the Project.  Notwithstanding the foregoing, Contractor shall remain responsible for the security, protection and safety of all Persons performing any portion of the Work at the direction of Contractor as well as any damage to property caused directly or indirectly by Contractor’s negligent acts or omissions and/or failure to comply with the provisions of the Contract Documents while on the Job Site.

3.15.2
Contractor shall initiate and maintain reasonable safety precautions and accident prevention programs for the Job Site and in the performance of the Work, which shall be in compliance with all Applicable Laws and Applicable Permits, to prevent injury to persons or damage to property on, about or adjacent to the Job

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Site and in the performance of the Work. Without limiting the generality of the foregoing, Contractor shall furnish and maintain all necessary safety equipment such as barriers, signs, warning lights and guards as required to provide adequate protection to persons and property. In addition, Contractor shall give reasonable notice to owners of public and private property and utilities when such property is susceptible to injury or damage through the performance of the Work and shall make all necessary arrangements with such owners relative to the removal and replacement of protection of such property or utilities.

3.15.3	Contractor shall provide FPL, within five (5) Days following its occurrence, with written:

(a)	Notification of all Occupational Safety and Health Act recordable events;

(b)	Notifications and copies of all citations by Government Authorities concerning accidents or safety violations at the Job Site;

(c)	Reports of near misses at the Job Site; and

(d)	Copies of written accident reports for lost time accidents.

Contractor shall promptly deliver to FPL any written communication with any Government Authority or insurance company (including any notices) with respect to accidents that occur at the Job Site.

3.16	Environmental Matters.

3.16.1
Hazardous Material.  Contractor shall, and shall cause its Subcontractors and Vendors to, comply with all Applicable Laws relating to Hazardous Material and all Applicable Permits.  Without limiting the generality of the foregoing:

(a)
Contractor shall, and shall cause its Subcontractors and Vendors to, apply for, obtain, maintain and renew all Contractor Permits, and comply with all Applicable Permits, in any case, as required by Applicable Laws regarding Hazardous Material that are necessary, customary or advisable for the performance of the Work.  Contractor shall, and shall cause its Subcontractors and Vendors to, have an independent Environmental Protection Agency identification number for disposal of Hazardous Material under the Contract Documents if and as required under Applicable Laws or Applicable Permits.

(b)
Contractor shall conduct its activities under the Contract Documents, and shall cause each of its Subcontractors to conduct its activities, in a manner designed to prevent pollution of the environment or any other release of any Hazardous Material by Contractor and its Subcontractors and Vendors in a manner or at a level requiring remediation pursuant to any Applicable Law.

(c)
Contractor shall not cause or allow the release or disposal of Hazardous Material at the Job Site, bring Hazardous Material to the Job Site, or transport Hazardous Material from the Job Site, except in accordance with Applicable Law and Applicable Permits.  Contractor shall be responsible for the management of and proper disposal of all Hazardous Material brought onto or generated at the Job Site by it or its Subcontractors or Vendors, if any.  Contractor shall cause all such Hazardous Material brought onto or generated at the Job Site by it or its Subcontractors or Vendors, if any, to be:

(i)
Transported only by carriers maintaining valid permits and operating in compliance with such permits and laws regarding Hazardous Material pursuant to manifest and shipping documents identifying only Contractor as the generator of waste or person who arranged for waste disposal; and

(ii)
Treated and disposed of only at treatment, storage and disposal facilities maintaining valid permits operating in compliance with such permits and laws regarding Hazardous Material, from which, to the best of Contractor’s knowledge, there has been and will be no release of Hazardous Material.

(iii)	Contractor shall submit to FPL a list of all Hazardous Material to be brought onto or generated at the Job Site prior to bringing or generating such Hazardous Material onto or

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at the Job Site. Contractor shall keep FPL informed as to the status of all Hazardous Material on the Job Site and disposal of all Hazardous Material from the Job Site.

(d)
If Contractor or any of its Subcontractors or Vendors releases any Hazardous Material on, at, or from the Job Site, or becomes aware of any Person who has stored, released or disposed of Hazardous Material on, at, or from the Job Site during the Work, Contractor shall immediately notify FPL in writing.  If Contractor’s Work involved the area where such release occurred, Contractor shall immediately stop any Work affecting the area.  Contractor shall, at its sole cost and expense, diligently proceed to take all necessary or desirable remedial action to clean up fully the contamination caused by any:

(i)	Release by Contractor or any of its Subcontractors or Vendors of any Pre-Existing Hazardous Material; and

(ii)	Hazardous Material that was brought onto or generated at the Job Site by Contractor or any of its Subcontractors or Vendors, whether on or off the Job Site.

(e)
If Contractor discovers any Pre-Existing Hazardous Material that has been stored, released or disposed of at the Property Site, Contractor shall immediately notify FPL in writing.  If Contractor’s Work involves the area where such a discovery was made, Contractor shall immediately stop any Work affecting the area and FPL shall determine a reasonable course of action.  Contractor shall not, and shall cause its Subcontractors and Vendors to not, take any action that may exacerbate any such contamination.

(f)
Contractor shall be solely responsible for remedial action to clean up fully the contamination referenced in Section 3.16.1(d).  If so requested by FPL, Contractor shall cooperate with and assist FPL in making the Job Site available for taking necessary remedial steps to clean up any such contamination at FPL’s expense as determined in accordance with Section 6.3, Changes to Contract Price; Disputes, of Article VI, CHANGE ORDERS. Contractor shall promptly deliver to FPL any notice or violation, letter of non-compliance or similar communication from any Government Authority.

3.16.2	Waste Treatment and Disposal. Without limiting the foregoing:

(a)
Toxic Waste and Industrial Hazards:  Contractor shall be responsible for the proper management and disposal of all toxic waste and industrial hazards brought onto or generated at the Job Site by it or its Subcontractors or Vendors, if any.  Contractor shall, and shall cause its Subcontractors and Vendors to, comply with all Applicable Laws, Applicable Permits and applicable safety standards related to the treatment, storage, disposal, transportation and handling of toxic wastes and industrial hazards.  Contractor shall not store or dispose of toxic wastes and industrial hazards near groundwater, surface water or drainage systems.  Liquid wastes shall not be dumped onto the ground or in any groundwater, surface water or drainage systems.  All waste oil and grease resulting from construction activities shall be collected and disposed of in a manner that prevents contamination to soil, ground water, and surface water, and incinerated if possible.  Vehicle maintenance shall be conducted in safe areas away from watercourses and oil or fluid runoff shall be collected in grease traps.  Toxic waste and industrial hazard storage containers shall be well-labeled.

(b)
Sanitary and Solid Waste:  Contractor shall take appropriate measures in accordance with the Applicable Law and Applicable Permits for the treatment and disposal of sanitary and solid waste, and in particular, Contractor shall perform the Work in such a manner so as to protect environmentally sensitive areas and water supplies.  Run-off from disposal sites shall be curtailed.

3.16.3
Fuel Storage.  The location, facilities, safety measures and environmental and pollution control in connection with storage of fuel or like substances shall comply with all Applicable Laws and Applicable Permits.

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3.16.4
Protected Areas.  Contractor acknowledges that portions of the Property Site may be wetlands or other protected areas (“Protected Areas”) as indicated on the survey to be provided by FPL pursuant to Section 4.7, Description of Property Site, of Article IV, CERTAIN OBLIGATIONS OF FPL.  Certain of these Protected Areas, if designated on such survey, do not constitute a part of the Job Site.  Contractor shall erect a temporary barrier or other blockade to isolate Protected Areas and protect such areas from impact by any Work.  Contractor shall not allow any Work to be conducted in or otherwise interfere with or impact such Protected Areas.  Contractor shall, and shall cause its Subcontractors and Vendors to, comply with the Environmental Resource Plan and all permits, rules, regulations and all other Applicable Laws and Applicable Permits in connection with the Protected Areas on or adjacent to the Property Site.

3.17	Fire Prevention.

3.17.1
Contractor shall be responsible for providing adequate fire prevention and protection at the Job Site and shall take all reasonable precautions to minimize the risk of fire at the Job Site.  Contractor shall provide instruction to the Labor in fire prevention control and shall provide appropriate fire-fighting and fire protection equipment and systems at the Job Site.

3.17.2
Contractor shall promptly collect and remove combustible debris and waste material from the Job Site in accordance with Applicable Laws and Applicable Permits, and shall not permit such debris and material to accumulate.  Contractor shall control the usage of fires for any purpose in the vicinity of the Work and shall agree upon the appropriateness of any such fires with FPL.  Any areas of vegetation damaged by fire which are reasonably determined by FPL to have been initiated by Contractor’s or Subcontractors’ Labor shall be recultivated and otherwise rehabilitated by Contractor, at Contractor’s expense.

3.17.3
Contractor will complete all systems, procedures and Equipment constituting the Plant fire protection system as necessary during construction to protect Work in progress, in particular with regard to fuel and other flammable materials.

3.18	Religious and Archaeological Resources

In the event any archaeological or religious sites, places, monuments or areas are discovered or identified by Contractor during the performance of Work under the Contract Documents, Contractor shall leave such sites untouched and protected by fencing and shall immediately stop any Work affecting the area.  Contractor shall notify FPL of any such discovery as soon as practicable, and Contractor shall carry out FPL’s instructions for dealing with the same.  All fossils, coins, articles of value or antiquity and structures and other remains or things of geological, archaeological, historical, religious, cultural or similar interest discovered on the Job Site shall, as between FPL and Contractor, be deemed to be the absolute property of FPL.  Contractor shall prevent its and its Subcontractors’ and Vendors’ Labor and any other Persons from removing or damaging any such article or thing.

3.19	Reports, Plans and Manuals.

3.19.1
Status Reports.  Within ten (10) days after the beginning of each month, commencing with the month following the date of this Agreement, Contractor shall prepare and submit to FPL written progress reports, in accordance with the requirements of Appendix B, Project Schedule and Reporting Requirements, which include a description of the progress and status of the Work compared to the Project Schedule, the status of Equipment and other scheduled deliveries, the Subcontractors’ activities and engineering, procurement and construction progress.  In addition, each such progress report will provide cost information regarding backcharges and a summary of any Changes executed by the Parties as of the date of such report.  A reasonable number of photographs shall also be included reasonably documenting the construction progress. Each photograph shall show the date, Contractor’s name and description of the view taken.  In accordance with Section 5.3, Project Schedule, of Article V, PROJECT SCHEDULE, Contractor shall also report any events which may affect the Project Schedule, including any Force Majeure Events, liens on the Property Site or the Project, or any asserted violations of Applicable Laws.

3.19.2
Reporting of Accidents.  Contractor shall report in writing to FPL (and, to the extent required by any Applicable Law or Applicable Permit, the appropriate Government Authority) details of any significant safety event or accident required to be reported under U.S. Department of Labor Occupational Safety &

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Health Administration standards that is on or about the Job Site as soon as possible after its occurrence, but in any event not later than forty-eight (48) hours after such accident occurs. In the case of any fatality or serious injury or accident, Contractor shall, in addition, notify FPL (and, to the extent required by any Applicable Law or Applicable Permit, the appropriate Government Authority) immediately.

3.19.3
Procedures Manual.  No later than forty-five (45) days following the date hereof, Contractor shall prepare and submit to FPL a procedures manual that describes the administrative procedures to be used by Contractor and FPL for interfacing during the performance of the Work (the “Procedures Manual”).  Contractor shall either promptly make changes to the Procedures Manual suggested by FPL or negotiate and resolve in good faith with FPL such changes.  Upon approval of the Procedures Manual by the Parties, the Parties shall comply with the provisions thereof.  The Procedures Manual may be changed from time to time with the approval of the Parties.  Contractor shall provide six (6) copies, as well as an electronic copy, of the Procedures Manual to FPL.

3.19.4	Health Plan, Safety Plan and Environmental Plan. No later than thirty (30) days prior to Initial Site Mobilization, Contractor shall prepare and submit to FPL:

(a)	A health plan that includes health, first aid facility/area with qualified attendant and emergency procedures to be used at the Job Site (the “Health Plan”);

(b)	An environmental plan (the “Environmental Plan” as more particularly described in Appendix A, Scope of Work) that includes:

(i)
A Hazardous Material, waste and industrial hazards management and disposal program which details the controlled usage and treatment of all Hazardous Material, toxic wastes, industrial hazards, sanitary waste, solid waste and other waste brought onto, used or produced at the Job Site or in relation to the Work and outlines a management structure for carrying out the specific provisions of such program;

(ii)	An environmental protection and management program, including, without limitation, a sediment and erosion control program

(iii)	A revegetation program, with a Change Order related thereto; and

(iv)	The description, location and drawings of construction facilities and temporary works; and

(c)
A safety plan substantially in the form of Appendix Z, Form of Safety Plan, which shall include an acknowledgement by Contractor that Contractor shall at all times remain in compliance with all federal, state and local safety codes (the “Safety Plan”).

Each of the Health Plan, Environmental Plan and Safety Plan shall be consistent with all Applicable Laws and Applicable Permits and shall be submitted to FPL for review and comment.  Contractor shall either promptly make changes to such Health Plan, Environmental Plan or Safety Plan incorporating the comments of FPL or negotiate and resolve in good faith with FPL any such changes. Contractor shall comply and ensure that its Subcontractors comply with the Health Plan, Environmental Plan, Safety Plan, the Safe and Secure Workplace Policy, the Project Loss Manual and the Environmental Control Program.

3.19.5
Meetings.  During the performance of the Scope of Work, Contractor and FPL shall, at a minimum, conduct meetings each month at a mutually convenient time and date for the purpose of reviewing the progress of the Scope of Work, the latest progress reports, the Health Plan, the Environmental Plan, the Safety Plan, Quality Assurance Program, Contractor’s and Subcontractors’ adherence to the Scope of Work and the Project Schedule as well as the status of any claims on the Project and claims submitted pursuant to the terms of the Contract Documents.  Contractor shall prepare detailed minutes of each such meeting, in form and content acceptable to FPL, and shall distribute same to FPL within five (5) days after such meeting.

3.19.6
Contractor Not Relieved of Duties or Responsibilities.  Neither the submission to or approval by FPL of progress and other reports, plans and manuals, nor the provision of general descriptions shall relieve Contractor of any of its duties or responsibilities under the Contract Documents.

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3.19.7	Quality Assurance Program.

(a)	Contractor shall use effective quality assurance programs (collectively, the “Quality Assurance Program”), which such programs:

(i)	Propose the manner in which Contractor intends to achieve the highest standards in the performance of the entire Scope of Work;

(ii)	Shall be acceptable to FPL; and

(iii)	Shall be consistent with the requirements of Appendix Y, Form of Quality Assurance Programs, and Appendix A, Scope of Work, in performing the Work.

(b)
Within thirty (30) days after the date of this Agreement, Contractor shall provide to FPL a description of the Quality Assurance Program, which shall be substantially in the form of Appendix Y, Form of Quality Assurance Programs, (the “Quality Control Manual”), to be used by Contractor in the performance of the Work. The Quality Control Manual shall also include all proposed types of Critical Parameters that Contractor shall define as the Scope of Work progresses.  “Critical Parameters” are defined as construction critical dimensions, commissioning critical set-points, critical alignments and process critical set-ups for Equipment, sub-systems, systems and the Plant, as mutually agreed to by the Parties.

(c)
As soon as the Critical Parameters have been finalized, Contractor shall include the same in the Project Schedule.  Contractor shall provide FPL with tentative dates for the performance of Critical Parameters, which dates shall be updated monthly, and shall also provide FPL with twenty-four (24) hour written notice prior to performance of any Critical Parameters.  FPL will review and provide comments to such programs in writing within thirty (30) days after submission by Contractor.

(d)
If FPL’s comments are reasonable changes to the quality assurance programs submitted by Contractor, Contractor will effect such changes at no additional cost to FPL and resubmit such programs to FPL within ten (10) days after Contractor receives FPL’s comments.  FPL will have ten (10) days after such resubmission to review and provide comments to such programs resubmitted by Contractor.  Such procedure shall continue with the same ten (10) day time periods until FPL accepts such programs.  If FPL fails to respond within any of the applicable periods specified above, FPL shall be deemed to have agreed to the last such programs submitted by Contractor.  If applicable, Contractor shall also submit verification of ISO 9001 qualification.

(e)
Contractor’s program shall address how improvement actions will be applied on the Project’s processes, products and services.  Contractor shall also have in place a formal system of collecting, reviewing and evaluating corrective and preventive actions from a lessons learned process that will ensure desirable changes regarding engineering, procurement, construction, start-up, turnover or operation feedback from recently completed (or in process projects) are incorporated.

(f)
A post award (pre-production) meeting shall be held at Contractor’s facility to demonstrate Contractor’s understanding of the quality and quality assurance requirements, and present their methods of complying with these requirements.

3.20	Drawings, Engineering Data and Other Materials.

3.20.1
All Drawings, Final Plans, reports and other information (except financial, accounting and payroll records) furnished to Contractor, or prepared by it, its Subcontractors or others in connection with the performance of the Work, whenever provided, shall be kept by Contractor in an orderly and catalogued fashion for reference by FPL during the performance by Contractor of the Work.  Contractor shall maintain at the Property Site at least one (1) copy of all Drawings, Final Plans, Change Orders and other modifications in good order and marked to record all changes made during performance of the Work, including, without limitation, all field deviations from the construction drawings.  As a condition precedent to Final

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Acceptance, or upon the earlier termination of this Agreement, Contractor shall transfer the Final Plans to FPL and they shall become the sole property of FPL.

3.20.2
Final Plans (in both hard copy and magnetic media at no extra charge to FPL), if not furnished earlier, shall be furnished to FPL upon Contractor’s request for a Final Acceptance Certificate or upon the earlier termination of this Agreement.  Contractor and any of its Subcontractors, as applicable, may retain copies all such documents for their records, subject to the confidentiality provisions of this Agreement.

3.20.3
Within ninety (90) days after the date of this Agreement, Contractor shall furnish FPL (in electronic format whenever available) with conceptual engineering drawings and the specifications pertaining to the electric generators and step-up transformers of the Plant, including demonstrations that the:

(a)	Requirements for reactive supply facilities at the Plant will be met; and

(b)	Plant will meet the guidelines and performance standards set forth in the Contract Documents and the Operating Guidelines.

3.20.4
Contractor shall submit all Drawings in electronic format to FPL in accordance with Appendix A, Scope of Work, for review and comment as provided in the Scope of Work.  Based upon FPL’s comments, if any, Contractor shall resolve FPL’s comments.  Contractor shall revise such Drawings from time to time, as required to reflect any changes, in the actual installation of any individual Equipment or system or the Plant as a whole.  Notwithstanding anything contained herein to the contrary, FPL’s review and/or acceptance of the Drawings, or any portion thereof, shall not in any way relieve Contractor of any of its obligations or warranties set forth herein, including, but not limited to, its full responsibility for the accuracy of the dimensions, details, integrity and quality of the Drawings.

3.21	Operating and Maintenance Manuals

Contractor shall supply FPL with manuals and/or handbooks (in electronic format) which provide, either in a single manual or handbook or collectively, complete operating and maintenance instructions (including inventories of spare parts and tools and parts lists with ordering instructions) for each major piece of Equipment and system of the Plant.  Each such manual and handbook shall comply with the requirements of the Scope of Work and the guidelines contained in Appendix L, including with respect to matters such as quantity, content and the time when such manuals are to be supplied to FPL, and shall be substantially complete and delivered to FPL prior to Mechanical Completion in order to support training of personnel and start-up and testing of the Plant.

3.22	Training of O&M Personnel.

3.22.1
During the construction of the Plant, and at least ninety (90) days prior to the Provisional Acceptance Date, Contractor shall provide, at its own expense, a training program in Plant operation and maintenance for FPL’s Plant personnel and the O&M Contractor’s Plant personnel (collectively, “O&M Personnel”).  The training program provided by Contractor shall be subject to FPL’s prior written approval and shall:

(a)	Include classroom and field training;

(b)	Include all manuals, drawings, and other educational materials necessary or desirable for the adequate training of O&M Personnel; and

(c)	Establish quality controls so that O&M Personnel are suitably trained and capable of operating and maintaining the Plant after Provisional Acceptance.

Representatives of manufacturers of Equipment shall be utilized to provide specialized training for such Equipment where deemed necessary by the Parties.  All training programs conducted in accordance with this Section 3.22, shall be videotaped and made available to FPL in electronic format.

3.22.2	Contractor shall make every reasonable effort to use the O&M Personnel during Plant start-up and initial operation; however, neither FPL nor O&M Contractor shall be obligated to:

(a)	Supply personnel for the construction of the Plant; nor

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(b)
Provide during Plant start-up and initial operation more O&M Personnel than the number of O&M Personnel FPL and O&M Contractor would use during normal Plant operation as determined by FPL.  Contractor shall have complete responsibility for directing, coordinating, monitoring and supervising O&M Personnel during Plant start-up and initial Plant operations.

3.22.3	In addition, Contractor shall:

(a)
Remain solely responsible for performing the Work in accordance with this Agreement, including Contractor’s obligation to achieve Mechanical Completion, achieve Provisional Acceptance by the Guaranteed Provisional Acceptance Date and achieve Final Acceptance, regardless of any act, omission, failure, non-achievement, or non-performance of the O&M Personnel;

(b)
Remain fully responsible for all acts and omissions of the O&M Personnel in connection with the commissioning and operation of the Plant until the Provisional Acceptance Date as fully as if Contractor had independently engaged such O&M Personnel; and

(c)	Be responsible for all acts and omissions of the O&M Personnel after the Provisional Acceptance Date if such acts or omissions are taken at the direction of Contractor.

3.22.4
The cost of the O&M Personnel’s travel, lodging, food and other living expenses shall be borne by FPL.  Contractor shall have the right to require FPL to remove O&M Personnel from the Job Site if Contractor reasonably believes that any such O&M Personnel is unable to properly perform its obligations in connection with the commissioning and operation of the Plant and Contractor provides FPL a written explanation of its reasons for exercising the removal rights granted to it hereunder; provided that the failure of such O&M Personnel to perform their obligations or the removal of any O&M Personnel pursuant to this Section 3.22, shall not relieve Contractor of any of its obligations hereunder.

3.23	Accounting Information; Financial Reporting Requirements

3.23.1
During the term of this Agreement and continuing for five (5) years after the Final Acceptance Date, Contractor will provide FPL with any reasonably necessary assistance, including providing all documents, cost information and other information that FPL believes necessary, in a form reasonably acceptable to FPL, for FPL’s federal, state or local tax filings, exemptions or positions advocated by FPL, including, without limitation, sales, use and property taxes; provided, however, that such access to cost information not otherwise made available to FPL pursuant to the terms hereof shall be disclosed to an independent auditor of FPL’s choice that agrees to keep secret from FPL, Contractor’s cost and other competitively sensitive information.

3.23.2
Unless otherwise publicly available, Contractor shall as soon as available, but in any event within sixty (60) days after each of the first three (3) quarters of each calendar year, deliver to FPL a copy of the complete unaudited balance sheet for such quarter for the *** prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of ***.  Unless otherwise publicly available, Contractor shall as soon as available, but in any event within ninety (90) days after December 31 of each year, deliver to FPL a copy of the complete audited financial statements for such year with an unqualified opinion for the *** prepared in accordance with generally accepted accounting principles.

3.24	Contractor Taxes.

3.24.1
Except for FPL Taxes, Contractor shall, as required by applicable law, pay and administer any and all Taxes and duties incurred or payable in connection with the Work, including, without limitation, taxes based on or related to the income, receipts, capital or net worth of Contractor, Contractor’s or its Subcontractors’ or Vendors’ Labor or income, except for FPL Taxes (collectively, “Contractor Taxes”); provided, however, that if Contractor is responsible for payment of FPL Taxes under Applicable Law, unless otherwise instructed by FPL or FPL is contesting such FPL Taxes, Contractor shall pay such FPL Taxes and any penalties and interest due thereon, and FPL shall reimburse Contractor for such FPL Taxes and any penalties and interest due thereon resulting from instructions provided by FPL upon submission of evidence of payment.  Contractor shall promptly provide FPL with reports or other evidence reasonably

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(continued)

acceptable to FPL showing the payment of Contractor Taxes by Contractor and any FPL Taxes required to be paid by Contractor pursuant to this Section 3.24.  Contractor shall use commercially reasonable efforts to cooperate with FPL to endeavor to minimize any FPL Taxes.  Notwithstanding the foregoing, Contractor agrees to purchase for resale to FPL any machinery or equipment in connection with the Work that would be the type of property that would qualify as manufacturing machinery and equipment entitled to the exemption from the Florida sales and use tax provided under Applicable Laws and, at the direction of FPL, Contractor agrees to take such action as may be reasonably required to allow such property, to the extent possible to qualify for any sales or use tax exemption.  If required in connection with the purchase of any such property from its Vendors, to the extent permitted by applicable law, Contractor agrees to provide its Vendors a resale certificate or applicable affidavit as approved by the State of Florida reflecting the fact that Contractor is purchasing such property for resale to FPL.  Contractor agrees to take any other action reasonably necessary to ensure that the purchase of qualifying machinery with respect to the Work is exempt from sales and use tax under Florida (or other applicable) law.  To the extent Contractor is required by Applicable Law to collect sales tax from FPL, Contractor shall collect sales tax from FPL on all materials physically incorporated in the Plant that are not subject to exemption unless FPL has elected to provide Contractor with a direct pay certificate issued to FPL by the State of Florida, in which case, FPL shall pay such sales tax directly to the State of Florida.  In the event that an assessment for sales and/or use or excise taxes are levied against Contractor, any Subcontractor or Vendor, Contractor shall promptly notify FPL and furnish to FPL a copy of such assessment.  In the event that FPL determines that the assessment should be contested and so notifies Contractor in writing, FPL may, at FPL’s sole cost and expense, file such documents as are necessary to contest such assessment.  FPL shall exclusively control any contest, assessment or other action regarding any such taxes or assessments, or any penalties or interest in respect thereof.  In addition to Contractor’s other obligations as set forth herein, Contractor shall cooperate with and assist FPL, at FPL’s expense, in any contest or proceeding relating to Taxes payable by FPL hereunder.

3.24.2
Exempt Equipment.  Some of the machinery, equipment, parts or other items of tangible personal property to be incorporated into the Plant may be exempt from certain taxes (such exempt items, the “Exempt Equipment”).  FPL and Contractor will work together to determine which purchases constitute purchases of Exempt Equipment, and Contractor and FPL will take reasonably necessary actions to ensure that such Exempt Equipment qualifies for applicable tax exemptions.

3.25	Claims and Liens for Labor and Materials

If FPL is paying when due all undisputed amounts in accordance with the Contract Documents, Contractor shall, at Contractor’s sole expense, discharge and cause to be released, whether by payment or posting of an appropriate surety bond in accordance with Applicable Law, within ten (10) days after receipt of a written demand from FPL, any Lien in respect to the Plant, the Contract Documents, the Equipment, the Job Site or any fixtures or personal property included in the Work (whether or not any such Lien is valid or enforceable) created by, through or under, or as a result of any act or omission (or alleged act or omission) of, Contractor or any Subcontractor, Vendor or other Person providing labor or materials within the scope of Contractor’s Work.  Notwithstanding the foregoing provision, as long as FPL, in its sole discretion, determines that the Job Site and the improvements thereon will not be subject to any liability, penalty or forfeiture, upon the written request of Contractor, FPL may permit Contractor to contest the validity, enforceability or applicability of any such Lien, in which event FPL shall provide, at no cost to FPL, such cooperation as Contractor may reasonably request in connection therewith.

3.26	Spare Parts Availability.

3.26.1
Start-up Spare Parts.  Prior to Mechanical Completion, Contractor shall obtain all spare parts required for Plant start-up and testing.  All spare parts not used during Plant start-up and testing shall become the property of FPL, it being understood and agreed that additional photovoltaic panels held by Contractor at the Project Site but not incorporated into the Project shall not be deemed to be spare parts.

3.26.2
Operating Spare Parts.  At least ten (10) days prior to the Provisional Acceptance Date, Contractor shall provide FPL with each manufacturer’s recommended spare parts list for the Equipment, which list shall

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(continued)

include part numbers, recommended quantities, price, mean times to failure, mean times to repair and a description of lead times necessary for orders of such spare parts, in each case to the extent reasonably available to Contractor.  Contractor agrees to:

(a)
Obtain from each Major Manufacturer an assignable guaranty that such Major Manufacturer will have available for purchase by FPL for a period of *** (***) years after the Provisional Acceptance Date, all spare parts for the Major Equipment supplied by such Major Manufacturer required to keep the Plant in good operating condition, it being understood that some of such parts are not “shelf items” and will have to be manufactured by the Major Manufacturer after it receives an order for them;

(b)
Make spare parts (other than spare parts for the Major Equipment) available for purchase by FPL for a period of *** (***) years after the Provisional Acceptance Date to the extent that Contractor is able to obtain them from the manufacturer who supplied them for the Plant as originally built;

(c)	Find another source that can supply such spare parts if Contractor is unable to obtain such spare parts from such manufacturer; and

(d)	Obtain a firm price for such spare parts reasonably acceptable to FPL for a period of *** (***) years after the Provisional Acceptance Date.

3.26.3
With regard to the spare parts described in paragraph (b) above, upon written notice from FPL at any time prior to the Provisional Acceptance Date, Contractor shall, at FPL’s expense but without mark-up or multiplier, purchase and have delivered to the Job Site as soon as possible permanent plant spares.  Contractor will pay for and replace such spares if used during start-up and commissioning of the Plant.

3.27	Contractor’s Obligation to Notify

Contractor shall keep FPL advised as to the status of the Equipment and Work and shall promptly inform FPL in writing upon the occurrence of any of the following, any:

3.27.1	Occurrence or event that may be expected to impact the schedule for delivery and/or installation of Equipment;

3.27.2	Technical problem not anticipated at the start of the Work or of significant magnitude that may impact the Plant or any component thereof or the Project Schedule;

3.27.3	Defect; and

3.27.4
Material changes to previously submitted information.  FPL shall have the right to verify the information provided by Contractor.  In connection therewith, Contractor shall identify those items provided to FPL that would enable FPL to verify such information in an expedient manner.

3.28	Construction Utilities

Contractor shall be responsible for the cost, supply and availability of electric power and distribution requirements for the performance of the Work at the Job Site for the construction and up to Provisional Acceptance; provided, however, Contractor shall be responsible for the cost of any such items to the extent required in order to reperform any Tests.  Contractor shall provide its own telephone, facsimile, radio and other communication facilities at the Job Site as necessary for the performance of the Work.  If FPL determines that any Test performed or to be performed by Contractor will result in financial harm to FPL, Contractor will accommodate FPL’s reasonable requests to mitigate or alleviate such harm to FPL.  In addition, Contractor shall provide, at its sole cost and expense, all chemicals for commissioning, start-up and testing and its own temporary lighting, water and sewer facilities at the Job Site.

3.29	Lines and Grades

Contractor shall provide for the proper laying out of the construction Work, for making measurements and for establishing temporary or permanent reference marks in connection with the construction Work and Plant.  Contractor shall ensure that all improvements constructed in connection with the Work are constructed within the boundaries of the Property Site as delineated in Appendix P, Legal Description of Property Site,

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

and do not encroach on any easements, rights of way or other improvements existing on the Property Site as delineated in Appendix P, Legal Description of Property Site.  FPL may at its sole discretion and cost, check the reference marks, lines, grades and measurements so established.  Contractor shall carefully preserve all monuments, bench marks and reference points.  In case of its destruction thereof, Contractor will be responsible for all damages, costs and expenses related to their replacement and for any mistake or loss of time that may result therefrom.  Permanent monuments or bench marks which must be removed or disturbed shall be protected until they can be properly referenced for relocation.  Contractor shall furnish materials and assistance for the proper replacement of such monuments or bench marks.

3.30	Temporary Structures

Temporary structures for offices, quarters, storage and other uses for Contractor, its Subcontractors and Vendors and FPL shall be constructed only in locations approved by FPL.  Contractor shall erect temporary walls, bulkheads or fences where required to isolate the construction area from adjacent property in order to increase safety and security and to minimize noise, dust and dirt from affecting the property surrounding the Job Site.

3.31	Weatherproof Coverings

Contractor shall provide adequate and sufficient weatherproof and flame resistant coverings for outdoor storage at the Job Site.  The cover or sheeting shall be tied down to prevent moisture from damaging the Equipment.

3.32	Intellectual Property Rights.

3.32.1
Contractor agrees to grant and hereby grants to FPL an irrevocable, permanent, non-exclusive, royalty-free license to utilize all of Contractor’s trade secrets, patents, copyrights, trademarks, proprietary rights or information, licenses and other intellectual property rights (collectively, the “Intellectual Property Rights”) and the Intellectual Property Rights of third parties (to the extent of Contractor’s rights thereto which can be transferred without violation of obligations owed to such third parties), to the extent now existing or developed primarily for the Project, related to the Work, to the extent reasonably necessary for completion, design, construction, installation, operation, maintenance, repair, or replacement of the Project, or Contractor’s expansion, modification, or alteration of the Project (or any subsystem or component thereof designed, specified, or constructed by Contractor under this Agreement).

3.32.2
FPL shall have the right to assign the benefit of such license to any Financing Party in connection with granting a security interest in the Project or any portion thereof, to a purchaser in connection with a transfer of the Project, or to any subsequent purchaser or assignee of same.  Any such purchaser or assignee shall acquire such license subject to the same terms and restrictions as stated in this Section 3.32.

3.32.3
Contractor shall, prior to directing any Subcontractor to produce any design or engineering work in connection with the Project, obtain a valid written assignment of all applicable Intellectual Property Rights from such Subcontractor in terms identical to those that obligate Contractor to FPL as expressed in this Section 3.32, which Intellectual Property Rights Contractor hereby assigns to FPL.

3.32.4
Should Contractor or any employee or agent of Contractor make any invention or discovery in connection with performing the Work, such invention or discovery shall be deemed to be the sole and exclusive property of Contractor.  To the extent FPL has any right or title thereto or interest therein, FPL hereby assigns (and shall cause the assignment of) all such right and title to, and interest in, any such invention or discovery to Contractor.  FPL shall, at Contractor’s expense and request, cooperate in pursuing and effecting the transfer to Contractor of all of FPL’s right and title to and interest in any such invention or discovery, including, without limitation, executing or causing the execution of assignments and applications, and assign with prosecution and enforcement of rights with respect to any such invention or discovery, including, without limitation, executing patent applications and powers of attorney with respect thereto.  ***.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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3.32.5	This Section 3.32, shall survive the expiration or termination of this Agreement.

3.33	Emergencies

In the event of any emergency that endangers or could endanger life or property, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall, as soon as possible, report any such incidents, including Contractor’s response and actions with respect thereto, to FPL.

3.34	[Intentionally Deleted]

3.35	Wastewater, Potable Water

Contractor shall supply at its expense all raw, potable and other water at the Job Site as necessary in connection with the installation, start-up and testing of the Plant.  Contractor shall dispose of all wastewater in conformance with Applicable Law and Applicable Permits.

3.36	[Intentionally Deleted]

3.37	Start Up Process

Contractor shall perform the Plant start-up in accordance with the process set forth in Appendix A, Scope of Work.  Whenever FPL’s staffing situation permits, FPL and Contractor shall mutually agree upon and utilize qualified FPL seconded personnel for start-up leadership positions, including the technical start-up manager and key start-up supervision positions; provided, however, Contractor shall remain fully responsible for all acts and omissions of such personnel in connection with the commissioning and operation of the Plant until the Provisional Acceptance Date as if Contractor had independently engaged such personnel, and be responsible for all acts and omissions of such personnel after the Provisional Acceptance Date if such acts or omissions are taken at the direction of Contractor.

3.38	Accommodations Regarding Testing

Contractor shall (excluding any action which will affect Contractor’s ability to complete the Work within the time required pursuant to this Agreement or increase Contractor’s cost to complete the Work) coordinate with FPL the scheduling of any Test, which efforts may include modification of Contractor’s planned test program to maximize the value of energy sold.  Contractor shall coordinate such Test with the dispatch schedule for the Plant, so as not to interfere with FPL’s or its Affiliates’ obligations with respect thereto.

3.39	Access

Contractor shall use only the entrance(s) to the Job Site specified by FPL for ingress and egress of all personnel, equipment, vehicles, and materials.  Contractor shall perform the Work consistent and in accordance with FPL’s ownership, license and easement rights in and to the Job Site.

3.40	Nature of Obligations

Except as expressly stated to the contrary herein, the Contract Price includes the cost of completion of all the foregoing obligations.  Contractor hereby agrees that it shall be ultimately responsible for the performance of all activities, which may be necessary and desirable for the full performance of the Scope of Work, all in accordance with the Contract Documents.

ARTICLE IV.
CERTAIN OBLIGATIONS OF FPL

4.1	Permits

FPL shall, with Contractor’s reasonable assistance (to be provided at no cost to FPL), timely obtain and maintain, at its own cost and expense, all FPL Permits.  In addition, FPL shall execute such applications as Contractor may reasonably request in connection with obtaining any of the Contractor Permits; provided, that FPL shall provide Contractor with such information and documentation, at no cost to FPL, as Contractor shall reasonably request in order to execute such applications.  FPL shall deliver to Contractor evidence that the FPL Permits necessary to begin construction of the Plant have been received by FPL or, if any such

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(continued)

required FPL Permit has not actually been issued, that it has been approved for issuance, or in the opinion of FPL, will be approved for issuance.

4.2	Interconnection Facilities

At least thirty (30) days prior to the Provisional Acceptance Date, FPL shall give Contractor reasonable access to the FPL Interconnection Facilities.

4.3	FPL Obligations in Scope of Work

FPL shall comply with each and every obligation and duty assigned to FPL in the Scope of Work.

4.4	[Intentionally Deleted]

4.5	Access to Property Site

Subject to Section 3.37, Start Up Process, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR, and consistent with the terms of the Applicable Permits and FPL’s ownership, license, and easement rights in and to the Job Site, FPL shall make the Job Site reasonably available to Contractor and its Subcontractors and Vendors and assure reasonable rights of ingress and egress to and from the Job Site for Contractor and its Subcontractors and Vendors for performance of the Work; provided, however, that Contractor shall coordinate with FPL regarding:  (i) initial entry onto the Job Site or any part thereof; and (ii) contact with the Persons who own property on or near, or have granted license or easement rights in and to, the Job Site.  During the period commencing on the Final Acceptance Date and ending at the expiration of the Warranty Period provided in Section 12.1.4(c), FPL shall make the Job Site reasonably available to Contractor for the sole purpose of monitoring FPL’s compliance with operation and maintenance manuals and manufacturers’ guidelines applicable to the Equipment in connection with Contractor’s satisfaction of its warranty obligations under Article 12, Contractor’s Warranties.

4.6	[Intentionally Deleted]

4.7	Description of Property Site

On or before thirty (30) days after the date of the Agreement, FPL shall deliver to Contractor a boundary survey of the Property Site.  Contractor may rely on such boundary survey for the sole purpose of establishing the boundaries of the Property Site.

4.8	Notice of Financial Closing

FPL shall give Contractor prompt written notice of the scheduled and actual date of Financial Closing.

4.9	FPL Taxes

FPL shall pay all real property taxes assessed against the Property Site and any permanent use charges (but excluding charges and taxes for utilities and fuel to be supplied by Contractor as required hereunder, which shall be Contractor’s responsibility), and, subject to Section 3.24, Contractor Taxes, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR FPL, shall be responsible for the payment of, or reimbursement to Contractor of, state or local sales and/or use taxes assessed by the State of Florida (or any city, county or municipality therein) in connection with the purchase of all Equipment, except for such taxes FPL contests in good faith, in each case including any such taxes resulting from a Change In Law (collectively, “FPL Taxes”).  In the event that FPL is required to pay additional Taxes, penalties or interest because Contractor failed to follow written instructions of FPL appropriately or to comply with its obligations under Section 3.24, Contractor Taxes, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR FPL, Contractor shall be responsible for the cost of such additional Taxes, penalties or interest within thirty (30) days of FPL’s request therefor.

4.10	FPL’s Cooperation

At no additional cost to FPL, FPL shall make reasonable efforts to supply to Contractor, in a timely manner, either directly or indirectly, material information and data that is available to FPL and that is required for the performance of the Work; provided, however, FPL does not warrant the correctness of the information and

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(continued)

documentation provided hereunder.  Although FPL may provide or may have provided Contractor with copies of certain studies, reports or other information (including oral statements), Contractor acknowledges and agrees that:

4.10.1	All such documents or information have been or will be provided as background information and as an accommodation to Contractor;

4.10.2	FPL makes no representations or warranties with respect to the accuracy of such documents or the information (including oral statements) or opinions therein contained or expressed; and

4.10.3
It is not relying on FPL for any information, data, inferences, conclusions, or other information with respect to the Job Site (other than the boundary survey referred to in Section 4.7, Description of Property Site), including the surface and subsurface conditions of the Job Site and the surrounding areas.

4.11	FPL’s Representative

No later than the date of this Agreement, FPL shall designate in writing one or more representatives at the Property Site (at least one of whom shall be at the Job Site during normal business hours) who shall act as the point of contact for both Contractor and the Independent Engineer with respect to the prosecution of the Work, administration of the Contract Documents on behalf of FPL, approval of Contractor’s submissions hereunder and inspection of the Work, as reasonably necessary for Contractor’s performance of the Work; provided that such representative(s) shall not be authorized to execute or make any amendments to, authorize Change Orders in respect of, or provide waivers under, this Agreement.  FPL shall provide Contractor with prior written notice in the event that it designates any additional representatives or removes any existing representatives.

4.12	[Intentionally Deleted]

4.13	Operation and Maintenance

Subject to Contractor’s removal rights set forth in Section 3.22, Training of O&M Personnel, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR, FPL shall, commencing fifteen (15) days prior to the anticipated Provisional Acceptance Date (as determined by FPL based on the circumstances existing at the time of determination), provide O&M Personnel with skills and training appropriate for the operation of a photovoltaic solar power plant reasonably required for training by Contractor as provided in accordance with Section 3.22, Training of O&M Personnel, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR, and for testing, start-up, operation, commissioning, and maintenance of the Project; provided, however, that Contractor shall remain solely responsible for performing the Work in accordance with this Agreement, including Contractor’s obligation to achieve Mechanical Completion and Provisional Acceptance on or before the Guaranteed Provisional Acceptance Date, regardless of any act, omission, failure, non-achievement, negligence or non-performance of such O&M Personnel.

ARTICLE V.
PROJECT SCHEDULE

5.1	Commencement of Work

Prior to the issuance of the Notice to Proceed, Contractor shall commence and diligently pursue completion of the Work only to the extent provided in a Limited Notice to Proceed issued pursuant to Section 5.2.2.

5.2	Notice to Proceed

5.2.1
Commencement Date.  Between two to eight (2-8) weeks before Contractor will construct improvements at, or deliver materials to, the Job Site that may be insured pursuant to a Builder’s Risk Policy, Contractor shall deliver in writing to FPL a notice setting forth the Commencement Date.

5.2.2
Limited Notice to Proceed.  Prior to the issuance of the Notice to Proceed, FPL may issue one or more Limited Notices to Proceed; provided, however, if the Limited Notice to Proceed has not been issued by FPL pursuant to Section 5.2.3 below, on or before August 1, 2008 (the “Latest Limited Notice to Proceed Date”), Contractor shall be entitled to a day-for-day extension of the Guaranteed Provisional Acceptance

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Date and all Critical Milestone Dates related thereto for each day after August 1, 2008, that FPL has failed to issue a Limited Notice to Proceed, in each case extension shall be Contractor’s sole and exclusive remedy for such failure and Contractor shall not be entitled to claim an FPL Caused Delay with respect to such failure.  The date on which FPL provides Contractor with a Limited Notice to Proceed, if at all, pursuant to Section 5.2.3 below, shall be the “Limited Notice to Proceed Date”.  Any Work described in a Limited Notice to Proceed shall be subject to the terms of this Agreement and Contractor shall commence such portion of the Work after the Limited Notice to Proceed Date set forth therein and thereafter diligently pursue that portion of such Work.  Any payment by FPL with respect to such portions of the Work shall be determined and applied to the Contract Price in accordance with Article VII hereof.

5.2.3
Limitation on Work Prior to Notice to Proceed.  A Limited Notice to Proceed, issued pursuant to this Section 5.2.3, if any, shall authorize Contractor to commence performance of the Work; provided, however, Contractor may not perform any construction activities at the Job Site; and further provided, Contractor shall not enter into any contract, agreement or purchase order (or any obligation or commitment with respect thereto) with a Subcontractor or Vendor without the prior written consent of FPL (which consent may be granted or withheld in FPL’s sole discretion).

5.2.4
Notice to Proceed.  The Business Day after which FPL provides Contractor with the Notice to Proceed shall be the “Notice to Proceed Date”; provided, however, that the Notice to Proceed Date shall not be later than January 1, 2009 (the “Latest Notice to Proceed Date”).  On the Notice to Proceed Date, Contractor shall commence and shall thereafter diligently pursue all of the Work assigning to it a priority that should reasonably permit the attainment of Provisional Acceptance on or before the Guaranteed Provisional Acceptance Date.  Contractor shall proceed with the performance of the Work in accordance with the Project Schedule.

5.2.5
Delay in Notice to Proceed.  If a Notice to Proceed has not been issued by the Latest Notice to Proceed Date, and such failure causes an increase in the Contract Price or time required for performance of the Work, then Contractor shall promptly notify FPL thereof in writing and FPL may either (i) issue a Change Order to address such failure in which event the Latest Notice to Proceed Date shall be extended for thirty (30) days and the procedure set forth herein shall be repeated upon the expiration of each additional thirty (30) day period; or (ii) terminate this Agreement pursuant to Section 15.3,and FPL shall only be obligated to pay Contractor an amount equal to any applicable Termination Payment.  If this Agreement is terminated pursuant to this Section 5.2.5, then except as set forth in Section 15.3, neither Party shall have any further rights or obligations hereunder (other than such rights and obligations that by the express terms of this Agreement survive the expiration or earlier termination of this Agreement or as otherwise set forth in a Limited Notice to Proceed).

5.3	Project Schedule.

5.3.1
Contractor shall perform the Work in compliance with the Project Schedule, including completing the Work required by the Guaranteed Provisional Acceptance Date and the Final Acceptance Date.  Contractor hereby covenants and warrants to FPL that in undertaking to complete the Work in accordance with the terms hereof, Contractor has taken into consideration and made reasonable allowances for hindrances and delays incident to such Work not caused by FPL.  Contractor shall provide the reports as required herein, and provide any further information required by FPL as FPL, the Financing Parties or the Independent Engineer may reasonably request to verify actual progress and forecast future progress of the Work.  Contractor shall promptly notify FPL in writing of any occurrence that Contractor has reason to believe will adversely affect the completion of the Work by the Guaranteed Provisional Acceptance Date or materially adversely affect completion of the Work in accordance with the Project Schedule.  Contractor will specify in said notice the corrective action planned by Contractor to overcome the effect of the delay or potential delay.

5.3.2
Without limiting the obligations of Contractor under Section 5.3.1, above, Contractor shall provide, together with its monthly status reports required hereunder, a project schedule and any updates thereto that provide for the orderly, practicable and expeditious completion of the Work in accordance with the requirements of the Contract Documents.  The project schedule and any update shall be presented

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electronically on a monthly basis and in such reasonable detail as FPL and the Independent Engineer may require and shall address all material elements of the Work.  Additionally, the updated project schedule shall be made available to FPL monthly, and as otherwise reasonably requested by FPL, in MS Project format on a computer located at the Property Site.  Contractor shall consult with FPL in connection with each update provided under this paragraph.  Notwithstanding anything contained herein to the contrary, in the absence of a Change Order, no update to the project schedule shall in any way amend, alter or otherwise change the Project Schedule or the Guaranteed Provisional Acceptance Date.

5.3.3
Adequate Assurance.  In the event FPL reasonably believes Contractor’s completion of any Critical Milestone set forth in Appendix C, Critical Milestones and Milestones, will not be completed by the date required therein, FPL shall notify Contractor in writing, and Contractor shall, within seven (7) days of receipt of FPL’s notice, provide to FPL a written plan detailing the activities or sequence of events Contractor will implement to assure completion of the Critical Milestone by the date required in Appendix C, Critical Milestones and Milestones, and Contractor shall promptly implement such activities and sequence of events.  In the event Contractor fails to complete any of the Critical Milestones by the date required in Appendix C, Critical Milestones and Milestones, Contractor shall provide to FPL a written recovery plan that will demonstrate achievement of the Critical Milestone at the earliest possible date to minimize delay of the Project Schedule and Contractor shall promptly implement any such recovery plan.  Such recovery plan shall include, without limitation, reasonable evidence of increases in Contractor’s work force, increases in the number of shifts, overtime operations, additional days of Work per week, and such other evidence (including Critical Path schedule analysis) as necessary for the timely completion of the Work in accordance with the Contract Documents.  Approval by FPL and the Independent Engineer of such plan shall not:

(a)
Be deemed in any way to have relieved Contractor of its obligations under this Agreement relating to the failure to achieve Mechanical Completion or Provisional Acceptance by the Guaranteed Provisional Acceptance Date;

(b)	Be a basis for an increase in the Contract Price; or

(c)	Limit the rights of FPL under Section 11.2, Schedule Liquidated Damages, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES.

Further, Contractor acknowledges that the implementation of any such recovery plan may result in material additional costs and expenditures for Contractor (including by way of overtime, additional crews and/or additional shifts).  Contractor agrees that it shall not be entitled to a Change Order or any other compensation or increase in the Contract Price in connection with the implementation of any such recovery plan.

5.3.4
No later than fifteen (15) days following the date hereof, Contractor shall prepare and submit to FPL for review and comment a preliminary draft of the Critical Path, in form and content acceptable to FPL.  Upon receipt of comment from FPL, Contractor shall either promptly make changes to the Critical Path as suggested by FPL or negotiate and resolve in good faith with FPL such changes.  Upon approval of the Critical Path by the Parties, Contractor shall comply with the provisions thereof.  Contractor shall provide five (5) copies, as well as an electronic copy, of the Critical Path to FPL.  Contractor shall not revise or modify the Critical Path, except pursuant to a Scope Change Order mutually agreed by the Parties.

5.3.5	In no event will Contractor’s failure to complete one or more Milestones by the date required for such Milestone change, delay or otherwise affect the required completion date for any other Milestone.

5.4	Acceleration of Work

In addition to the provisions of Sections 5.3.3, above, relating to delays in the Work, in the event of delay, including any event which causes the prosecution of the Work to fail to conform to the Project Schedule, FPL may, by notice to Contractor, direct that the Work be accelerated by means of overtime, additional crews or additional shifts or resequencing of the Work.  If:

(a)	Such delay arises from any FPL Caused Delay or Force Majeure Event; or

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(continued)

(b)	Contractor provides reasonable evidence to FPL that such delay results from a suspension pursuant to Section 15.4, Suspension by FPL for Convenience, of Article XV, TERMINATION.

then Contractor shall be entitled to reimbursement of increased cost as a result of such acceleration (i.e., premium portion of overtime pay, additional crew, shift or Equipment cost and such other items of incremental cost requested in advance by Contractor and approved by FPL which approval will not be unreasonably withheld) less savings or costs not incurred due to such acceleration, but expressly waives any other compensation therefor.  CONTRACTOR SHALL RECEIVE NO SUCH REIMBURSEMENT FOR COSTS ARISING OUT OF, AND CONTRACTOR SHALL BE SOLELY RESPONSIBLE FOR ANY COSTS INCURRED BY CONTRACTOR AS A RESULT OF, ACCELERATION RELATED TO ANY EVENT OTHER THAN THE EVENTS SPECIFICALLY DESCRIBED IN THIS SECTION 5.4, PARAGRAPHS (a) AND (b), ABOVE.  Contractor shall cause prosecution of the Work to conform to the Project Schedule within thirty (30) days after receiving written notice from FPL to accelerate the Work.

5.5	Liquidated Damages

Nothing contained in this Article shall relieve Contractor of its obligation to pay Schedule Liquidated Damages in the event that Provisional Acceptance is not achieved by the Guaranteed Provisional Acceptance Date.

ARTICLE VI.
CHANGE ORDERS

6.1	Change Order at FPL’s Request.

6.1.1
FPL may at any time, by written notice to Contractor, request an addition to or deletion from or other changes in the Work or schedule therefor (together with any necessary or requested amendments to this Agreement with respect thereto) (hereinafter “Change” or “Changes”) by submitting a Request for Change Order in the form attached hereto as Appendix S, Form of Request for Change Order.  Contractor shall review and consider such requested Change and shall make a written response thereto within ten (10) days after receiving such request.  If Contractor believes that giving effect to any Change requested by FPL will increase or decrease its cost of performing the Work, shorten or lengthen the time needed for completion of the Work, require modification of its warranties in Article XII, CONTRACTOR’S WARRANTIES, or require a modification of any other provisions of the Contract Documents, its response to the Change request shall set forth such changes (including any amendments to the Contract Documents) that Contractor deems necessary as a result of the requested Change and its justification therefor.  If Contractor accepts the Changes requested by FPL (together with any amendments to the Contract Documents specified therein) or if the Parties agree upon a modification of such requested Changes, the Parties shall set forth the agreed upon Change in the Work and agreed upon amendments to the Contract Documents, if any, in a written change order signed by all Parties (a “Change Order”).  Each Change Order shall constitute a final settlement of all items covered therein, including any compensation for impact on, or delay or acceleration in, performing the Work.  If the Parties do not agree upon all terms of the Change Order, Contractor shall proceed with such Work and the dispute shall be resolved in accordance with Article XVII, DISPUTE RESOLUTION; provided that if the Parties are unable to reach agreement on the cost of a requested Change, Contractor shall perform the requested Change in accordance with Section 6.3, Changes to Contract Price, below.

6.1.2
FPL may at any time, by written notice to Contractor, propose Changes in the Work or the Project Schedule due to a Force Majeure Event or an FPL Caused Delay.  If there is a material impact that will actually, demonstrably, adversely and materially affect Contractor’s ability to complete one or more Critical Milestones by the required date as a result of such Force Majeure Event or an FPL Caused Delay, then the Parties agree to bargain reasonably and in good-faith for the execution of a mutually acceptable Change Order.  Force Majeure Events will only entitle Contractor to extensions of the Project Schedule.

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(continued)

6.2	Change Orders Requested by Contractor.

6.2.1
It is the intent of FPL and Contractor that the Scope of Work attached hereto as Appendix A, Scope of Work, includes all items necessary for the proper execution and completion of the Work.  As more particularly described in Section 3.1.3, Contractor’s Exclusions, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR work not described in the Scope of Work attached hereto as Appendix A, Scope of Work, shall not require a Change Order if such work is consistent with and reasonably inferable from the Scope of Work, so that an engineering, procurement and construction contractor of Contractor’s experience and expertise should have anticipated that the work would have been required.

6.2.2
Subject to Section 6.2.3, below, Contractor may at any time, by written notice to FPL, request a Change in the Work (together with any necessary or requested amendments to the Contract Documents) and FPL may accept or reject such request in its sole discretion.  If Contractor believes that such requested Change will increase or decrease its cost of performing the Work, lengthen or shorten the time needed for completion of the Work, require modification of its warranties in Article XII, CONTRACTOR’S WARRANTIES, or require a modification of any other provisions of the Contract Documents, it shall notify FPL of such, setting forth its justification for and effect of such changes, within ten (10) days after making a request for a Change.  If FPL accepts the Changes requested by Contractor (together with amendments to the Contract Documents specified therein, if any), or if the Parties agree upon a modification of such requested Changes, the Parties shall set forth the agreed upon Change in the Work and agreed upon amendments to the Contract Documents, if any, in a written Change Order signed by all Parties.  For the avoidance of doubt, the Parties agree that FPL’s representative referred to in Section 4.11 shall not have authority to approve Change Orders.  The Parties acknowledge and agree that one or more of the documents and agreements, including agreements with Subcontractors, may not be amended orally or through course of conduct.  The Parties hereby express their intention that this Agreement will not be modified orally, through course of conduct or otherwise (regardless of whether any other agreements or documents relating to this Project have been so amended or modified).

6.2.3	Contractor may at any time, by written notice to FPL, propose Changes in the Work or the Critical Milestones due to:

(a)
A Force Majeure Event, provided that such Force Majeure Event has an impact that will actually, demonstrably, adversely and materially affect Contractor’s ability to complete one or more Critical Milestones by the required dates and further provided that Contractor complies with requirements provided in Article XIV, FORCE MAJEURE EVENT AND FPL CAUSED DELAY, and Section 6.2.2, above;

(b)
An FPL Caused Delay, provided that such FPL Caused Delay has a demonstrable material cost increase to Contractor and/or schedule impact that will actually, demonstrably, adversely and materially affect Contractor’s ability to complete one or more Critical Milestones by the required dates and further provided that Contractor complies with the requirements set forth in Article XIV, FORCE MAJEURE EVENT AND FPL CAUSED DELAY;

(c)
A Change In Law, provided that such Change In Law prevents Contractor from performing all or a portion of the Work, has a demonstrable material cost increase to Contractor and/or has a schedule impact that will actually, demonstrably, adversely and materially affect Contractor’s ability to complete one or more Critical Milestones by the required dates, and further provided that Contractor shall diligently make adjustments to minimize the effect of such Change In Law on the Project; or

(d)	Certain unforeseeable subsurface conditions but only to the extent provided in Section 3.4.4, Differing Condition, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR.

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SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

Unless the foregoing conditions are met, Contractor may not request a Change in the Work or Critical Milestones due to a Force Majeure Event, FPL Caused Delay, Change In Law or unforeseeable subsurface conditions.

6.2.4
If FPL agrees that Contractor has met all of the applicable conditions precedent for a requested Change, then the Parties agree to bargain reasonably and in good faith for the execution of a mutually acceptable Change Order.  Force Majeure Events will only entitle Contractor to extensions of the Project Schedule.  If in such event the Parties are unable to agree on a mutually acceptable Change Order, then the dispute shall be resolved in accordance with Article XVII, DISPUTE RESOLUTION.  Any extension permitted under this Section shall be of an equitable duration designed to reflect the delay actually caused by the relevant event despite Contractor’s reasonable efforts to mitigate the same.

6.2.5	Intentionally Deleted.

6.2.6
If Contractor knows of circumstances or events that do or may require a Change in the Work or Project Schedule, and Contractor does not provide written notification to FPL of such within fifteen (15) days after the date Contractor knows or should have known (in the exercise of due diligence) of such circumstances or events, then Contractor shall not have any right to request or require any additional consideration or other changes as to cost, schedule, warranty obligations or other provisions hereof, and Contractor shall have waived any claims or offsets against FPL, with respect to any Change Order or any necessary Change in the Work or Project Schedule arising out of such circumstances or events.

6.3	Changes to Contract Price; Disputes

A Change Order initiated by either Party may have the effect of either increasing or decreasing the Contract Price.  Any Contractor response to a Change Order under Section 6.1, Change Order at FPL’s Request, above, and any Contractor request for Changes under Section 6.2, Change Orders Requested by Contractor, above, shall be accompanied by a proposed all inclusive final lump sum cost (separating materials and labor) to FPL.  ***.

6.4	Information Requests

FPL may request that Contractor provide written information (prior to the issuance of a request for Changes) regarding the effect of a contemplated Change on pricing, scheduling, warranty obligations or on other terms of the Contract Documents.  The purpose of such a request will be to determine whether or not a Change will be implemented.  Contractor shall provide the requested information within fourteen (14) days after the receipt of said request.  Contractor will be allowed to reasonably delay its response to such request to the extent that fulfilling such request would significantly delay progress on the Work, unless FPL agrees to extend the required completion date for the affected Milestone.  Such an information request is not a Change Order and does not authorize Contractor to commence performance of the contemplated change in Scope of Work.

6.5	Minor Changes

FPL shall have the direct authority to issue clarifications and order minor changes in the Work, effected by written order, which do not involve any adjustment to the Contract Price or the Guaranteed Provisional Acceptance Date and do not require Contractor to incur any additional material cost or expense; provided that such clarifications and changes are consistent with the intent of the Contract Documents.  Such clarifications and changes shall be binding on FPL and Contractor.  Contractor shall carry out such written

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SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

orders promptly and Contractor shall receive no additional compensation therefor, nor shall there be any change to the Contract Documents.

ARTICLE VII.
CONTRACT PRICE; PAYMENTS TO CONTRACTOR

7.1	Contract Price

Subject to the following provisions of this Section 7.1, FPL shall pay Contractor the Contract Price, equal to *** Dollars ($***), as full payment for all Work to be performed by Contractor under the Contract Documents.  Except as expressly set forth in this Agreement, no amounts in addition to the Contract Price will be payable to Contractor with the exception of sales tax reimbursement, if any, pursuant to Section 4.9, FPL Taxes, of Article IV, CERTAIN OBLIGATIONS OF FPL.  FPL shall pay to Contractor the Contract Price in accordance with the Construction and Milestone Payment Schedule, subject to retention as provided in the following sentence.  Subject to the terms and conditions of this Agreement, (i) an amount equal to *** percent (***%) of each completion payment set forth in the Construction and Milestone Payment Schedule shall be paid in accordance with the Construction and Milestone Payment Schedule, (ii) *** percent (***%) of the remainder of each completion payment set forth in the Construction and Milestone Payment Schedule (subject to reductions to the Contract Price in accordance with the following paragraph of this Section 7.1 and Section 10.5), except for the final payment due and payable at Final Acceptance, as set forth on the Construction and Milestone Payment Schedule, shall be paid upon Provisional Acceptance and (iii) the remainder of each completion payment set forth in the Construction and Milestone Payment Schedule (subject to reductions to the Contract Price in accordance with the following paragraph of this Section 7.1 and Section 10.5) not previously paid shall be paid upon Final Acceptance.  Payments owing by FPL hereunder not paid by the end of the cure period provided for in Section 15.6.1 shall bear interest from the date due until the date paid at a rate per annum equal to ***.

Notwithstanding the foregoing, the Contract Price may be increased as follows:

(a)
Contractor shall use good faith efforts to assess the feasibility of, and obtain a recommendation from a structural engineer licensed in the State of Florida to, construct the interior portion of the Plant on driven piers acceptable to FPL, as more particularly described in Section 6.3 of Appendix A, Scope of Work (the “Driven Pier Design”) and in the event that the structural engineer determines that the Driven Pier Design is not feasible, Contractor shall provide written notice thereof to FPL and Contractor shall submit, and the Parties shall agree upon, a Change Order to (i) effect the foundation option described in Section 6.3 of Appendix A, Scope of Work and (ii) increase the Contract Price by the additional amount necessary to effect such option, which in no event shall exceed $***.

(b)
Upon completion of the procurement and installation of switchgear for the Work provided for in Section 2.3 of Appendix A, Scope of Work and the final determination of the actual cost thereof, Contractor shall submit and the Parties shall agree upon a Change Order to increase the Contract Price by *** percent (***%) of such actual cost, but in no event shall such increase exceed $***.

7.2	Requests for Payment

FPL shall pay the relevant portion of the Contract Price as set forth in Section 7.1 within *** (***) days after its receipt of a Request for Payment, provided that Contractor has delivered the Letter of Credit required pursuant to Section 7.5, Letter of Credit, below, and all Lien waivers in accordance with Section 7.6, Liens, below.  FPL shall deduct from the amount requested in the applicable Request for Payment the following amounts, if any:

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(continued)

(a)	Schedule Liquidated Damages payable by Contractor;

(b)	Amounts withheld pursuant to:

(i)	Section 7.3.3, Protect FPL From Loss;

(ii)	Section 7.6.1, Satisfaction of Liens, below; and

(c)	Reasonable costs incurred by FPL in enforcing:

(i)	Section 6.2.2, of Article VI, CHANGE ORDERS;

(ii)	Section 14.5, Notice of FPL Caused Delay, of Article XIV, FORCE MAJEURE AND FPL CAUSED DELAY; or

(iii)	Any other provision hereof (including attorneys’ and other consultants’ fees) regardless of whether such provisions expressly provide for withholding or set-off.

7.3	General Provisions For Payments.

7.3.1
If applicable, any payment by FPL shall be accompanied by a notice to Contractor specifying the amount of each deduction and setting forth the reason(s) why the deduction is justified; provided that FPL’s failure to provide any such notice shall not result in a breach hereof or be deemed a waiver of any right to deduct any amount hereunder.  NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, FAILURE BY FPL TO PAY ANY AMOUNT DISPUTED IN GOOD FAITH UNTIL RESOLUTION OF SUCH DISPUTE IN ACCORDANCE WITH THIS AGREEMENT SHALL NOT ALLEVIATE, DIMINISH, OR MODIFY IN ANY RESPECT CONTRACTOR’S OBLIGATIONS TO PERFORM HEREUNDER, INCLUDING CONTRACTOR’S OBLIGATION TO MEET THE GUARANTEED PROVISIONAL ACCEPTANCE DATE.

7.3.2
Failure or forbearance on the part of FPL in withholding any amounts due under a Request for Payment or invoice shall not be construed as accepting or acquiescing to any disputed claims.  In addition, the making of any payment by FPL shall not constitute an admission by it that the Work covered by such payment (or any Work previously performed) is satisfactory or timely performed, and FPL shall have the same right to challenge the satisfactoriness and timeliness of such Work as if it had not made such payment.  If, after any such payment has been made, it is subsequently determined by FPL, acting reasonably, that Contractor was not entitled to all or a portion of any such payment, Contractor shall promptly refund all or a portion of such payment to FPL.

7.3.3
Protect FPL From Loss.  Notwithstanding any other provision to the contrary contained herein, FPL, in addition to its rights set forth in Section 7.5, Letters of Credit, shall have no obligation to make payments to Contractor hereunder and FPL may decide not to certify payment or may nullify the whole or a part of a certification for payment made pursuant to a previous Request for Payment to such extent as may be necessary in FPL’s opinion to protect FPL from loss because of:

(a)	Defective Work not remedied;

(b)	Third party claims filed (including Liens), or reasonable evidence indicating probable filing of such claims;

(c)	Failure of Contractor to make payments when due to Subcontractors or Vendors;

(d)	Damage to FPL or another contractor, including damage to the property of FPL or any of its Affiliates but only to the extent Contractor may be liable for such damage pursuant to this Agreement;

(e)	Contractor’s, or any Subcontractor’s or Vendor’s failure to carry out the Scope of Work in accordance with the Contract Documents;

(f)	The occurrence of a Contractor Event of Default;

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(continued)

(g)
A good faith determination by FPL that Contractor cannot, with prompt and reasonable acceleration of the Work, achieve Provisional Acceptance before the Guaranteed Provisional Acceptance Date; provided, however, the amount withheld or retained on account of this paragraph, shall not exceed the amount of Schedule Liquidated Damages which would be payable under Section 11.2, Schedule Liquidated Damages, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES, on account of the then estimated delay in Provisional Acceptance;

(h)	Contractor’s failure to deliver a recovery plan acceptable to FPL as set forth in:

(i)	Section 5.3.3, Adequate Assurance, of Article V, PROJECT SCHEDULE, or

(ii)	the failure of Contractor to cause the prosecution of the Work to conform to any such recovery plan accepted by FPL;

(i)	Contractor’s failure to deliver any Contractor Deliverable to FPL on or before the date such item is scheduled to be delivered; or

(j)
Contractor’s failure to remove and replace, or cause any Subcontractor or Vendor to remove and replace, within ten (10) days after receiving notice pursuant to Section 3.11.11, Replacement at FPL’s Request, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR, any employee of Contractor or such Subcontractor or Vendor who is employed in the Work or the warranty obligations of Contractor or such Subcontractor or Vendor.

Notwithstanding the provisions of Section 15.7, Termination by Contractor Due to FPL Default, of Article XV, TERMINATION, and 17.3, Continuing Obligations and Rights, of Article XVII, DISPUTE RESOLUTION, Contractor shall not have any rights of termination or suspension under such Sections as a result of FPL’s exercise or attempted exercise of its rights under this Section 7.3.  FPL shall release payments withheld pursuant to this Section 7.3.3 within *** (***) days from the date when Contractor cures all such breaches to the satisfaction of FPL.

7.3.4	Each payment made pursuant to this Article shall be paid directly to Contractor. Such payment shall be wire-transferred to an account or accounts designated by Contractor in its Request for Payment.

7.4	Intentionally Deleted.

7.5	Letters of Credit

Simultaneously with the execution of this Agreement, Contractor shall, at its own expense, cause the LC Issuing Bank to issue and maintain, by renewal or replacement, for the periods specified herein, an irrevocable, unconditional, transferable, standby, revolving letter of credit in favor of FPL meeting the requirements of this Section 7.5, and in form and substance as set forth on Appendix U, Form of Letter of Credit, (the “Letter of Credit”) and such Letter of Credit must provide for draws in the United States.  The Letter of Credit shall constitute security for Contractor’s obligations hereunder.  All fees and charges, including, without limitation, issuing, commitment and operation fees and charges, relating to the Letter of Credit shall be borne by Contractor.  The Letter of Credit shall comply with and be subject to the following terms and conditions:

7.5.1
Upon issuance, the Letter of Credit shall have a face amount equal to *** Dollars ($***).  On the date (the “Initial LC Amount Expiration Date”) sixty (60) days after either Contractor satisfies the *** or the Contract Price is reduced, in each case, in accordance with Section 11.4.3,, and thereafter so long as the Letter of Credit is required to be provided hereunder, the face amount shall automatically be reduced to (or the LC Issuing Bank may issue a replacement Letter of Credit with a face amount equal to) *** Dollars ($***); provided, if Contractor elects to cause the LC Issuing Bank to issue a replacement Letter of Credit to FPL, upon receipt of such replacement Letter of Credit by FPL, FPL shall, as promptly as practicable thereafter, mark the replaced Letter of Credit “canceled” and return it to the LC Issuing Bank for cancellation.  ***

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(continued)

***.  Thirty (30) days after the later of (a) *** and (b) the date that Contractor has satisfied all warranty obligations related to breaches of warranty for which Contractor was notified prior to *** (such later date, the “Letter of Credit Expiration Date”), FPL shall return the Letter of Credit to the LC Issuing Bank with instructions for cancellation.

7.5.2
FPL shall have the right to draw upon the Letter of Credit by presenting to the LC Issuing Bank a draw certificate pursuant to the Letter of Credit attached hereto as Appendix U, Form of Letter of Credit.  FPL may draw upon the Letter of Credit for payment for ***.  The Letter of Credit shall allow FPL to immediately draw up to the full amount then available for drawing thereunder in the event of any delay or failure by Contractor to restore the Letter of Credit as so required or if Contractor fails to renew the Letter of Credit within sixty (60) Days prior to the expiration thereof for renewals prior to ***.

7.5.3	LC Issuing Bank. The LC Issuing Bank shall be a commercial bank or trust company organized under the laws of the United States having total assets of at least *** US Dollars ($***) and having:

(a)	Credit Ratings of at least “***” by S&P and “***” by Moody’s; or

(b)	If such entity is rated by either Moody’s or S&P, but not both, Credit Ratings of at least “***” by S&P or “***” by Moody’s.

7.6	Liens.

7.6.1
Satisfaction of Liens.  Provided FPL has paid Contractor as required in this Agreement: (a) within ten (10) days of receiving any notice of any Lien filed by any Subcontractor, or any Person working for, or through, Contractor or any Subcontractor, Contractor shall promptly commence to cause such Lien to be discharged or satisfied by bond or otherwise including, without limitation, by raising valid counterclaims against such Subcontractor; (b) the expense of discharging or satisfying by bond any such Lien shall be paid by Contractor at its sole cost and expense and shall not be a part of the Contract Price payable to Contractor; and.(c) Contractor shall indemnify, defend and hold harmless FPL, its Affiliates and all Persons acting for any of them, from and against any such Lien against the property of FPL (except to the extent of FPL’s failure to make any payment in breach of this Agreement).  If FPL receives notice of any such Lien, FPL shall provide notice thereof to Contractor.  Contractor shall promptly commence all necessary proceedings to discharge or satisfy by bond any such Lien as soon as possible, bearing all the relevant costs thereof.  FPL shall have the right to retain and withhold amounts on account of the Contract Price or draw upon the Letter of Credit in an amount sufficient to indemnify FPL against any such Lien until such time as FPL becomes satisfied that such Lien is discharged or satisfied by bond.

7.6.2
As a condition precedent to the making of any payment hereunder, Contractor and each of its Substantial Subcontractors and Substantial Vendors shall provide FPL with a certificate in the form attached hereto as Appendix H, Form of Contractor Certificate for Partial Waiver of Liens, and Appendix H-1, Form of Subcontractor Certificate for Partial Waiver of Liens.  Contractor shall provide such certificates simultaneously with each Request for Payment.

7.6.3
Acceptance by Contractor of the final payment shall constitute a release by Contractor of FPL, Affiliates, Financing Parties and every officer and agent thereof from all liens (whether statutory or otherwise and including mechanics’ or suppliers’ liens), claims and liability hereunder with respect to any Work performed or furnished in connection with this Agreement, or for any act or omission of FPL or of any

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TURNKEY EPC AGREEMENT
SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

person relating to or affecting this Agreement, except claims for which Contractor has delivered a dispute notice to FPL.  No payment by FPL shall be deemed a waiver by FPL of any obligation of Contractor under this Agreement.

ARTICLE VIII.
TITLE, RISK OF LOSS AND POSSESSION

8.1	Clear Title

8.1.1
Contractor warrants and guarantees that legal title to and the ownership of the Work (including, without limitation, all Equipment, patents, licenses, Contractor Deliverables, operation and maintenance manuals and any spare parts purchased by Contractor on behalf of FPL at FPL’s request in connection with the construction, operation and maintenance of the Plant) shall pass to FPL, free and clear of any and all Liens, upon Provisional Acceptance.

8.1.2	Notwithstanding anything to the contrary, the costs of unloading and transporting to the Job Site are included in the Contract Price.

8.2	Risk of Loss

8.2.1	From the date hereof until the Provisional Acceptance Date, Contractor hereby assumes the risk of loss for the Project and the Work, including:

(a)	Any Equipment whether on or off the Job Site;

(b)	All other Work completed on or off the Job Site; and

(c)	All Work in progress.

8.2.2
All Equipment not yet incorporated into the Plant shall be stored in secured areas.  Contractor shall bear the responsibility of preserving, safeguarding, and maintaining such Equipment and any other completed Work and Work in progress (including spare parts provided by FPL).  If any loss, damage, theft or destruction occurs to the Work, on or off the Job Site, for which Contractor has so assumed the risk of loss, Contractor shall, at FPL’s option and at Contractor’s cost, promptly repair or replace the property affected thereby.  If FPL elects not to repair or replace the affected property, Contractor shall pay to FPL any proceeds received from the insurance required to be maintained by Contractor pursuant to Section 9.1.8 or 9.1.9 due to such loss, damage, theft or destruction.  Risk of loss for the Project and the Work shall pass to FPL (excluding Contractor Equipment and other items to be removed by Contractor, which shall remain the responsibility of Contractor) on the Provisional Acceptance Date.  Subject to the foregoing , from and after the date of the transfer of risk of loss, FPL shall assume all risk of physical loss or damage thereto; provided, however, Contractor shall, subject to the provisions of Article XII, Contractor’s Warranties, continue to be responsible after Provisional Acceptance Date for claims, physical loss or damage to the Work to the extent resulting from (a) the acts or omissions of Contractor or any Affiliate thereof, any Subcontractor or Vendor, or anyone directly or indirectly employed by any of them, or anyone for whose acts such Person may be liable and/or (b) any failure to comply with the requirements of the Contract Documents.

ARTICLE IX.
INSURANCE

9.1	Contractor Insurance Policies

Upon execution of the Agreement and continuing through the Final Acceptance Date, Contractor shall, at its sole cost and expense, obtain and maintain and cause its Subcontractors to obtain and maintain in force insurance policies satisfying the requirements of this Article, providing the following coverages of the types and in the amounts as follows (the “Contractor Insurance Policies”):

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9.1.1
Workers’ Compensation Insurance.  Workers’ Compensation that complies with the laws of the State of Florida and such other jurisdictions as may be applicable to its operations and includes an alternate employer endorsement.  The amount of coverage of the insurance policy shall be the statutory amount required by the laws of the State of Florida.  Where applicable, coverage shall include protection under the U.S. Longshoreman’s and Harbor Worker’s Act, Outer Continental Shelf Lands Act and Maritime Law, including the Jones Act and Death on the High Seas Act.  Contractor expressly agrees to comply with all provisions of the Workers’ Compensation Laws or similar employee benefit laws of the United States, or wherein said Work is to be performed, or of the countries from which its personnel are employed, where required, if applicable.

9.1.2	Employers’ Liability Insurance. Employers’ Liability Insurance including Occupational Disease in the amount of One Million Dollars ($1,000,000).

9.1.3
Comprehensive or Commercial General Liability Insurance.  Comprehensive or Commercial General Liability insurance shall be on a broad form occurrence basis which shall be in the amount of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for this Project including, but not limited to coverage for the following:

(a)	Premises and Construction Operations;

(b)	Independent Contractors;

(c)	Products and Completed Operations, maintained for a period of two (2) years from the Final Acceptance Date;

(d)	Explosion, Collapse and Underground Hazards;

(e)	Broad Form Contractual Liability Coverage, applicable to damages and indemnities set forth in this Agreement;

(f)	Personal Injury Coverage;

(g)	Non-Owned Watercraft, if applicable;

(h)	Broad Form Property Damage;

(i)	Cross Liability coverage or Severability of Interest clause;

(j)	Broad Form Named Insured Endorsement; and

(k)	Action over coverage.

9.1.4
Automobile Liability Insurance.  Automobile Liability Insurance, on an occurrence basis including coverage for all owned, leased, hired or non-owned automotive equipment (and containing appropriate no fault insurance provisions or other endorsements as are required under jurisdictional law or requirements), in the amount of One Million Dollars ($1,000,000) per occurrence or the amount required by Applicable Law, whichever is greater.

9.1.5
Umbrella Excess Liability Insurance.  Umbrella Excess Liability to be provided on a following form basis with coverage as broad as the primary policies in the amount of Twenty Million Dollars ($20,000,000) each occurrence and in the aggregate.

9.1.6	All Risk Equipment Insurance. All Risk Equipment Insurance covering all risk of physical damage to equipment owned by Contractor and/or provided for use at the Job Site by Contractor.

9.1.7
Professional Liability Insurance.  Professional Liability Insurance on a claims made basis with limits of $1,000,000 each occurrence and, at execution of this Agreement, $2,000,000, and upon the Commencement Date, $3,000,000, aggregate for liability arising out of any negligent act, error, mistake or omission resulting from Contractor’s engineering, procurement, construction, design, commissioning, start-up and testing services, such coverage to remain in effect for not less than four (4) years following Provisional Acceptance.

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SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

9.1.8	Inland and Marine Cargo Insurance. Inland and Marine Cargo Insurance, if applicable - replacement value, which coverage may be included as part of the Builder’s Risk Policy.

9.2	Form of Contractor Insurance Policies.

9.2.1
Each Contractor Insurance Policy shall be written on an occurrence basis.  Subject to the limits and coverages specified in Section 9.1, Contractor Insurance Policies, and except for Workers’ Compensation, Contractor shall name FPL, designated Affiliates of FPL, the Utility, the Financing Parties and any other Person designated by FPL (including their respective officers, directors and employees) as additional insureds on Contractor’s liability policies as required to be carried by Contractor by the provisions of Section 9.1, Contractor Insurance Policies, for liabilities of Contractor under the Contract Documents.  Each Contractor Insurance Policy shall provide, either in its printed text or by endorsement, that:

(a)	It shall be primary with respect to the interest of FPL, designated Affiliates of FPL and the Financing Parties (including their respective officers, directors and employees); and

(b)
Any other insurance maintained by FPL, designated Affiliates of FPL or the Financing Parties is in excess and not contributory to Contractor Insurance Policies in all instances regardless of any like insurance coverage that FPL, designated Affiliates of FPL and the Financing Parties may have.

9.2.2	Contractor shall require the issuers of the coverages specified in 9.1, Contractor Insurance Policies, to amend such Contractor Insurance Policies to:

(a)
Include a waiver of all rights of subrogation against the Financing Parties, FPL and designated Affiliates of FPL and any other Person designated by FPL and their respective directors, officers and employees;

(b)	Contain a severability of interest provision;

(c)	Provide that none of the Financing Parties, FPL or designated Affiliates of FPL or their respective directors, officers or employees shall be liable for the payment of premiums under such policy;

(d)
Provide that complete copies of all inspection or other reports required or performed for the insurer shall be provided to both FPL and the Financing Parties within thirty (30) days of delivery to Contractor;

(e)
Provide that FPL and the Financing Parties must be given at least sixty (60) days’ prior written notice  of any change in, non-renewal or cancellation of such coverages that are initiated by insurer, except ten (10) days for non-payment of premium, and

(f)
Provide that FPL and the Financing Parties must be given at least sixty (60) days’ prior written notice of any change in, non-renewal or cancellation of such coverages that are initiated by Contractor, except ten (10) days for non-payment of premium.

9.2.3
Contractor shall be responsible for additional costs associated with modifying inadequate coverage, terms and conditions to meet the requirements of this Agreement.  Contractor shall comply with all the conditions stipulated in each of the insurance policies.  Contractor shall make no material alteration to the terms of any insurance required herein without the prior written approval of FPL.  If an insurer makes (or purports to make) any such alteration, Contractor shall notify FPL immediately.  If any such notice is sent from an office outside the United States, it will be sent by international courier.  Contractor shall be responsible to insure against risk of loss or damage to any Contractor Equipment and other equipment and tools that will not be incorporated into or become part of the Project.

9.3	Qualified Insurers

All Contractor Insurance Policies shall be written by insurers reasonably acceptable to FPL and the Financing Parties and that are rated “A-” or higher by A.M. Best’s Key Rating Guide, or as may be approved in writing

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(continued)
                by FPL and the Financing Parties from time to time (a “Qualified Insurer”).  In addition, if required by the Financing Parties, the Qualified Insurer must be able to provide a non-vitiation endorsement.

9.4	Certificates of Insurance

Contractor shall require all insurers under Contractor Insurance Policies to provide the Financing Parties, FPL and such other interested Persons as may be designated by FPL with certificates of insurance, in form and substance acceptable to the Financing Parties and FPL, evidencing and describing the insurance policies and endorsements maintained hereunder prior to commencement of the Work, or upon issuance of such policies, if earlier, and on each issuance anniversary while such insurance is in effect.  The certificates of insurance shall evidence and describe the insurance policies and endorsements, including, without limitation, the requirements for the additional insured and waiver of subrogation as described in Section 9.2, Form of Contractor Insurance Policies.  Notwithstanding anything to the contrary contained herein, evidence of such coverage shall be provided to FPL as a condition precedent to Initial Site Mobilization.

9.5	Inspection of Contractor Insurance Policies

In respect of all Contractor Insurance Policies, Contractor shall, when so requested by FPL, produce Contractor’s policies of insurance and confirmation of premium payment for such policies.  If policies have not been secured on a project specific basis, Contractor may delete proprietary information not relevant to Contractor/FPL project prior to transmission.

9.6	Subcontractors’ Insurance

Before permitting any of its Subcontractors to perform any Work at the Job Site, Contractor shall obtain a certificate of insurance from each such Subcontractor evidencing that such Subcontractor has obtained the insurance required of Subcontractors by Contractor and in the case of Substantial Subcontractors, as required by FPL.  All policies of Substantial Subcontractors shall include, and Contractor shall use reasonable efforts to require all other Subcontractors to include, a waiver of any right of subrogation of the insurers thereunder against FPL, the Financing Parties and Contractor, and any right of the insurers to set-off or counterclaim, offset or any other deduction, whether by attachment or otherwise, in respect of any liability or any such Person insured under such policy.  Policies provided by Substantial Subcontractors and Substantial Vendors shall be in amounts and upon conditions as are customarily and normally provided in the major, grid-connected solar power generation industry.

9.7	Remedy on Failure to Insure

If Contractor shall fail to obtain and keep in force Contractor Insurance Policies, FPL may, without limiting any other remedy it may have, obtain and keep in force any such insurance and pay such premium or premiums as may be necessary for that purpose and recover from Contractor whether by way of deduction, offset or otherwise the cost of obtaining and maintaining such insurance.

9.8	Management of Insurance Policies

Except as directed by FPL, Contractor shall be responsible for managing and administering all Contractor Insurance Policies, including the payment of all deductibles and self-insured retention amounts, the filing of all claims and the taking of all necessary and proper steps to collect any proceeds on behalf of the relevant insured Person.  Contractor shall at all times keep FPL informed of the filing and progress of any claim.  If Contractor shall fail to perform these responsibilities, FPL may take such action as it determines appropriate under the circumstances.  In the event Contractor collects proceeds on behalf of other Persons, it shall ensure that these are paid directly from the insurers to the relevant Person and, in the event that it receives any such proceeds, it shall, unless otherwise directed by FPL, pay such proceed to such Party forthwith and prior thereto, hold the same in trust for the recipient.

9.9	FPL Insurance Policies

Subject to Section 9.9.3, prior to the Initial Site Mobilization by Contractor and continuing through the Final Acceptance Date, FPL shall obtain and maintain in force with responsible and reputable insurance carriers, subject to usual and customary terms, exclusions and limitations and deductible provisions the following insurance of the types set forth below:

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(continued)

9.9.1	Workers’ Compensation Insurance. Workers’ Compensation covering all of FPL’s employees - statutory limit;

9.9.2	Employers’ Liability Insurance. Employers’ Liability covering all of FPL’s employees;

9.9.3
Property Insurance.  After Provisional Acceptance and through the end of all of the Warranty Periods, FPL shall provide property insurance for the Plant and the Property Site in an amount and on terms that FPL deems reasonable.

9.9.4
All Risk Installation and Builder’s Risk Insurance.  No later than the Commencement Date, FPL shall obtain and maintain in force an All Risk Installation and Builder’s Risk Insurance Policy (the “Builder’s Risk Policy”). The Builder’s Risk Policy shall be in an amount at least equal to the maximum foreseeable loss that could reasonably be sustained with respect to the Project or, if such amount is unavailable, such lower amount as may be commercially available at the time FPL procures such policy. A certificate of insurance evidencing the Builder’s Risk Policy shall be furnished to the Contractor within thirty days after Contractor notifies FPL in writing that it will construct improvements at, or deliver materials to, the Job Site that may be insured pursuant to a builder’s risk policy. Contractor shall be named as an additional insured on any Project-specific Builder’s Risk Policy. The Builder’s Risk Policy may contain separate sub-limits and deductibles subject to insurance company underwriting guidelines, provided the per occurrence deductible shall not exceed the amounts which are available to FPL on a commercially reasonable basis, as determined by FPL in its sole discretion. The Builder’s Risk Policy will be maintained in accordance with terms reasonably available in the insurance market for the construction of major solar electric generating facilities and shall cover physical loss to property at the Job Site which results from a Defect but will not cover the Defect, including the cost to remedy the Defect. FPL shall cause the underwriter of the Builder’s Risk Policy to waive all rights of subrogation against Contractor and its Subcontractors for damages covered by the Builder’s Risk Policy. If a loss is insured under the Builder’s Risk Policy, FPL will prepare and submit to the insurer any claim and proof of loss in accordance with the terms of the Builder’s Risk Policy, and Contractor shall provide FPL with such documentation as FPL may reasonably require in connection with the preparation of such claim and proof of loss. FPL shall use commercially reasonable efforts for the benefit of the Parties in pursuing any claim under the Builder’s Risk Policy, including, if permitted by the Builder’s Risk Policy, pursuit of partial payment for partial proof of loss and payment of undisputed amounts due under the Builder’s Risk Policy, provided Contractor acknowledges and agrees that the Builder’s Risk Policy may not require such partial payments. FPL shall keep the Contractor reasonably informed of the status of claims negotiations between FPL and the insurer under the Builder’s Risk Policy and if Contractor is not satisfied with the progress of such negotiations, it shall have the right to address such dissatisfaction with FPL’s management and FPL shall use reasonable efforts to address Contractor’s concerns. Notwithstanding the foregoing and subject to FPL’s obligation to use commercially reasonable efforts in pursuing claims under the Builder’s Risk Policy, any decisions made in the settlement or negotiation of any claim under the Builder’s Risk Policy shall be in FPL’s sole discretion. Upon availability and reasonable prior notice, Contractor’s authorized representative shall be entitled to receive a copy of the Builder’s Risk Policy. Contractor is responsible for the deductible under the Builder’s Risk Policy; provided, however, Contractor’s responsibility therefor shall in no event exceed $500,000 per occurrence.

9.10	Form of FPL’s Policies

9.10.1
FPL shall provide Contractor with a certificate of insurance evidencing those policies set forth in Section 9.9, FPL Insurance Policies.  As it applies to this Agreement, FPL shall provide that the insurance required pursuant to Section 9.9, FPL Insurance Policies, shall, except for Workers’ Compensation, name Contractor and its Subcontractors as additional insureds thereunder only as their respective interests may appear but only with respect to Work performed pursuant to the Agreement.

9.10.2
Contractor shall be responsible for the payment of all deductibles for such claims caused, directly or indirectly, through the acts or omissions of Contractor, any Affiliate thereof, any Subcontractor or Vendor, or anyone directly or indirectly employed by any of them, or anyone for whose acts such Person may be liable.

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SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

9.11	Contractor’s Assistance

In the event a loss is sustained under any of FPL’s policies, such loss will be adjusted by FPL and/or the Financing Parties with the insurance companies.  Contractor will assist FPL and the Financing Parties in the adjustment of losses.  In the event a loss is sustained under the Builder’s Risk Policy, such loss will be adjusted by Contractor and FPL with the insurance companies.  FPL and Contractor agree to waive all rights of recovery against each other, and shall cause their respective underwriters to waive all rights of subrogation, for damages caused by fire and/or other perils to the extent covered and paid for by the Cargo Insurance.  Contractor shall cooperate with FPL in obtaining and maintaining the insurance policies of FPL and shall provide all Drawings, Final Plans, certificates and other information that FPL or its insurers may reasonably require.  Upon FPL’s reasonable request, Contractor shall with all due diligence comply with the conditions of FPL’s insurance polices and all reasonable requirements of the insurers in connection with the settlement of claims, the recovery of losses and the prevention of accidents and shall bear at its own cost the consequences of any failure to do so.

9.12	Responsibility for Safe Delivery of Materials of Contractor

In addition to Section 8.2., Risk of Loss, of Article VIII, RISK OF LOSS AND POSSESSION, Contractor shall comply with all warranty requirements or other requirements set forth in all policies, including transport or marine/inland marine cargo insurance policies.

9.13	No Limitation on Liability

Nothing in this Article shall be deemed to limit Contractor’s liability under the Contract Documents regardless of the insurance coverages required by this Article.  Except for the coverage limits of liability for insurance companies set forth in Section 9.1, Contractor Insurance Policies, no limitation of liability provided to Contractor under the Contract Documents is intended nor shall run to the benefit of any insurance company or in any way prejudice, alter, diminish, abridge or reduce, in any respect, the amount of proceeds of insurance otherwise payable to FPL or the Financing Parties under coverage required to be carried by Contractor under the Contract Documents, it being the intent of the Parties that the full amount of insurance coverage bargained for be actually available notwithstanding any limitation of liability contained in the Contract Documents, if any.  FPL assumes no responsibility for the solvency of any insurer or the failure of any insurer to settle any claim.

9.14	FPL Controlled Insurance Program

FPL and Contractor agree that FPL may substitute its own Owner’s Controlled Insurance Program (“OCIP”) for the purpose of providing during the term of the Agreement Worker’s Compensation insurance, Commercial General Liability insurance and other insurance requested by FPL that is typically covered by OCIPs.  In such event, FPL shall procure and pay the costs for certain insurance coverages on behalf of Contractor and Subcontractors.

ARTICLE X.
SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE

10.1	General.

10.1.1
All start-up, synchronization, operation and testing conducted by Contractor shall be in accordance with the Contract Documents, applicable manufacturers’ instructions and warranty requirements, Applicable Laws, Applicable Standards, Applicable Permits, Prudent Utility Practices and any and all applicable rules as agreed to by FPL and Contractor.  Contractor shall provide FPL with at least thirty (30) days’ advance written notice of the first Test that involves delivering energy to the Grid.  In addition, no Test of the Plant that delivers electrical output shall be conducted unless Contractor gives prior written notice thereof as provided in Section 10.1.2, Test Notice.  FPL, Financing Parties, the Utility, the Independent Engineer, all relevant Government Authorities and their respective authorized representatives shall have the right to inspect the Work and to be present during the start-up, synchronization, operation and testing of the Project pursuant to this Article.

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10.1.2	Test Notice.

(a)	Prior to performing any Test, Contractor shall deliver to FPL a written notice thereof (a “Test Notice”) specifying a date for commencement of any or all of the Tests. Contractor shall coordinate with FPL the scheduling of any Test and FPL shall coordinate such Test with the dispatch schedule for the Plant, so as not to interfere with FPL’s or its Affiliates’ obligations with respect thereto.  Contractor shall deliver a Test Notice at least ten (10) Business Days prior to the commencement of any Test.  FPL shall, within five (5) Business Days after its receipt of such Test Notice, deliver to Contractor a written notice:

(i)	Accepting such Test Notice; or

(ii)	Denying that the prerequisites for performing such Test have been completed and stating the facts upon which such reasonable denial is based.

(b)
Upon receipt of notice denying that the prerequisites for performing such Test have been completed, Contractor shall take such action as is appropriate to remedy the conditions described in such notice from FPL.  Following any such remedial action, Contractor shall deliver to FPL a new Test Notice conforming to the requirements of this Section 10.1.2, and the provisions of this Section 10.1.2, shall apply with respect to such new Test Notice in the same manner as they applied with respect to the original Test Notice.

(c)
The foregoing procedure shall be repeated as often as necessary until FPL no longer rejects the Test Notice; provided, however, if Contractor is required to notify following receipt of FPL’s written notice in which FPL denies that the prerequisites for performing a task have been completed, such renotification may be given within five (5) Business Days of such notice by FPL, and FPL shall have three (3) Business Days following the receipt of such resubmitted notice to file written objections as described above.  Contractor shall reschedule Tests as requested by FPL to reasonably accommodate the schedules of Persons whom FPL deems necessary to attend the Tests.  Contractor shall promptly notify FPL of any proposed change in the schedule of Tests and may not conduct any such test under such proposed changed schedule unless FPL receives reasonable advance notice of the actual date of commencement of such rescheduled test.  FPL shall be responsible for notifying the Utility, the Financing Parties and the Independent Engineer for witnessing Tests.  Contractor shall reimburse FPL for all additional direct costs reasonably and necessarily incurred by FPL due to Contractor’s failure to provide written notice in accordance with this Section 10.2, or due to Contractor’s failure to prepare any portion of the Work for inspections or testing after having provided notice to FPL of any such inspection or test.

10.2	Synchronization

Together with the notice of the Scheduled Synchronization Date, Contractor shall provide FPL a start-up and test schedule for the Project and copies of all manufacturers’ specifications, schedules of protection schemes, and protection relay settings.  Contractor shall promptly give FPL notice of any expected change in the Scheduled Synchronization Date or other information provided with the notice as described above (or any modifications thereto); provided that Contractor shall provide at least ten (10) days prior written notice of the actual synchronization date.  Contractor shall perform the synchronization procedures in accordance with the Scope of Work and FPL’s direction regarding Utility’s requirements.  Utility and its authorized representatives shall have the right to be present during the synchronization.

10.3	Mechanical Completion

Upon satisfaction of all requirements for Mechanical Completion, Contractor shall provide FPL with a notice of Mechanical Completion.  Within three (3) Business Days of receipt of such notice, FPL shall notify Contractor in writing whether or not Contractor has fulfilled the requirements of Mechanical Completion.  If Contractor has not fulfilled such requirements for Mechanical Completion, FPL shall specify in such notice to Contractor in reasonable detail the reasons that the requirements for Mechanical Completion have not been met.  Contractor shall promptly act to correct such deficiencies so as to achieve Mechanical Completion as soon as possible (and no later than by the applicable date set forth in Appendix C, Critical Milestones and

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(continued)

Milestones, if such date has not already passed).  Following any such remedial action, Contractor shall deliver to FPL a new notice of Mechanical Completion and the provisions of this Section 10.3, shall apply with respect to such new Mechanical Completion notice in the same manner as they applied to the original Mechanical Completion notice so long as, if the Guaranteed Provisional Acceptance Date shall have passed, Contractor is paying Schedule Liquidated Damages when due in accordance with Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES.

10.4	Performance Tests

10.4.1
Contractor is responsible for conducting the Tests and any required re-tests for the purposes of determining achievement of the Minimum Performance Level and the Final Acceptance Performance Level.  Only after the Project:

(a)	Has achieved Mechanical Completion;

(b)	Has been synchronized with the Grid in accordance with the Scope of Work and Utility’s requirements;

(c)
Is capable of being operated safely, normally, reliably and continuously in accordance with the requirements of the Contract Documents at all operating conditions and modes specified in the Scope of Work (although minor portions of the Project not essential to its safe, continuous and reliable operation may remain to be completed); and

(d)	Is ready for the Tests to be performed in accordance with the Contract Documents,

(e)	shall Contractor conduct the Tests.

10.4.2
Each Test shall be conducted in accordance with the terms of the Contract Documents, including the Scope of Work and Appendix HH, after complying with the notice provisions of Section 10.1.2, Test Notice.  If the Project achieves the Minimum Performance Level, Contractor shall, upon satisfaction of the other requirements to Provisional Acceptance, submit a notice of Provisional Acceptance in accordance with Section 10.7, Provisional Acceptance.  If the Project fails all or any part of the Tests, including, without limitation, the failure to achieve the Minimum Performance Level, Contractor shall take appropriate corrective action and the Tests shall be performed again.  If the Project fails all or any part of the retest, Contractor shall take appropriate corrective action and the Tests shall be repeated.  If Contractor fails to achieve the Minimum Performance Level and satisfy all of the other requirements of Provisional Acceptance on or prior to the Guaranteed Provisional Acceptance Date, Contractor shall pay Schedule Liquidated Damages in accordance with Section 11.2, Schedule Liquidated Damages, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES.  In addition, Contractor shall repeat the Tests in accordance with Section 11.6.1 during the applicable time periods set forth in Section 11.1, Completion Guarantee, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES. Contractor shall provide a written report of the results of each Test to FPL.

10.5	Performance Shortfalls.

10.5.1
Prior to the Guaranteed Provisional Acceptance Date, if the Project has achieved the Minimum Performance Level necessary for Provisional Acceptance, as determined pursuant to Section 11.6, Determination of Performance, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES (but not the Final Acceptance Performance Level), and the Project is capable of being operated safely, normally and continuously in accordance with the requirements of the Contract Documents at all operating levels specified in the Scope of Work (although minor portions of the Project not essential to its safe, continuous and reliable operation may remain to be completed), and after complying with the notice provisions of Section 10.1.2, Test Notice, Contractor may conduct the Tests again in accordance with the terms of the Contract Documents, including the Scope of Work, in order to attempt to achieve the Final Acceptance Performance Level.  If the Project fails to achieve all or any part of the Final Acceptance Performance Level after the Guaranteed Provisional Acceptance Date, Contractor shall, subject to Contractor’s rights set forth in the following sentence, submit a Remedial Plan reasonably acceptable to FPL and take appropriate corrective action and repeat the Tests.  If the Project fails all or any part of the

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(continued)

Final Acceptance Performance Level after the Guaranteed Provisional Acceptance Date but all other requirements for Final Acceptance have been met, including the achievement of the Minimum Performance Level, Contractor shall have the option of:

(a)	Submitting a Remedial Plan reasonably acceptable to FPL and take appropriate corrective action and repeat the Tests; or

(b)
Giving notice to FPL of its declaration of Final Acceptance and reducing the Contract Price based on the results of the last Guaranteed Performance Test performed (and during which the Noise Guarantee was simultaneously satisfied) prior to the issuance of such notice.

If Contractor selects option (b), above, (i) the Contract Price will be reduced to an amount equal to *** and (ii) Contractor shall perform all Remediation Work requested by FPL related to Work not associated with the percentage of the Final Acceptance Performance Level that has been achieved.  For example, if 75% of the Final Acceptance Performance Level is achieved, to the extent requested by FPL, Work not associated with achieving such 75% of the Final Acceptance Performance Level (such Work being referred to as the “Non-Accepted Work”) shall be removed from the Property Site and the Property Site on which such Non-Accepted Work is located or performed shall be restored to the condition of the Property Site immediately prior to Initial Site Mobilization to the extent requested by FPL.

10.5.2	Notwithstanding the foregoing and subject to the terms and conditions contained herein, Contractor may repeat the Tests until the earliest of the:

(a)	Date that is *** (***) days after the Guaranteed Provisional Acceptance Date;

(b)	Achievement by Contractor of the Final Acceptance Performance Level; or

(c)	Delivery by Contractor to FPL of Contractor’s notice of declaration of Final Acceptance and reduction of the Contract Price in accordance with Section 10.5.1.

Contractor shall provide a written report of the results of each Test to FPL.  The Minimum Performance Level, the Final Acceptance Performance Level and any other Net Energy Output used to calculate any reduction of Contract Price shall be achieved only while the Plant is operating in compliance with the Noise Guarantee (excluding for this purpose all waivers and variances permitted under Applicable Permits).

10.5.3
If the Final Acceptance Performance Level is not achieved within *** (***) days after the Guaranteed Provisional Acceptance Date and Contractor has not selected option (b) of Section 10.5.1, then the Contract Price will be automatically reduced to an amount equal to the Contract Price multiplied by the Payment Output Percentage, which Payment Output Percentage shall be based on the results of the last Guaranteed Performance Test performed (and during which the Noise Guarantee was simultaneously satisfied) prior to one hundred and eighty (180) days after the Guaranteed Provisional Acceptance Date.

10.5.4
At no time between the Provisional Acceptance Date and Final Acceptance shall the performance of the Project fall below the Minimum Performance Level, for reasons not due to FPL’s operation of the Project or a Force Majeure Event.

10.6	Punch List.

10.6.1
At all times during performance of the Work, Contractor shall maintain a list setting forth parts of the Work which remain to be performed in order to confirm that the Work fully complies with the terms of the Contract Documents.  Contractor shall promptly provide a copy of such list to FPL upon request.  Contractor shall make such revisions to such list as and when requested by FPL from time to time.

10.6.2
No later than thirty (30) days before the Provisional Acceptance Date, Contractor shall prepare and submit to FPL a comprehensive list (the “Punch List”) of items to be completed for the Project to reach Final Acceptance.  The Punch List shall not include any item that affects the safety, reliability or operability of the Equipment, the Plant or any portion thereof or requires a shut-down or reduced operation of the

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(continued)

Equipment, the Project or any portion thereof to be completed. Contractor shall make such revisions to the Punch List as and when reasonably requested by FPL from time to time.

10.6.3
The Parties agree that with respect to Punch List items that remain uncompleted and which are preventing Final Acceptance, it may be more expedient for FPL to complete such Punch List items, at its election and option.  If the Parties are able to agree upon the commercial value of all items on the Punch List, and FPL so elects, at its sole discretion, FPL may, in lieu of requiring Contractor to complete any item on the Punch List, require Contractor to pay to FPL an amount equal to *** percent (***%) of the commercial value of such Punch List item as reasonably determined by FPL.  FPL shall have the right to offset such amount owed by Contractor against any amounts owed by FPL to Contractor at Final Acceptance, or otherwise under the Contract Documents.

10.7	Provisional Acceptance.

10.7.1
After completing the Tests in accordance with Section 10.4, Tests, and Contractor determines that all of the requirements for Provisional Acceptance have been completed, Contractor shall provide written notice thereof to FPL.

10.7.2
Within three (3) Business Days following receipt by FPL of such notice of Provisional Acceptance, FPL shall notify Contractor in writing whether or not Contractor has fulfilled the requirements of Provisional Acceptance.  If Contractor has fulfilled the requirements of Provisional Acceptance, FPL shall notify Contractor that it has achieved Provisional Acceptance.  If Contractor has not fulfilled such requirements for Provisional Acceptance, FPL shall specify in such notice to Contractor in reasonable detail the reasons for determining that the requirements for Provisional Acceptance have not been met.  Contractor shall promptly act to correct such deficiencies so as to achieve Provisional Acceptance as soon as possible (and no later than by the Guaranteed Provisional Acceptance Date if such date has not already passed).  Following any such remedial action, Contractor shall deliver to FPL a new notice of Provisional Acceptance and the provisions of this Section 10.7.2, shall apply with respect to such new Provisional Acceptance notice in the same manner as they applied to the original Provisional Acceptance notice.  The foregoing procedure shall be repeated as often as necessary, so long as Contractor is paying when due Schedule Liquidated Damages (if applicable), until acceptance by FPL of Contractor’s Provisional Acceptance notice and delivery by FPL of its own notice to Contractor that Provisional Acceptance has been achieved.  The date on which Provisional Acceptance is achieved by Contractor shall be the “Provisional Acceptance Date.”

10.8	Final Acceptance of the Plant

After achieving Provisional Acceptance in accordance with Section 10.7, Provisional Acceptance, when Contractor determines that all of the requirements for Final Acceptance have been completed (other than execution of the Final Acceptance Certificate by FPL), or when Contractor has elected to or is required to declare Final Acceptance pursuant to Section 10.5, Performance Shortfalls, Contractor shall submit a proposed Final Acceptance Certificate, in substantially the form attached hereto as Appendix G, Form of Final Acceptance Certificate, to FPL.  As soon thereafter as reasonably practicable, a team consisting of representatives of FPL, the Financing Parties, the Independent Engineer and Contractor shall make a final inspection of the Plant.  Within ten (10) Business Days following such final inspection, FPL, with the consent of the Financing Parties, if applicable, shall notify Contractor in writing whether Contractor has fulfilled the requirements of the Contract Documents to reach Final Acceptance (other than execution of the Final Acceptance Certificate by FPL).  If such requirements have been fulfilled, FPL will execute the proposed Final Acceptance Certificate.  If the requirements for Final Acceptance have not been fulfilled, then FPL shall deliver a written notice to such effect to Contractor describing in reasonable detail the deficiencies noted and corrective action recommended, including projected target dates for the completion of such incomplete or remedial Work.  Contractor shall promptly act to correct any such deficiencies.  The procedure set forth in this Section 10.8, shall be repeated as necessary, until the earlier of:  (i) the date on which Contractor has fulfilled the requirements for the issuance of the Final Acceptance Certificate and FPL executes such certificate; or (ii) termination of this Agreement.

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10.9	Changes in Guaranteed Dates

Except as otherwise set forth herein, no action by FPL or Contractor (unless FPL specifically agrees to the contrary) required or permitted under this Article shall affect the Guaranteed Provisional Acceptance Date or any other scheduled date described or defined under the terms of the Project Schedule or other Contract Document.

10.10	Revenues
Any revenues generated by the Project during the performance of any start-up, synchronization, operation and testing or otherwise shall be paid to and for the benefit of FPL.

ARTICLE XI.
CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES

11.1	Completion Guarantee.

11.1.1
Contractor hereby guarantees that Provisional Acceptance will occur no later than the Guaranteed Provisional Acceptance Date and that Final Acceptance will occur no later than *** (subject to delay for Force Majeure Events or FPL Caused Delay).

11.1.2
Subject to FPL’s other rights as set forth in this Agreement and subject to the provisions of this Section 11.1, in the event that Provisional Acceptance occurs after the Guaranteed Provisional Acceptance Date, Contractor shall pay and FPL shall accept as its sole remedy for each and every day of such delay after the Guaranteed Provisional Acceptance Date the Schedule Liquidated Damages described in Section 11.2, Schedule Liquidated Damages.

11.1.3	If and in the event Contractor fails to achieve Provisional Acceptance within *** (other than as a result of FPL Caused Delay or a Force Majeure Event), then:

(a)	Contractor shall be considered in default, and this Agreement may, at FPL’s sole and exclusive discretion, be terminated in accordance with Article XV, TERMINATION; and

(b)
Contractor shall continue to pay the Schedule Liquidated Damages described in Section 11.2, Schedule Liquidated Damages, until the exhaustion of the aggregate amount of liquidated damages, payable by Contractor hereunder in accordance with Section 11.5.3, Aggregate Liquidated Damages.

11.2	Schedule Liquidated Damages.

11.2.1
FPL and Contractor acknowledge and agree that any failure to achieve Provisional Acceptance for the Project by the Guaranteed Provisional Acceptance Date or any failure of the Project, between the Provisional Acceptance Date and Final Acceptance, to operate at or above the Minimum Performance Level will directly cause substantial damage to FPL, which damage cannot be ascertained with reasonable certainty.  Accordingly, if Contractor shall fail to achieve Provisional Acceptance for the Project by the Guaranteed Provisional Acceptance Date, or if at any time between the Provisional Acceptance Date and Final Acceptance the performance of the Project falls below the Minimum Performance Level (other than as a result of FPL’s improper operation of the Project, FPL Caused Delay or a Force Majeure Event), subject to Section 11.5.3, Aggregate Liquidated Damages, it shall pay to FPL, as liquidated and agreed damages and not as a penalty, an amount (collectively, the “Schedule Liquidated Damages”) equal to $*** for each Day that:

(a)	Provisional Acceptance is delayed beyond the Guaranteed Provisional Acceptance Date, commencing with the first Day following the Guaranteed Provisional Acceptance Date; and

(b)
Performance of the Project falls below Minimum Performance Level between the Provisional Acceptance Date and Final Acceptance (other than as a result of FPL’s improper operation of the Project, FPL Caused Delay or a Force Majeure Event).

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11.2.2
It is understood and agreed between the Parties that the terms, conditions and amounts fixed pursuant to this Article as Schedule Liquidated Damages are reasonable, considering the damages that FPL would sustain, and that these amounts are agreed upon and fixed as liquidated damages because of the difficulty of ascertaining the exact amount of damages that would be sustained by FPL.  Payment of Schedule Liquidated Damages are the exclusive remedies for delays if and in the event the Project ultimately achieves Provisional Acceptance before the aggregate amount of liquidated damages is exhausted.  Further, subject to the last sentence of this paragraph and provided Contractor:

(a)	Has not otherwise materially breached the Agreement; and

(b)	Is paying the assessed Schedule Liquidated Damages,

the failure to achieve Provisional Acceptance by the applicable Guaranteed Provisional Acceptance Date shall not be considered an event of default under the Contract Documents.

Notwithstanding anything contained herein to the contrary, in the event that Contractor has not achieved Provisional Acceptance but has reached its maximum liability hereunder for payment of liquidated damages in accordance with Section 11.5.3, Aggregate Liquidated Damages, Contractor shall be considered in default, and this Agreement may, at FPL’s sole and exclusive discretion, be terminated in accordance with Article XV, TERMINATION.

11.2.3
Although Schedule Liquidated Damages are FPL’s sole and exclusive remedy and Contractor’s sole and exclusive obligation for Contractor’s delay in achieving Provisional Acceptance, such exclusivity shall in no event affect FPL’s rights and remedies set forth in Article XV Article XV, TERMINATION.

11.2.4	Notwithstanding anything herein to the contrary, if Contractor selects option (b) of Section 10.5.1 as and when applicable, no additional Schedule Liquidated Damages shall accrue thereafter.

11.3	Final Acceptance Performance Level; Guaranteed Performance Level.

Contractor guarantees to FPL that the peak Net Energy Output of the Plant during the period from the Provisional Acceptance Date to the Final Acceptance Date will be equal to or greater than the Expected Energy Output (which for purposes of clarity is based on a 25,000 kW net AC capacity at Guarantee Design Conditions) (the “Net Energy Output Guarantee”); provided, however, that (i) for purposes of satisfaction of clause (c)(i) of the definition of “Final Acceptance”, Net Energy Output shall be equal to or greater than the Final Acceptance Performance Level; (ii) in the event that Contractor makes the election provided for in Section 10.5.1(b), “Net Energy Output Guarantee” shall thereafter be deemed to equal the peak Net Energy Output of the Plant as determined by the Final Acceptance Performance Level that has been achieved by the last Guaranteed Performance Test performed (and during which the Noise Guarantee was simultaneously satisfied) when corrected to the Guarantee Design Conditions contained in the Scope of Work; and (iii) ***.

11.4	***.

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11.5	Payment of Liquidated Damages.

11.5.1
Schedule Liquidated Damages, if any, under this Article shall accrue on a daily basis for each Day (or portion thereof) of delay. Contractor shall pay any Schedule Liquidated Damages pursuant to this Article within seven (7) Days after receipt of demand therefor.

11.5.2
Except as provided in Section 11.5.3, Aggregate Liquidated Damages, Contractor’s obligation to pay Schedule Liquidated Damages when and as provided in this Article is an absolute and unconditional obligation, and shall not be released, discharged, diminished, or in any way affected by:

(a)	Any default by FPL in the performance or observance of any of its obligations hereunder, provided that FPL has paid all undisputed amounts due to Contractor hereunder;

(b)	The assignment by FPL of the Contract Documents to the Financing Parties or any other Person; or

(c)	Any other circumstances, happening, condition or event.

(d)	Contractor shall pay such liquidated damages without deduction, set-off, reduction or counterclaim.

11.5.3
Aggregate Liquidated Damages.  Notwithstanding anything contained herein to the contrary, the aggregate amount of Schedule Liquidated Damages payable by Contractor hereunder shall not exceed *** percent (***%) of the Contract Price.

11.5.4
FPL shall have the right to offset any amounts owing to FPL under this Article against amounts owing to Contractor under this Agreement and to exercise its rights against any security provided by or for the

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benefit of Contractor, in such order as FPL may elect in its sole discretion.  In addition, FPL, in its sole discretion, may collect Schedule Liquidated Damages by drawing on the Letter of Credit if not timely paid by Contractor.

11.6	Determination of Performance.

11.6.1
Contractor’s compliance with the Minimum Performance Level for purposes of achieving Provisional Acceptance shall be determined on the basis of the Tests conducted in accordance with Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE, and Appendix HH, and the results of such Tests shall be conclusive for such purpose.  The Net Energy Output of the Plant shall be determined pursuant to the Guaranteed Performance Test and shall be measured while the Plant is operating in compliance with the Noise Guarantee (excluding for this purpose all waivers and variances permitted under Applicable Permits).

11.6.2
Contractor’s compliance with the Minimum Performance Level and the Guaranteed Performance Level, or the extent of its failure to comply therewith, for purposes of achieving Final Acceptance shall be determined on the basis of the Tests conducted in accordance with Article X, SYNCHRONIZATION, TESTS, MECHANICAL COMPLETION, PROVISIONAL ACCEPTANCE AND FINAL ACCEPTANCE, and Appendix HH, and the results of such tests shall be conclusive for such purpose.  The Net Energy Output of the Plant shall be determined pursuant to the Guaranteed Performance Test and shall be measured while the Plant is operating in compliance with the Noise Guarantee (excluding for this purpose all waivers and variances permitted under Applicable Permits).

11.7	Absolute Obligations

The Parties understand and agree that Contractor’s obligation to achieve the Minimum Performance Level simultaneously with achievement of the Noise Guarantee, is an absolute obligation, which must be achieved.  Notwithstanding anything contained herein to the contrary, after the Project has achieved Provisional Acceptance and during the time period prior to Final Acceptance, the Project shall be capable of being operated in accordance with all of the Plant’s operating procedures and all Applicable Laws, Applicable Permits and the other requirements of the Contract Documents, and all operating conditions specified in the Scope of Work, excluding for this purpose all waivers and variances permitted under Applicable Permits.  The obligations set forth in this Section 11.7 are absolute obligations of Contractor regardless of the amounts and expenses required to be incurred by Contractor to satisfy such obligation, and notwithstanding that such amounts may exceed the Contract Price.

11.8	***

ARTICLE XII.
CONTRACTOR’S WARRANTIES

12.1	Warranties.

12.1.1	Contractor warrants to FPL that all Equipment shall:

(a)	Be new and of good quality;

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(b)	Be free from improper workmanship and Defects;

(c)	Comply with all applicable requirements of all Applicable Laws and all Applicable Permits; and

(d)	Be fit for FPL’s use in and as a photovoltaic solar power generation facility.

Contractor’s warranty above expressly excludes (i) photovoltaic modules that have been subjected to misuse, abuse, neglect, alteration, improper application or removal by any party other than Contractor, (ii) cosmetic defects stemming from normal wear and tear of photovoltaic module materials, and (iii) Defects caused by FPL’s failure to comply with the operation and maintenance manuals and manufacturers’ guidelines applicable to the Equipment.

12.1.2	Contractor warrants to FPL that the Work will be performed in a good and workmanlike manner, and that the Plant will:

(a)
Conform to and be designed, engineered and constructed in accordance with the Drawings, Scope of Work, all Applicable Laws and Applicable Permits, Prudent Utility Practices and other requirements of the Contract Documents;

(b)
Conform with, and be designed and engineered according to professional standards and skill, expertise and diligence of design professionals regularly involved in major solar power projects similar to the Project; and

(c)	Contain the Equipment, supplies and materials described in the Scope of Work.

Contractor’s warranty above expressly excludes (i) photovoltaic modules that have been subjected to misuse, abuse, neglect, alteration, improper application or removal by any party other than Contractor, (ii) cosmetic defects stemming from normal wear and tear of photovoltaic module materials, and (iii) Defects caused by FPL’s failure to comply with the operation and maintenance manuals and manufacturers’ guidelines applicable to the Equipment.

12.1.3	Contractor warrants to FPL that: ***

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All of the foregoing warranties provided for in this Section 12.1.3 expressly exclude (i) photovoltaic modules that have been subjected to misuse, abuse, neglect, alteration, improper application or removal by any party other than Contractor and (ii) Defects caused by FPL’s failure to comply with the operation and maintenance manuals and manufacturers’ guidelines applicable to the Equipment.  Furthermore, the warranty provided for in clause (b) of this Section 12.1.3 shall also expressly exclude cosmetic defects stemming from normal wear and tear of photovoltaic module materials.

12.1.4
Warranty Period.  Except as expressly stated herein to the contrary, Contractor warrants that it shall remedy, in accordance with Section 12.2, Repair of Nonconforming Work, any Defects or breaches of warranty which appear prior to the expiration of: (a) *** with respect to the warranties set forth in Sections 12.1.1 and 12.1.2, as such period may be extended in accordance with the terms hereof (the “Initial Warranty Period”), (b) the period commencing on the Final Acceptance Date and ending on *** (the “Plant Warranty Period”) with respect to the warranties set forth in Section 12.1.3(a) and (c) the period commencing on *** and ending on *** (the “Module Warranty Period”) with respect to the warranties set forth in Section 12.1.3(b) (each of the Initial Warranty Period, the Plant Warranty Period and the Module Warranty Period, a “Warranty Period”, and collectively, the “Warranty Periods”).

The provisions of this Section apply to Work performed by Subcontractors and Vendors as well as Work performed directly by Contractor.  If and in the event FPL notifies Contractor of a Defect or breach of warranty, as applicable, within the given Warranty Period, Contractor, at Contractor’s expense, shall immediately respond to the notification and commence all Work with due diligence to remedy the Defect or breach of warranty.  The repair or replacement Work performed by Contractor to accomplish to remedy a Defect or breach of warranty set forth in Sections 12.1.1 and 12.1.2 shall be subject to (a) ***.  Contractor’s obligations to remedy any Defects or breaches of

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warranty, as applicable, surfacing after the given Warranty Period shall be limited to the proceeds, if any, of any applicable insurance policy.  Contractor agrees to reasonably cooperate with FPL to effect the collection of any such insurance proceeds.

12.1.5	***

12.1.6
If, prior to or during the given Warranty Period for any warranty provided hereunder (as the same may be extended hereunder), *** percent (***%) or more of any type of component of the Work fails (for purposes hereof, a component shall be deemed to have failed if it contains a Defect or is in breach of other warranty set forth in Section 12.1, WARRANTIES, as applicable), then Contractor shall perform or cause to be performed a root-cause analysis with respect to such extensive component failure and, unless Contractor proves to FPL’s sole satisfaction that the failure is not due to a design fault in such component, such component or components shall be re-designed and retrofitted for the Plant, subject fully in each case to the warranties set forth in Section 12.1, WARRANTIES, for a period of *** (***) months beginning on each date of the completion of the re-installation of such new component.  If Contractor proves to FPL’s sole satisfaction that the failure is not due to a design fault in such component, then the given Warranty Period applicable for all such component or components in the Plant shall be automatically extended for (a) an additional *** (***) months commencing on the date, in the case of each such component, when the failure occurred that caused the percentage of failures of components of that type to equal or exceed *** percent (***%) if such failure occurred at any time prior to *** and or (b) an additional *** (***) months commencing on the date, in the case of each such component, when the failure occurred that caused the percentage of failures of components of that type to equal or exceed *** percent (***%) if such failure occurred at any time on or after ***.

12.1.7
THE WARRANTIES OF CONTRACTOR SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING AND USAGE OF TRADE).  The foregoing sentence is not intended to disclaim any other obligations of Contractor set forth herein.

12.2	Repair of Nonconforming Work.

12.2.1
If, during the given Warranty Period for any warranty provided hereunder, the Work or the Plant is found to contain Defects or Contractor is otherwise in breach of any of the warranties set forth in Section 12.1, Warranties, as applicable, Contractor shall at its expense correct, repair or replace such Defect or otherwise cure such breach as promptly as practicable upon being given notice thereof.  FPL shall provide Contractor with reasonable access to the Plant in order to perform its obligation under this Article and the Parties shall schedule such corrections or replacements as necessary so as to minimize disruptions to the operation of the Plant.  Contractor shall bear all costs and expenses associated with correcting any Defect or breach of warranty, including, without limitation, necessary disassembly, transportation, reassembly and retesting, as well as reworking, repair or replacement of such Work, disassembly and reassembly of piping, ducts, machinery, Equipment or other Work as necessary to give access to improper, defective or non-conforming Work and correction, removal or repair of any damage to other work or property that arises from the Defect or breach of warranty.  If Contractor is obligated to repair, replace or renew any Equipment, item or portion of the Work hereunder, Contractor will undertake a technical analysis of the problem and correct the “root cause” unless Contractor can demonstrate to FPL’s reasonable satisfaction that there is not a risk of the reoccurrence of such problem.  Contractor’s obligations under this Section shall not be impaired or otherwise adversely affected by any actual or possible legal obligation or duty of any Vendor or Subcontractor to Contractor or FPL concerning any Defect or breach of warranty.  No such correction or cure, as the case may be, shall be considered complete until FPL shall have reviewed and accepted such remedial Work.

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12.2.2
If Contractor fails to commence to complete the correction of any Defect or cure of any breach of warranty as required herein within five (5) days after receipt of notice from FPL to perform such obligations or thereafter fails to diligently continue to complete such corrections or cure, then FPL may correct (or cause to be corrected) such Defect or cure (or cause to be cured) such breach of warranty and Contractor shall be liable for all reasonable costs, charges, and expenses incurred by FPL in connection therewith (including attorneys’ and other consultants’ fees), and Contractor shall, within fifteen (15) days after request therefor, pay to FPL an amount equal to such costs, charges, and expenses.  Any such request by FPL shall be accompanied by proper documentation evidencing such costs, charges and expenses.  Such correction of a Defect or cure of a breach of warranty by FPL (or caused by FPL) shall be deemed performed by Contractor and the Warranty Period applicable thereto for such corrected or cured Work shall be extended in accordance with Section 12.1.4.

12.2.3
If, during the a given Warranty Period, Contractor shall change, repair or replace any Major Equipment item or component, FPL, in its reasonable discretion, may require Contractor to conduct and satisfactorily complete any test required by FPL with respect to the affected Equipment; provided, however, in connection with any performance of a test pursuant to this Section 12.2.3, appropriate allowance with respect to the performance of such Equipment shall be made for the fact that such Equipment may have operated prior thereto.  If after running such test pursuant to this Section, the results indicate a degradation in the performance of the Project (as measured against the test results used to satisfy the requirements of Section 12.1.3) or the Project fails to satisfy any other Test, then Contractor shall repair, correct or replace such affected Equipment and re-run such test until the Project performs at a level consistent with the performance of the Project immediately prior to the change, repair or replacement of such Equipment.

12.3	Proprietary Rights

Without limiting any of the provisions of this Agreement, if FPL or Contractor is prevented from completing the Plant, the Work or any part thereof, or from the use, operation, or enjoyment of the Plant, the Work or any part thereof as a result of a claim, action or proceeding by any Person for unauthorized disclosure, use, infringement or misappropriation of any Intellectual Property Right arising from Contractor’s performance (or that of its Subcontractors or Vendors) under the Contract Documents, including, without limitation, the Work, Equipment, the Contractor Deliverables or other items and services provided by Contractor or any Subcontractor or Vendor hereunder, Contractor shall promptly, but in no event later than thirty (30) days from the date of any action or proceeding, take all actions necessary to remove such impediment, including:

12.3.1
Secure termination of the injunction and procure for FPL or its Affiliates or assigns, as applicable, the right to use such materials, Equipment or Contractor Deliverables in connection with the operation and maintenance of the Project, without obligation or liability; or

12.3.2	Replace such materials, Equipment or Contractor Deliverables, with a non-infringing equivalent, or modify same to become non-infringing,

All at Contractor’s sole expense, but subject to all the requirements of the Contract Documents.

12.4	Repairs and Testing by FPL.

12.4.1	During the Warranty Period, without prior notice to Contractor and without affecting the warranties of Contractor hereunder, FPL shall be permitted to:

(a)
Make repairs or replacements on Equipment so long as the repair or replacement involves the correct installation of spare parts and is otherwise conducted in accordance with the operation and maintenance manuals, the manufacturer specifications and the Procedures Manual; and

(b)	Adjust or test Equipment as outlined in the instruction manuals provided by Contractor or any Subcontractor or Vendor.

12.4.2
In the event of an emergency and if, in the reasonable judgment of FPL, the delay that would result from giving notice to Contractor could cause serious loss or damage which could be prevented by immediate action, any action (including correction of Defects) may be taken by FPL or a third party chosen by FPL, without giving prior notice to Contractor, and in the case of a Defect, the reasonable cost of correction shall

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be paid by Contractor.  In the event such action is taken by FPL, Contractor shall be promptly notified within five (5) Business Days after correction efforts are implemented, and shall assist whenever and wherever possible in making the necessary corrections.

12.5	Vendors and Subcontractors

Contractor shall, for the protection of Contractor and FPL, obtain from the Vendors and Subcontractors such guarantees and warranties with respect to Work performed and Equipment supplied, used and installed hereunder as are reasonably obtainable, which guarantees and warranties shall equal or exceed those set forth in Section 12.1, Warranties, and shall be made available and assignable to FPL and the Financing Parties to the full extent of the terms thereof upon the expiration of Contractor’s warranty hereunder.  FPL shall be an express third party beneficiary of all such guarantees and warranties.  All such warranties obtained shall be in addition to, and shall not alter the warranties of, Contractor.  Upon FPL’s request, Contractor shall use all reasonable efforts to force Subcontractors to honor warranties including, but not limited to, filing suit to enforce same.  To the extent available, FPL shall have the right to require Contractor to secure additional warranty or extended guarantee protection pursuant to a Change Order issued in accordance with the provisions of Article VI, CHANGE ORDERS.  Upon the earlier of the Provisional Acceptance Date or termination of this Agreement, Contractor shall deliver to FPL copies of all relevant contracts providing for such guarantees and warranties.

12.6	Assignment of Warranties

Upon the expiration of all of the Warranty Periods or termination of this Agreement, Contractor shall assign to FPL all warranties received by it from Subcontractors and Vendors or otherwise obtained under Section 12.5, Vendors and Subcontractors (or the Plant or Work in the event of termination of this Agreement).  Such assignment of warranties to FPL must also allow FPL to further assign such warranties.  However, in the event that FPL makes any warranty claim against Contractor with respect to Equipment or services supplied in whole or in part by any Subcontractor or Vendor, and Contractor fulfills its obligations with respect to such claim by FPL, Contractor shall be entitled to enforce for its own benefit any warranty given by such Subcontractor or Vendor with respect to such Equipment and services.

12.7	Survival of Warranties

The provisions of this Article shall survive the expiration or termination of this Agreement.

ARTICLE XIII.
REPRESENTATIONS

13.1	Representations and Warranties.

13.1.1	Contractor represents and warrants to FPL that:

(a)
Contractor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized and qualified to conduct business in the State of Florida;

(b)
Contractor has all requisite power and authority to conduct its business, own its properties and execute and deliver this Agreement and perform its obligations hereunder in accordance with the terms hereof;

(c)
The execution, delivery, and performance of the Contract Documents have been duly authorized by all requisite corporate action and this Agreement constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms;

(d)
Neither the execution, delivery or performance of the Contract Documents conflicts with, or results in a violation or breach of the terms, conditions or provisions of, or constitutes a default under, the organizational documents of Contractor or any agreement, contract, indenture or other instrument under which Contractor or its assets are bound, nor violates or conflicts with any Applicable Law or any judgment, decree, order, writ, injunction or award applicable to Contractor;

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(e)
Contractor is not in violation of any Applicable Law or Applicable Permit, which violations, individually or in the aggregate, would affect its performance of its obligations under the Contract Documents;

(f)
Except as described in Section 18.21, Contractor’s License, Contractor is the holder of all governmental consents, licenses, permissions and other authorizations and Applicable Permits required to operate and conduct its business now and as contemplated by the Contract Documents, other than Contractor Permits  and FPL Permits which will be obtained in accordance with the terms of the Contract Documents;

(g)
There is no pending controversy, legal action, arbitration proceeding, administrative proceeding or investigation instituted, or to the best of Contractor’s knowledge threatened, against or affecting, or that could affect, the legality, validity and enforceability of the Contract Documents or the performance by Contractor of its obligations under the Contract Documents, nor does Contractor know of any basis for any such controversy, action, proceeding or investigation;

(h)	Contractor has examined this Agreement, including all Appendices attached hereto, thoroughly and become familiar with all its terms and provisions;

(i)
Contractor, by itself and through its Subcontractors and Vendors, has the full experience and proper qualifications to design and perform the Work and to construct the Plant in accordance with the terms of the Contract Documents;

(j)
Contractor has visited and examined the Property Site and is fully familiar with such Property Site and surrounding area and based on such visit and examination has no reason to believe that Contractor will be unable to complete the Work in accordance with the Contract Documents;

(k)
To the best of its knowledge, Contractor has reviewed all other documents and information necessary and available to Contractor in order to ascertain the nature, location and scope of the Work, the character and accessibility of the Property Site, the existence of obstacles to construction of the Plant and performance of the Work, the availability of facilities and utilities, and the location and character of existing or adjacent work or structures;

(l)
Contractor owns or has the right to use all patents, trademarks, service marks, tradenames, copyrights, licenses, franchises, permits and intellectual property rights necessary to perform the Work without conflict with the rights of others;

(m)	Each of Contractor and *** is financially solvent, able to pay its debts as they mature, and possessed of sufficient working capital to complete its obligations under this Agreement;

(n)	FPL may provide or may have provided Contractor with copies of certain studies, reports or other information (including oral statements) and Contractor represents and acknowledges that:

(i)	All such documents or information have been or will be provided as background information and as an accommodation to Contractor;

(ii)	FPL makes no representations or warranties with respect to the accuracy of such documents or the information (including oral statements) or opinions therein contained or expressed; and

(iii)
It is not relying on FPL for any information, data, inferences, conclusions, or other information with respect to the Job Site (other than the boundary survey referred to in Section 4.7, Description of Property Site), including the surface conditions of the Job Site and the surrounding areas;

(o)
All Persons who will perform any portion of the Work have and will have all business and professional certifications required by Applicable Law to perform their respective services under this Agreement;

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(p)	The access rights granted to or obtained by Contractor to the Job Site are adequate for the performance of the Work and operation of the Plant; and

(q)	The Plant will be designed and constructed to achieve or exceed the Net Energy Output Guarantee.

13.1.2	FPL represents and warrants to Contractor that:

(a)	FPL is a corporation, duly organized, validly existing, and in good standing under the laws of Florida and is duly authorized and qualified to conduct business in the State of Florida;

(b)
FPL has all requisite power and authority to conduct its business, own its properties and execute and deliver the Contract Documents and perform its obligations hereunder in accordance with the terms hereof;

(c)
The execution, delivery, and performance of the Contract Documents have been duly authorized by all requisite corporation action and this Agreement constitutes the legal, valid and binding obligation of FPL, enforceable against FPL in accordance with its terms;

(d)
Neither the execution, delivery or performance of the Contract Documents conflicts with, or results in a violation or breach of the terms, conditions or provisions of, or constitutes a default under, the organizational documents of FPL or any agreement, contract, indenture or other instrument under which FPL or its assets are bound, nor violates or conflicts with any Applicable Law or any judgment, decree, order, writ, injunction or award applicable to FPL;

(e)
FPL is not in violation of any Applicable Law or Applicable Permit, which violations, individually or in the aggregate, would affect its performance of its obligations under the Contract Documents; and

(f)
FPL is the holder of all governmental consents, licenses, permissions and other authorizations and Applicable Permits required to operate and conduct its business now and as contemplated by the Contract Documents, other than FPL Permits which will be obtained in accordance with the terms of the Contract Documents.

13.2	Survival of Representations and Warranties

The representations and warranties of the Parties herein shall survive execution and termination of this Agreement.

ARTICLE XIV.
FORCE MAJEURE AND FPL CAUSED DELAY

14.1	Definition of Force Majeure Event

14.1.1
As used herein, the term “Force Majeure Event” shall mean any event or circumstance, or combination of events or circumstances, that arises after the date hereof, is beyond the reasonable control of the Party claiming the Force Majeure Event, is unavoidable or could not be prevented or overcome by the reasonable efforts and due diligence of the Party claiming the Force Majeure Event and has an impact which will actually, demonstrably, adversely and materially affect such Party’s ability to perform its obligations in accordance with the terms of the Contract Documents or has an impact which will actually, demonstrably, adversely and materially affect the Critical Path of the Work and performance of its obligations in accordance with the terms of the Contract Documents.  Without limiting the generality of the foregoing, events that may give rise to a Force Majeure Event include, without limitation:

(a)	Acts of God;

(b)	Natural disasters;

(c)	Fires;

(d)	Earthquakes;

(e)	Lightning;

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(f)	Floods;

(g)	Storms;

(h)	Civil disturbances;

(i)	Terrorism;

(j)	Riots;

(k)	War; and

(l)	The action of or failure to act on the part of any Government Authority having or asserting jurisdiction that is binding upon the Parties and has been opposed by all reasonable means,

In each case, that meet the definition of Force Majeure Event as set forth above.

14.1.2	Notwithstanding the foregoing, the term “Force Majeure Event” does not include, without limitation:

(a)
Strikes, work stoppages (or deteriorations), slowdowns or other labor actions, unless such strike, work stoppage or other labor action is a result of strike, work stoppage or other labor action originated by employees of the Party not claiming the Force Majeure Event;

(b)	Any labor or manpower shortages;

(c)	Unavailability, late delivery, failure, breakage or malfunction of equipment or materials or events that affect the cost of equipment or materials;

(d)	Economic hardship (including lack of money);

(e)	Perils of sea;

(f)
Delays in transportation (including delays in clearing customs) other than delays in transportation resulting from accidents or closure of roads or other transportation route by Government Authorities;

(g)	Changes in Applicable Laws;

(h)	***;

(i)	Actions of a Government Authority with respect to Contractor’s compliance with Applicable Laws or Applicable Permits;

(j)	Any failure by Contractor to obtain and/or maintain any Applicable Permit it is required to obtain and/or maintain hereunder;

(k)	Any other act, omission, delay, default or failure (financial or otherwise) of a Subcontractor or Vendor; or

(l)
Any surface or subsurface conditions at the Property Site (subject to Contractor’s rights as provided in Section 3.4.4, Differing Condition, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR).

14.1.3
Notwithstanding the foregoing and solely for the purpose of conducting the acceptance testing provided for in Section 2 of Appendix HH – Acceptance Testing, the term “Force Majeure Event” includes solar conditions that do not meet the express criteria set forth in in Section 2 of Appendix HH – Acceptance

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Testing, subject however to the other requirements for an event or occurrence to be Force Majeure Event and the other requirements set forth in this Article.

14.2	Notice of Force Majeure Event

The Party claiming a Force Majeure Event shall within five (5) Business Days after it knows or should have known of the occurrence of the Force Majeure Event (or in any event, no later than twenty (20) days after the commencement of the Force Majeure Event), give the other Party written notice describing the details of the cause and nature of the Force Majeure Event, the anticipated length of delay due to the Force Majeure Event and any other affect on the Party’s performance of its obligations hereunder; provided that if the Force Majeure Event results in a breakdown of communications rendering it not reasonably practicable to give notice within the applicable time limit specified herein, then the Party claiming a Force Majeure Event shall give such notice as soon as reasonably practicable after the reinstatement of communications, but no later than five (5) Business Days after such reinstatement.  Within fifteen (15) days after initial notification, such Party shall provide sufficient proof of the occurrence and duration of such Force Majeure Event to the other Party and shall thereafter provide the other Party with periodic supplemental updates to reflect any change in information given to the other Party as often as requested by the other Party.  The Party claiming the Force Majeure Event shall give notice to the other Party of:  (i) the cessation of the relevant Force Majeure Event; and (ii) the cessation of the effects of such Force Majeure Event on the performance by it of its obligations under the Contract Documents as soon as practicable after becoming aware thereof.  No Force Majeure Event shall relieve any Party from performing those of its obligations that are not affected by the Force Majeure Event.

14.3	Delay from Force Majeure Event

14.3.1
So long as the conditions set forth in this Section 14.3 are satisfied, and subject to Section 14.7, Performance Not Excused, neither Party shall be responsible or liable for, or deemed in breach of this Agreement because of, any failure or delay in complying with its obligations under or pursuant to the Contract Documents to the extent that such failure has been caused, or contributed to, by one or more Force Majeure Events or its effects or by any combination thereof, and in such event:

(a)
Except as otherwise provided herein, the performance by the Party claiming the Force Majeure Event of its obligations hereunder shall be suspended, and in the event that such Party is required to start or complete an action during a specific period of time, such start date or period for completion shall be extended, on the condition that:

(i)	Such suspension of performance and extension of time shall be of no greater scope and of no longer duration than is required by the effects of the Force Majeure Event;

(ii)	The Party claiming the Force Majeure Event complies with Section 14.2, Notice of Force Majeure Event; and

(iii)
The Party claiming the Force Majeure Event continually uses commercially reasonable efforts to alleviate and mitigate the cause and effect of the Force Majeure Event and remedy its inability to perform; and

(b)	In the event Contractor desires to claim a Force Majeure Event, it must submit a request for Changes pursuant to Section 6.2, Change Orders Requested by Contractor, of Article VI, CHANGE ORDERS.

14.3.2
Solely with respect to a Force Majeure Event described in Section 14.1.3, if such Force Majeure Event continues for sixty (60) consecutive days from the commencement of acceptance testing, then, solely for purposes of Section 11.2, FPL shall deem Contractor to have satisfied the Minimum Performance Level and Schedule Liquidated Damages shall not be payable.  In such event, Contractor shall not be deemed to have achieved Provisional Acceptance until solar conditions exist that meet the express criteria set forth in in Section 2 of Appendix HH – Acceptance Testing and the Minimum Performance Level is achieved in accordance with Section 11.6.

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14.3.3	Contractor’s failure to comply with this Section 14.3, shall constitute a waiver of any claims as a result of a Force Majeure Event.

14.4	Removal of Force Majeure

If, within a reasonable time after a Force Majeure Event that has caused Contractor to suspend or delay performance of the Work, action to be undertaken at the expense of FPL has been identified and recommended to Contractor, and Contractor has failed within five (5) days after receipt of notice thereof from FPL to take such action as Contractor could lawfully and reasonably initiate to remove or relieve either the Force Majeure Event or its direct or indirect effects, FPL may, in its sole discretion and after notice to Contractor, initiate such reasonable measures as will be designed to remove or relieve such Force Majeure Event or its direct or indirect effects and thereafter require Contractor to resume full or partial performance of the Work.  To the extent Contractor’s failure to take such measures results in expense in addition to what FPL would have paid to Contractor (whether as part of the original Contract Price or as additional compensation to the extent the requested measures constituted a Change Order altering the scope of the Work) had Contractor taken such measures, such additional expense shall be for Contractor’s account.

14.5	Notice of FPL Caused Delay

14.5.1
In the event Contractor desires to claim an FPL Caused Delay, Contractor shall within five (5) Business Days after it knows or should have known of the occurrence of the FPL Caused Delay, give FPL written notice describing the details of the FPL Caused Delay, the anticipated length of such delay and any other affect on Contractor’s performance of its obligations hereunder.  Within fifteen (15) days after initial notification, Contractor shall:

(a)
Provide to FPL demonstrable proof of the occurrence and duration of such FPL Caused Delay and, if requested by FPL, such proof shall be provided, and in any event verified, by an independent third party reasonably acceptable to FPL and Contractor at the sole cost and expense of Contractor; and

(b)	Thereafter provide FPL with periodic supplemental updates to reflect any change in information given to FPL as often as requested by FPL.

14.5.2
In the event that Contractor claims an FPL Caused Delay in violation of this provision, FPL shall be entitled to set-off against any payments due to Contractor or draw upon any security provided by Contractor (including the Letter of Credit) to compensate FPL for all costs (including reasonable attorneys’ and other consultants’ fees) incurred in enforcing this Section 14.5.

14.6	Delay from FPL Caused Delay

14.6.1
So long as the conditions set forth in this Section 14.6, are satisfied and subject to Section 14.7, Performance Not Excused, Contractor shall not be responsible or liable for, or deemed in breach of the Contract Documents because of, any failure or delay in completing the Work in accordance with the Project Schedule or achieving Provisional Acceptance by the Guaranteed Provisional Acceptance Date to the extent that such failure has been caused by one or more FPL Caused Delays, and in such event, except as otherwise provided herein, the start date or period for completion of any portion of the Work shall be extended, on the condition that:

(a)	Such suspension of performance and extension of time shall be of no greater scope and of no longer duration than is required by the effects of the FPL Caused Delay;

(b)	Contractor complies with Section 14.5, Notice of FPL Caused Delay; and

(c)	Contractor provides all assistance reasonably requested by FPL for the elimination or mitigation of the FPL Caused Delay.

14.6.2
In the event Contractor desires to claim an FPL Caused Delay, it must submit a request for Changes pursuant to Section 6.2, Change Orders Requested by Contractor, of Article VI, CHANGE ORDERS, and Contractor shall be entitled to suspension of performance or extension of time (including an extension of the Guaranteed Provisional Acceptance Date) together with demonstrated, justified and

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reasonable additional costs incurred by reason of such delay to the extent agreed upon by both Parties pursuant to a Change Order in accordance with Section 6.2, Change Orders Requested by Contractor, of Article VI, CHANGE ORDERS.  Failure to comply with the terms of this Section 14.6, shall constitute a waiver of any claims for an increase in the Project Schedule or the Contract Price as a result of an FPL Caused Delay.

14.7	Performance Not Excused

The payment of money owed shall not be excused because of a Force Majeure Event or FPL Caused Delay.  In addition, a Party shall not be excused under this Article from timely performance of its obligations hereunder to the extent that the claimed Force Majeure Event or FPL Caused Delay was caused by any negligent or intentional acts, errors, or omissions, or for any breach or default of the Contract Documents by such Party.  Furthermore, no suspension of performance or extension of time shall relieve the Party benefiting therefrom from any liability for any breach of the obligations that were suspended or failure to comply with the time period that was extended to the extent such breach or failure occurred prior to the occurrence of the applicable Force Majeure Event or FPL Caused Delay.  Notwithstanding anything contained herein to the contrary, Contractor shall not withdraw Contractor’s Equipment and personnel from the Job Site or otherwise demobilize without the prior authorization of FPL.  Contractor shall not be entitled to receive reimbursement for its costs of demobilization and/or remobilization as a result of any Force Majeure Event.

ARTICLE XV.
TERMINATION

15.1	Contractor Events of Default

The occurrence of any of the following events shall constitute an event of default by Contractor (each a “Contractor Event of Default”):

15.1.1
The failure of Contractor, subject to the grace period provided in Section 11.1, Completion Guarantee, of Article XI, CONTRACTOR GUARANTEES AND LIQUIDATED DAMAGES, to achieve Provisional Acceptance by the Guaranteed Provisional Acceptance Date;

15.1.2	Intentionally Deleted.

15.1.3	The failure of Contractor to achieve Final Acceptance within *** (***) days after the Guaranteed Provisional Acceptance Date;

15.1.4
The failure of the Plant to continue to operate at Minimum Performance Level after Provisional Acceptance and prior to Final Acceptance, unless such failure is caused by FPL’s failure to properly operate and maintain the Plant in accordance with Contractor’s written instructions provided hereunder;

15.1.5
The Plant, during the period of time between Provisional Acceptance and Final Acceptance, is not capable of being operated in accordance with Plant operating procedures and all Applicable Laws and Applicable Permits, and other requirements of the Agreement, and all operating conditions specified in the Scope of Work;

15.1.6	The failure by Contractor to pay liquidated damages as required herein;

15.1.7
Any failure by Contractor to make any other payment or payments required to be made to FPL under the Contract Documents within five (5) Business Days after receipt of written notice from FPL of Contractor’s failure to make such other payment or payments (except, in the case of payments other than Schedule Liquidated Damages, to the extent Contractor disputes such other payment or payments in good faith and in accordance with the terms of this Agreement);

15.1.8	Any of the following occurs:

(a)	Contractor fails to supply sufficient skilled workers or suitable materials or equipment;

(b)	Contractor fails to make prompt payments when due to Subcontractors or Vendors for labor, materials or equipment;

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(c)
Contractor suspends performance of a material portion of the Work (other than as provided in:  (i) Article XIV, FORCE MAJEURE AND FPL CAUSED DELAY; (ii) Section 15.4.1, Suspension by FPL for Convenience, (iii) Section 15.7, Termination by Contractor Due to FPL Default; or (iv) pursuant to a Change Order); or

(d)	Contractor fails to comply with any provision of any Applicable Law,

and if in each paragraph (a) through (d) of this Section, such condition remains unremedied for thirty (30) days following written notice thereof by FPL, or for such longer period, not to exceed sixty (60) days, during which time Contractor diligently pursues the cure of such material breach, if such material breach is capable of being cured;

15.1.9
The failure by Contractor to deliver any recovery plan described in Section 5.3.3, of Section 5.3, Project Schedule, of Article V, PROJECT SCHEDULE, within thirty (30) days after the date such recovery plan is due pursuant to the terms of such Section, or following approval of a recovery plan pursuant to such Section, the failure of Contractor to meet the schedule set forth in such recovery plan;

15.1.10	Any breach by Contractor of any representation or warranty made by Contractor in Article XIII, REPRESENTATIONS;

15.1.11	Any breach by Contractor of any obligation, covenant or agreement of Contractor hereunder other than those breaches specified in this Section 15.1, and:

(a)	Such breach is not cured by Contractor within fifteen (15) days after notice thereof from FPL; or

(b)	If such breach is not capable of being cured within such fifteen (15) day period (as determined by FPL in its sole discretion), Contractor fails to:

(i)	Commence to cure such breach within such fifteen (15) day period;

(ii)	Thereafter diligently proceed to cure such breach in a manner satisfactory to FPL in its sole discretion;

(iii)	Cure such breach within ninety (90) days after notice thereof from FPL;

15.1.12	Any of the following occurs:

(a)
Contractor  *** consents to the appointment of or taking possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its assets, or fails or admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors;

(b)
Contractor  *** files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief by voluntary petition, answer or consent, under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of corporations, or providing for an agreement, composition, extension, or adjustment with its creditors;

(c)
A substantial part of Contractor’s  *** assets is subject to the appointment of a receiver, trustee, liquidator, or custodian by court order and such order shall remain in effect for more than thirty (30) days; or

(d)
Contractor  *** is adjudged bankrupt or insolvent, has any property sequestered by court order and such order shall remain in effect for more than thirty (30) days, or has filed against it a petition under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall not be dismissed within thirty (30) days of such filing;

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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15.1.13
The dissolution of Contractor, except for the purpose of merger, consolidation or reorganization where the successor expressly assumes Contractor’s obligations hereunder and such assignment and assumption does not materially adversely affect the ability of the successor to perform its obligations under the Contract Documents  *** remains in full force and effect for the obligations of such successor;

15.1.14	The transfer by Contractor of all or a substantial portion of the:

(a)	Rights and/or obligations of Contractor hereunder, except for an assignment permitted hereunder; or

(b)
Assets or obligations of Contractor, except where the transferee expressly assumes the transferred obligations and such transfer does not materially adversely affect the ability of Contractor or the transferee, as applicable, to perform its obligations under the Contract Documents, as determined by FPL in its sole discretion;

15.1.15	***;

15.1.16	Any failure by Contractor to maintain the insurance coverages required of it in accordance with Article IX, INSURANCE;

15.1.17
Any failure of Contractor to maintain the Letter of Credit in accordance with Section 7.5, Letters of Credit, of Article VII, CONTRACT PRICE; PAYMENTS TO CONTRACTOR, ***; unless the available amount thereunder *** has been drawn in full in accordance with the terms thereof;

15.1.18
Any abandonment of the Work by Contractor, where “Abandonment” for the purposes of this Section shall mean that Contractor has substantially reduced personnel at the Job Site or removed required equipment from the Job Site such that, in the opinion of an experienced construction manager, Contractor would not be capable of completing the Critical Milestones in accordance with the Project Schedule; or

15.1.19	***.

15.2	Termination by FPL Due to Contractor Default; Other Remedies.

15.2.1
Upon the occurrence of a Contractor Event of Default, FPL may, at its option, terminate this Agreement, without prejudice to any other rights and remedies available to FPL under this Agreement, by giving written notice thereof to Contractor, which termination shall be effective upon the giving of such notice by FPL.

15.2.2
In the event of a termination by FPL under this Section 15.2, FPL shall have the right to take possession of and use all of the Contractor Equipment located at the Job Site on the date of such termination for the purpose of completing the Work and may employ any other Person to complete the Work by whatever method that FPL may deem necessary.  In addition, FPL may make such expenditures as in FPL’s sole judgment will accomplish the timely completion of the Work in accordance with the terms hereof.

15.2.3
In the event of termination by FPL under this Section 15.2, Contractor shall not be entitled to receive any further payments under the Contract Documents (other than undisputed payments owed and payable to Contractor hereunder prior to the date of such termination).

15.2.4	In the event of termination by FPL under this Section 15.2, Contractor shall be responsible for and shall reimburse FPL for the following amounts:

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(a)
All reasonable costs and expenses incurred by FPL to engage a substitute contractor to complete (or cure deficiencies in) the Work, including, without limitation, overhead and legal, engineering and other professional expenses;

(b)
All reasonable costs and expenses incurred in connection with the termination of the Contract Documents, including costs and expenses incurred in connection with the obligations set forth under Section 15.9, Obligations Upon Termination;

(c)	The amount by which:

(i)	The cost reasonable to complete (or cure deficiencies in) the Work, exceeds

(ii)	The balance of the Contract Price unpaid at the time of the termination; and

(d)	All actual damages occasioned by reason of said default, except that Parties agree that Schedule Liquidated Damages shall apply in lieu of delay damages for late completion.

15.2.5	Upon the occurrence and during the continuance of a Contractor Event of Default but prior to termination of this Agreement by FPL, FPL may, without prejudice to any of its other rights or remedies:

(a)	***;

(b)	Seek equitable relief to cause Contractor to take action or to refrain from taking action pursuant to this Agreement, or to make restitution of amounts improperly received under this Agreement;

(c)
Make such payments or perform such obligations as are required to cure such Contractor Event of Default, and then draw on or make a claim against the Letter of Credit or other security provided pursuant to this Agreement for the cost of such payment or performance and/or offset the cost of such payment or performance against payments otherwise due to Contractor under this Agreement; provided that FPL shall be under no obligation to cure any such Contractor Event of Default;

(d)
Seek damages as provided in Section 15.2.4, including proceeding against any bond, guarantee, letter of credit, or other security given by or for the benefit of Contractor for its performance under this Agreement;

(e)	Require direct payment or co-payment to Subcontractors or Vendors and any such payments or co-payments shall be credited against amounts due to Contractor under the Agreement; or

(f)	Assign to FPL any agreement or purchase order with a Subcontractor or Vendor, provided that:

(i)	FPL shall assume the obligations under such agreement or purchase order accruing after the date of such assignment;

(ii)	If requested by FPL, Contractor shall remain responsible for administering and managing such agreement or purchase order (including enforcing the warranty obligations thereunder); and

(iii)	In no event shall Contractor be relieved of its obligation to achieve Provisional Acceptance or Final Acceptance as a result of such assignment.

15.3	Termination by FPL for Convenience.

15.3.1
FPL may terminate this Agreement at any time for any reason in its sole discretion by giving written notice thereof to Contractor, which termination shall be effective upon the giving of such notice by FPL.  Upon receiving any such notice of termination, Contractor shall stop performing the Work and, except as otherwise directed by FPL, shall cancel as quickly as possible all orders placed by it with Subcontractors and Vendors and shall use all reasonable efforts to minimize cancellation charges and other costs and expenses associated with the termination of the Agreement.  Contractor shall also promptly assign all subcontracts and purchase orders which FPL wishes to retain in accordance with Section 15.9, Obligations Upon Termination.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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15.3.2
In the event of a termination by FPL under Section 15.3.1, Contractor shall be entitled to receive, as its sole and exclusive remedy for such termination, a termination payment (“Termination Payment”) equal to the termination amount as set forth in the Termination Payment Schedule.

15.3.3	Intentionally Deleted.

15.3.4
In addition to FPL’s right to terminate set forth in Section 15.3.1 above, FPL may terminate this Agreement because any of the following occurs pursuant to the Power Plant Siting Act, § 403.501-518, Florida Statutes and/or Chapter 62-17, Part I, (§ 62-17.011-62-17.293) of the Florida Administrative Code, the procedural rule implementing the act or otherwise:

(a)	FPL does not select the Project pursuant to the “Request for Proposals”;

(b)	The Siting Board does not issue a “Land Use Order” for the Project;

(c)	The Siting Board does not issue a “Final Certification Order”;

(d)	The Florida Department of Environmental Protection does not issue the “Air Construction Permit”;

(e)	The State of Florida Public Service Commission does not issue a “Need Order” for the Project;

(f)	The Project is unable to obtain the applicable local, county, state or federal permits not covered by the Power Plant Siting Act;

(g)	The administrative law judge responsible for recommending the Project to the Governor fails to recommend the Project;

(h)	The Governor fails to approve the Project;

(i)	Any other Government Authority whose approval or recommendation is necessary for the Project to be constructed fails to grant such approval or give such recommendation; or

(j)	As a condition of obtaining any of the foregoing approvals or recommendations, FPL is required to materially amend the proposal for the Project (as determined in FPL’s sole discretion);

then Contractor shall not be entitled to receive any further payments under the Contract Documents, except for the applicable Termination Payment.

15.3.5	Any amount owed pursuant to this Section 15.3, shall be subject to adjustment to the extent any Work contains Defects.

15.4	Suspension by FPL for Convenience.

15.4.1
FPL may suspend all or a portion of the Work to be performed under the Contract Documents at any time for any reason in its sole discretion by giving written notice thereof to Contractor.  Such suspension, not to exceed 90 days individually and 180 days total while this Agreement is in effect, shall continue for the period specified in the notice of suspension; provided that Contractor agrees to resume performance of the Work promptly upon receipt of notice from FPL.  Upon receiving any such notice of suspension, unless the notice requires otherwise, Contractor shall:

(a)	Immediately discontinue the Work on the date and to the extent specified in the notice;

(b)	Place no further orders or subcontracts for Equipment, services or facilities with respect to suspended Work, other than to the extent required in the notice;

(c)
Promptly make every reasonable effort to obtain suspension, with terms reasonably satisfactory to FPL, of all orders, subcontracts and rental agreements to the extent they relate to performance of suspended Work;

(d)	Continue to protect and maintain the Work performed, including those portions on which Work has been suspended; and

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(e)	Take any other reasonable steps to minimize costs and expenses associated with such suspension.

15.4.2
Except as provided in Section 15.4.3, below, as full compensation for any suspension under this Section, Contractor will be reimbursed by FPL for the costs, as reasonably incurred, without duplication of any item, to the extent that such costs directly result from such suspension of the Work and to the extent that they do not reflect reimbursement for Contractor’s, Vendors’ or Subcontractors’ anticipated profit from unperformed Work, including all necessary and reasonable costs incurred in connection with demobilization and remobilization of Contractor’s facility and Labor and Contractor Equipment, plus an amount equal to ***% of such amounts.

15.4.3
Upon delivery of notice by FPL to Contractor to resume suspended Work, Contractor shall, as promptly as reasonably possible, resume performance under the Contract Documents to the extent required in the notice.  Contractor may request a Change Order as a result of a suspension of Work under this Section within fourteen (14) days after receipt of notice to resume the suspended Work; provided that such suspension was not due to Contractor’s negligence, willful misconduct or noncompliance with the terms of this Agreement.  Contractor shall submit to FPL a request for Changes in accordance with Article VI, CHANGE ORDERS, and such request shall be accompanied by sufficient documentation setting forth the schedule impact and monetary extent of such claim in sufficient detail to permit thorough analysis by FPL; provided that if such information is not available within such fourteen (14) day period, Contractor shall notify FPL of such within such fourteen (14) day period and provide an expected date (which shall be as soon as reasonably practicable) for providing such information.  If Contractor does not submit a request for Changes within such fourteen (14) day period and provide the information regarding schedule and monetary impact as required above within such fourteen (14) day period (or by the expected date if not possible during such fourteen (14) day period), Contractor shall not be entitled to any additional consideration or other amendments hereto and shall be deemed to have waived all claims and offsets against FPL as a result of the suspension of Work.  Contractor shall permit access by FPL to pertinent records for purposes of reviewing the claims by Contractor of schedule and monetary impact.

15.4.4
Contractor shall not have any recourse to the provisions of Sections 15.4.2 or 15.4.3 if and to the extent that any suspension by FPL under this Section 15.4.1 occurs contemporaneously with any Force Majeure Event, FPL Caused Delay or a breach of Contractor’s obligations under this Agreement.

15.5	[Intentionally Deleted]

15.6	FPL Events of Default

The occurrence and continuation of any of the following events shall constitute an event of default by FPL (each, an “FPL Event of Default”):

15.6.1	A failure by FPL to make payment of any undisputed amount when due, and such breach is not cured by FPL within fifteen (15) days after FPL’s receipt of notice thereof from Contractor; or

15.6.2	Any breach by FPL of any representation or warranty made by FPL in Article XIII, REPRESENTATIONS;

15.6.3	Any of the following occurs:

(a)
FPL consents to the appointment of or taking possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its assets, or fails or admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors;

(b)
FPL files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief by voluntary petition, answer or consent, under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of corporations, or providing for an agreement, composition, extension, or adjustment with its creditors;

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(c)
A substantial part of FPL’s assets is subject to the appointment of a receiver, trustee, liquidator, or custodian by court order and such order shall remain in effect for more than thirty (30) days; or

(d)
FPL is adjudged bankrupt or insolvent, has any property sequestered by court order and such order shall remain in effect for more than thirty (30) days, or has filed against it a petition under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall not be dismissed within thirty (30) days of such filing.

15.6.4	Any breach by FPL of any obligation, covenant or agreement of FPL hereunder other than those breaches specified in this Section 15.6, and:

(a)	Such breach is not cured by FPL within fifteen (15) days after notice thereof from Contractor; or

(b)	If such breach is not capable of being cured within such fifteen (15) day period (as determined by Contractor in its sole discretion), FPL fails to:

(i)	Commence to cure such breach within such fifteen (15) day period;

(ii)	Thereafter diligently proceed to cure such breach in a manner satisfactory to Contractor in its sole discretion; or

(iii)	Cure such breach within ninety (90) days after notice thereof from Contractor.

15.6.5
The dissolution of FPL, except for the purpose of merger, consolidation or reorganization where the successor expressly assumes FPL’s obligations hereunder and such assignment and assumption does not materially adversely affect the ability of the successor to perform its obligations under the Contract Documents.

15.6.6	The transfer by FPL of all or a substantial portion of the:

(a)	Rights and/or obligations of FPL hereunder, except for an assignment permitted hereunder; or

(b)
Assets or obligations of FPL, except where the transferee expressly assumes the transferred obligations and such transfer does not materially adversely affect the ability of FPL or the transferee, as applicable, to perform its obligations under the Contract Documents, as determined by Contractor in its sole discretion;

15.6.7	Any failure by FPL to maintain the insurance coverages required of it in accordance with Article IX, INSURANCE;

15.7	Termination by Contractor Due to FPL Default.

15.7.1
Subject to Section 15.7.2, below, upon the occurrence and during the continuance of an FPL Event of Default beyond the applicable grace period, Contractor may terminate this Agreement thirty (30) Days after giving written notice thereof to FPL so long as the amount owed by FPL (other than any amount disputed in accordance with the terms of this Agreement) is not paid within such period.

15.7.2	In the event of such termination, Contractor shall be entitled to receive an amount equal to the Termination Payment as its sole and exclusive remedy for such termination.

15.8	Continuing Obligations and Remedies During Event of Default

In the event of the occurrence of any default hereunder:

15.8.1	Neither Party shall be relieved of any of its liabilities or obligations hereunder, unless and until such liabilities and obligations are terminated in accordance with the provisions hereof; and

15.8.2	Each Party shall have the right to pursue any right or remedy available to it, hereunder.

15.9	Obligations Upon Termination

Upon a termination of this Agreement pursuant to Section 15.2:

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15.9.1	Contractor shall leave the Job Site and remove from the Job Site all Contractor Equipment, waste, rubbish and Hazardous Material as FPL may request;

15.9.2	FPL shall take possession of the Job Site and of the Equipment (whether at the Job Site, in transit or otherwise);

15.9.3
Contractor shall promptly assign to FPL or its designee any contract rights (including warranties, licenses, patents and copyrights) that it has to any and all Equipment and the Work, including, without limitation, contracts with Subcontractors and Vendors, and Contractor shall execute such documents as may be reasonably requested by FPL to evidence such assignment, subject to FPL’s assumption of same and, if required, FPL’s adequate assurance to such Subcontractors or Vendors regarding FPL’s ability to pay;

15.9.4	Contractor shall promptly furnish FPL with copies of all Drawings and, to the extent available, Final Plans, and copies of all computer files containing Drawings or Final Plans;

15.9.5
Contractor hereby grants FPL and its designee with the right to use, free of charge, all patented, copyrighted and other proprietary information relating to the Work that FPL deems necessary to complete the Work, and Contractor shall execute such documents as may be reasonably requested by FPL to evidence such right;

15.9.6	Contractor shall assist FPL in preparing an inventory of all Equipment in use or in storage at the Job Site;

15.9.7	Contractor shall perform all Remediation Work requested by FPL; and

15.9.8	Contractor shall take such other action as required hereunder upon termination of this Agreement.

15.10	Termination and Survival of Terms

Upon termination of this Agreement pursuant to this Article, the rights and obligations of the Parties hereunder shall terminate, except for the rights and obligations:

15.10.1	Accrued as of the date of termination;

15.10.2	Arising out of events occurring prior to the date of termination; and

15.10.3	Of the Parties which survive termination, including the rights and obligations forth in Articles XII, CONTRACTOR’S WARRANTIES, and XIII, REPRESENTATIONS.

ARTICLE XVI.
INDEMNIFICATION

16.1	Contractor Indemnification

Contractor agrees to reimburse, indemnify, defend and hold FPL, the Financing Parties and their Affiliates and each of their respective directors, officers, employees, representatives, agents, advisors, consultants, counsel and assigns harmless from and against, on an After-Tax Basis, any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) asserted against or incurred by such indemnitees by reason of or resulting from any and all of the following:

16.1.1
Any bodily injury, death or damage to property caused by any act or omission (including strict liability) or willful misconduct relating to or arising out of the performance of the Work or any curative action under any warranty following performance of the Work, of Contractor or any Affiliate thereof, any Subcontractor or Vendor, or anyone directly or indirectly employed by any of them, or anyone for whose acts such Person may be liable;

16.1.2	Any third party claims resulting in bodily or property damage arising out of defective and/or nonconforming Work relating to or arising out of the performance of the Work;

16.1.3	Claims by any Government Authority for any Contractor Taxes;

16.1.4
Any pollution or contamination which originates from sources in Contractor’s or its Subcontractors’ or Vendors’ possession, use or control or caused by the release by Contractor or its Subcontractors or Vendors

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(excluding Pre-Existing Hazardous Material other than as provided in (e) below), including, without limitation, from Hazardous Material, toxic waste, industrial hazards, sanitary waste, fuel, lubricant, motor oil, paint, solvent, bilge and garbage;

16.1.5
Any release or exacerbation of Pre-Existing Hazardous Materials or rendering removal or remediation of Pre-Existing Hazardous Materials more costly, which in any of such events is caused by any negligent act or omission of Contractor or any Affiliate thereof, any Subcontractor or Vendor, or anyone directly or indirectly employed by any of them, or anyone for whose acts such Person may be liable;

16.1.6
To the extent FPL has paid all undisputed amounts due pursuant to the Contract Documents, any Lien, as set forth in Section 3.25, Claims and Liens for Labor and Materials, of Article III, CERTAIN OBLIGATIONS AND RESPONSIBILITIES OF CONTRACTOR, on the Equipment, the Job Site or any fixtures or personal property included in the Work (whether or not any such Lien is valid or enforceable) created by, through or under, or as a result of any act or omission (or alleged act or omission) of, Contractor or any Subcontractor, Vendor or other Person providing labor or materials in connection with the Work;

16.1.7	Any claim, action or proceeding by any Person for unauthorized disclosure, use, infringement or misappropriation of any Intellectual Property Right arising from:

(a)
Contractor’s performance (or that of its Affiliates, Subcontractors or Vendors) under the Contract Documents, including, without limitation, the Work, Equipment, Drawings, Final Plans or other items and services provided by Contractor or any Subcontractor or Vendor hereunder;

(b)	The use or ownership of any Contractor Deliverable;

(c)	Any license granted hereunder; or

(d)	The design, engineering, construction, use, operation or ownership of the Plant or any portion thereof;

(e)
(Without limiting the provisions of Section 12.3, Proprietary Rights, of Article XII, CONTRACTOR’S WARRANTIES, if FPL is enjoined from completing the Project or any part thereof, or from the use, operation or enjoyment of the Project or any part thereof, as a result of such claim or legal action or any litigation based thereon, Contractor shall promptly use its best efforts to have such injunction removed at no cost to FPL.)

16.1.8
Any vitiation of any insurance policy procured under Article IX, INSURANCE, as a result of Contractor’s failure to comply with any of the requirements set forth in such policy or any other act by Contractor or any Subcontractor or Vendor;

16.1.9
Any failure of the Project, as designed, constructed or completed by Contractor, to comply with, or be capable of operating in compliance with, Applicable Laws or the conditions or provisions of Applicable Permits;

16.1.10	Any failure of Contractor to comply with Applicable Laws or the conditions or provisions of Applicable Permits; and

16.1.11	Any claims with respect to employer’s liability or worker’s compensation filed by any employee of Contractor or any of its Subcontractors or Vendors.

16.2	FPL Indemnification

FPL agrees to reimburse, indemnify, defend and hold Contractor and its Affiliates and each of their respective directors, officers, employees, representatives, agents, advisors, consultants and counsel harmless from and against, on an After-Tax Basis, any and all Damages asserted against or incurred by such indemnitees by reason of or resulting from any and all of the following:

16.2.1
Any bodily injury, death or damage to property caused by (a) any act or omission (including strict liability) or willful misconduct of FPL or its agents or employees or others under FPL’s direct control or (b) a breach by FPL of its obligations hereunder;

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16.2.2	Claims by any Government Authority for any FPL Taxes;

16.2.3	Any Pre-Existing Hazardous Material on the Property Site, except to the extent covered by Section 16.1.5, Contractor Release or Exacerbation; and

16.2.4	Any claims with respect to employer’s liability or worker’s compensation filed by any employee of FPL.

16.3	Conditions of Indemnification

The respective rights and obligations of the Parties and the other indemnitees under this Article with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

16.3.1
Notice of Proceedings.  Within fourteen (14) days (or such earlier time as might be required to avoid prejudicing the indemnifying Party’s position) after receipt of notice of commencement of any legal action or of any claims against such indemnitee in respect of which indemnification will be sought, the Person claiming to be indemnified under the terms of this Section (the “Indemnified Person”) shall give the Party from which indemnification is sought (the “Indemnifying Party”) written notice thereof, together with a copy of such claim, process or other legal pleading.  Failure of the Indemnified Person to give such notice will not reduce or relieve the Indemnifying Party of liability hereunder unless and to the extent that the Indemnifying Party was precluded from defending such claim, action, suit or proceeding as a result of the failure of the Indemnified Person to give such notice.  In any event, the failure to so notify shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Person otherwise than under this Article.

16.3.2
Conduct of Proceedings.  Each Party and each other indemnitee shall have the right, but not the obligation, to contest, defend and litigate any claim, action, suit or proceeding by any third party alleged or asserted against it arising out of any matter in respect of which it is entitled to be indemnified hereunder and the reasonable costs and expenses thereof (including reasonable attorneys’ fees and expert witness fees) shall be subject to the said indemnity; provided that the indemnifying Party shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense upon its giving written notice thereof to the Indemnified Person.  The Indemnified Person shall provide reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in connection with such claim, action, suit or proceeding.  Upon such assumption, the Indemnifying Party shall reimburse the Indemnified Person for the reasonable costs and expenses previously incurred by it prior to the assumption of such defense by the Indemnifying Party.  The Indemnifying Party shall keep the Indemnified Person informed as to the status and progress of such claim, action, suit or proceeding.  Except as set forth in paragraph (c) below, in the event the Indemnifying Party assumes the control of the defense, the Indemnifying Party will not be liable to the Indemnified Person under this Article for any legal fees or expenses subsequently incurred by the Indemnified Person in connection with such defense.  The Indemnifying Party shall control the settlement of all claims over which it has assumed the defense; provided, however, that the Indemnifying Party shall not agree to or conclude any settlement that affects the Indemnified Person without the prior written approval of the Indemnified Person, (whose said approval shall not be unreasonably withheld).

16.3.3
Representation.  In the event the Indemnifying Party assumes control of the defense, the Indemnified Person shall have the right to employ its own counsel and such counsel may participate in such claim, action, suit or proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, when and as incurred, unless the:

(a)	Employment of counsel by such Indemnified Person has been authorized in writing by the Indemnifying Party;

(b)	Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Person in the conduct of the defense of such action; or

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(c)
Indemnified Person shall have reasonably concluded and specifically notified the Indemnifying Party either that there may be specific defense available to it which are different from or additional to those available to the Indemnifying Party.

If any of the preceding clauses (a) through (c) shall be applicable, then counsel for the Indemnified Person shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified Person and the reasonable fees and expenses of such counsel shall be reimbursed by the Indemnifying Party.

16.4	Contributory Negligence

Except as provided in Section 16.2.2, above, if the joint, concurring, comparative or contributory fault, negligence or willful misconduct of the Parties gives rise to Damages for which a Party is entitled to indemnification under this Article, then such Damages shall be allocated between the Parties in proportion to their respective degrees of fault, negligence or willful misconduct contributing to such Damages.

16.5	Remedies Not Exclusive

The rights under this Article shall not be exclusive with respect to any other right or remedy provided for in the Contract Documents.

16.6	Payment

All payments required to be made under this Article shall be made on an After-Tax Basis and within thirty (30) days of demand therefor.

16.7	Survival of Indemnification

The provisions of this Article shall survive the Final Acceptance Date and the termination of this Agreement.

ARTICLE XVII.
DISPUTE RESOLUTION

17.1	Friendly Consultation

In the event of any dispute, controversy or claim between the Parties arising out of or relating to the Contract Documents, or the breach, termination or invalidity thereof (collectively, a “Dispute”), the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations between the Parties.  If such consultations do not result in a resolution of the Dispute within thirty (30) days after notice of a Dispute is delivered by either Party, then either Party may pursue all of its remedies available pursuant to the Contract Documents.  The Parties agree to attempt to resolve all Disputes arising hereunder promptly, equitably and in a good faith manner.  The Parties further agree to provide each other with reasonable access during normal business hours to any and all non-privileged records, information and data pertaining to such Dispute.

17.2	Litigation.

17.2.1
If a Dispute cannot be resolved pursuant to Section 17.1, Friendly Consultation, and in the event of litigation arising hereunder, the Parties agree that the venue for such litigation shall be the courts of the State of Florida in Miami-Dade County or Palm Beach County, Florida or the United States District Court for the Southern District of Florida, unless such other location or forum is mutually agreed.  The Parties irrevocably waive any objection which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions, including any objection to the laying of venue based on the grounds of forum non conveniens and any objection based on the grounds of lack of in personam jurisdiction.  To facilitate the comprehensive resolution of related disputes, and upon the sole discretion and request of FPL, Contractor agrees and will stipulate in any proceeding to the consolidation of any litigation or other proceeding arising out of or relating to this Agreement with any other litigation or other proceeding arising out of or relating to any other agreement relating to the Project.

17.2.2
IN ANY LITIGATION ARISING FROM OR RELATED TO THE CONTRACT DOCUMENTS, THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE

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CONTRACT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY TO THE CONTRACT DOCUMENTS.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR FPL AND CONTRACTOR TO ENTER INTO THIS AGREEMENT.

17.2.3	The rights and obligations of the Parties under this Article shall not be impaired, reduced or otherwise affected as a result of any of the following the:

(a)	Receipt by a Party from any third party of any amounts in reimbursement of Damages that are the subject of the Dispute; or

(b)	Assignment or transfer by either Party of any or all of its rights and/or obligations under the Contract Documents as permitted hereunder.

17.2.4
In the event of any Dispute pursuant to this Article XVII, Dispute Resolution, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection therewith.

17.3	Continuing Obligations and Rights

When any Dispute occurs and is the subject of friendly consultations or litigation, Contractor shall continue the Work in accordance with the Project Schedule and the terms hereof and FPL shall continue to make payments of undisputed amounts in accordance with the Contract Documents, and the Parties shall otherwise continue to exercise their rights, and fulfill their respective obligations, under the Contract Documents.

17.4	Tolling Statute of Limitations

All applicable statutes of limitation and defenses based upon the passage of time and similar contractual limitations shall be tolled while the procedures specified in this Article are pending.  The Parties will take such action, if any, required to effectuate such tolling.  Without prejudice to the procedures specified in this Article, a Party may file a complaint for statute of limitations purposes, if in its sole judgment such action may be necessary to preserve its claims or defenses.  Despite such action, the Parties will continue to participate in good faith in the procedures specified in this Article.

17.5	Audit Rights

In the event of a claim by FPL under this Agreement involving an amount greater than Fifty Thousand Dollars ($50,000), Contractor shall grant audit rights to FPL with respect to all relevant documentation pertaining to such claim

ARTICLE XVIII.
MISCELLANEOUS

18.1	Assignment.

18.1.1
Except as expressly permitted in the Contract Documents, Contractor may not assign this Agreement, the Contract Documents or any portion hereof, or any of the rights or obligations hereunder, without the prior written consent of FPL, which consent shall not be unreasonably delayed.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.

18.1.2
FPL shall be entitled to assign this Agreement, the Contract Documents and its rights and obligations hereunder (a) to any Affiliate, without the consent of Contractor and (b) to any other Person, with the consent of Contractor, which consent shall not be unreasonably withheld or delayed, and Contractor shall release FPL from all obligations hereunder upon any such assignment; provided, however, that notwithstanding any assignment pursuant to clause (a) above, FPL shall remain responsible for all financial obligations under this Agreement.  In addition, Contractor hereby consents to the granting of a security interest in and an assignment by FPL of the Contract Documents and its rights herein to the Financing

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Parties and their successors, assigns and designees.  In furtherance of the foregoing, Contractor acknowledges that the Financing Parties may under certain circumstances assume the interests and rights of FPL under the Contract Documents.

18.1.3
Contractor acknowledges that the Financing Parties may under certain circumstances foreclose upon and sell, or cause FPL to sell or lease the Project and cause any new lessee or purchaser of the Plant to assume all of the interests, rights and obligations of FPL arising under the Contract Documents.  In such event, Contractor agrees to the assignment by FPL and the Financing Parties of the Contract Documents and its rights herein to such purchaser or lessee and shall release FPL and the Financing Parties from all obligations hereunder upon any such assignment.

18.2	Good Faith Dealings; Authorship

The Parties undertake to act fairly and in good faith in relation to the performance and implementation of the Contract Documents and to take such other reasonable measures as may be necessary for the realization of its purposes and objectives.  The Parties collectively have prepared the Contract Documents, and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of the Contract Documents or any part hereof.

18.3	Confidentiality.

18.3.1	For purposes of this Agreement, “Confidential Information” shall mean:

(a)	The contents of the Contract Documents;

(b)	Any information relating to the negotiations or performance of the Contract Documents; and

(c)	Any information provided pursuant to the Contract Documents relating to the Project, Plant, FPL, Contractor or their Affiliates which:

(i)	The disclosing Party designates in writing as confidential, proprietary or the like and which is received by the other Party;

(ii)	By its nature is such that the receiving Party should reasonably conclude that possession of such information is of material commercial or competitive value to the disclosing Party;

(iii)	Relates to the configuration, operation, management processes or profitability of the Plant; or

(iv)	Relates to Project partners or prospective Project partners of FPL, including the names thereof.

18.3.2	Information shall be Confidential Information for the purposes hereof regardless of:

(a)	The form in which it is communicated or maintained (whether oral, written, electronic or visual);

(b)	Whether of a business, financial, legal, technical, managerial or other nature; and

(c)	Whether prepared by the disclosing Party or otherwise.

18.3.3
Each Party agrees to hold all Confidential Information in confidence and not disclose it other than to its Affiliates, contractors (or potential contractors), subcontractors, vendors, consultants, advisors, Financing Parties (or potential Financing Parties), employees, directors, officers, agents, advisors or representatives (collectively, the “Personnel”) for purposes of the Project or to any purchaser of the Project or a direct or indirect interest in Owner.  Each Party agrees that only Personnel who need to have access to Confidential Information in order to perform their duties will be authorized to receive the same, and then only to the extent needed and provided such Personnel have been advised of the obligations and restrictions set forth in this Section 18.3.  Each Party shall be responsible for any breach of this Agreement by its Personnel.

18.3.4	Notwithstanding the foregoing, information shall not be deemed to be Confidential Information where it:

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(a)	Is or becomes public information or otherwise generally available to the public through no act of or failure to act by the receiving Party;

(b)	Was, prior to the date of this Agreement, already in the possession of the receiving Party and was not received by such Party directly or indirectly from the other Party;

(c)	Is rightfully received by the receiving Party from a third party who is not prohibited from disclosing it to such Party and is not breaching any agreement by disclosing it to such Party;

(d)	Is independently developed by the receiving Party without benefit of Confidential Information received from the other Party;

(e)	Is the property of the Party disclosing such information;

(f)	Is necessary or advisable for FPL to exercise its Intellectual Property Rights under this Agreement; or

(g)	Is necessary or advisable to disclose such information for the purpose of enforcing or exercising the disclosing Party’s rights hereunder.

Specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within such exceptions merely because the individual features are within such exceptions.

18.3.5
If a Party is required by Applicable Law or any Government Authority to disclose any Confidential Information, such Party shall promptly notify the other Party of such requirement prior to disclosure so that the other Party may seek an appropriate protective order and/or waive compliance with the terms of this Section 18.3.  If such protective order or other remedy is not obtained, then such Party shall furnish only that portion of the Confidential Information which is legally required to be furnished by the Applicable Law or Government Authority; provided, however, that prior to making any such disclosure, such Party will:

(a)	Minimize the amount of Confidential Information to be provided consistent with the interests of the other Party; and

(b)
Make every reasonable effort (which shall include participation by the other Party in discussions with the Government Authority involved) to secure confidential treatment of the Confidential Information to be provided.

If efforts to secure confidential treatment are not successful, the other Party shall have the prior right to revise such information in a manner consonant with its interests and the requirements of the Government Authority involved.

18.3.6
Each Party acknowledges that the other Party would not have an adequate remedy at law for money damages if the covenants contained in this Section 18.3 were breached and that any such breach would cause the other Party irreparable harm.  Accordingly, each Party also agrees that in the event of any breach or threatened breach of this Section 18.3 by such Party or its Personnel, the other Party, in addition to any other remedies it may have at law or in equity, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

18.3.7
All right and title to, and interest in, FPL’s Confidential Information shall remain with FPL.  Subject to Section 3.32, all Confidential Information obtained, developed or created by or for Contractor exclusively for the Project, including copies thereof, is the exclusive property of FPL whether delivered to FPL or not.  No right or license is granted to Contractor or any third party respecting the use of Confidential Information owned by FPL by virtue of this Agreement, except to the extent required for Contractor’s performance of its obligations hereunder.  Except for that Confidential Information which FPL requires to construct, operate, and/or maintain the Project and its power generation facilities, which Confidential Information shall not be subject to any obligation of return by FPL, at any time upon written request by a disclosing Party, the other Party shall promptly return to the disclosing Party all its Confidential Information,

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including all copies thereof, and shall promptly purge all electronic copies of such Confidential Information; provided that the other Party shall be entitled to keep one (1) copy of such Confidential Information for its legal records.  The return of Confidential Information to the disclosing Party, the purging of electronic copies of Confidential Information or the retention of a copy of Confidential Information for legal records shall not release a Party from its obligations hereunder with respect to such Confidential Information.

18.3.8
Contractor shall coordinate with FPL with respect to, and provide advance copies to FPL for review of, the text of any proposed announcement or publication that include any non-public information concerning the Work prior to the dissemination thereof to the public or to any Person other than Subcontractors, Vendors, the Financing Parties or advisors of Contractor, in each case, who agree to keep such information confidential.  If FPL delivers written notice to Contractor rejecting any such proposed announcement or publication within two (2) Business Days after receiving such advance copies, Contractor shall not make such public announcement or publication; provided, however, that Contractor may disseminate or release such information in response to requirements of Government Authorities.

18.4	Notice

18.4.1`
Whenever a provision of the Contract Documents requires or permits any consent, approval, notice, request, or demand from one Party to another, the consent approval, notice, request, or demand must be in writing and delivered in accordance with this Section in order to be effective.  Any such consent approval, notice, request or demand shall be delivered and received if:

(a)	Personally delivered or if delivered by telegram or courier service, when actually received by the Party to whom notice is sent;

(b)	Delivered by telex or facsimile, on the first Business Day following the day transmitted (with confirmation of receipt);

(c)
Delivered by mail (whether actually received or not), at the close of business on the third Business Day following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party,

In each case, at the address and/or facsimile numbers of such Party set forth below (or at such other address as such Party may designate by written notice to the other Party in accordance with this Section):

(i)	If to Contractor:

SunPower Corporation, Systems
1414 Harbour Way South
Richmond, California 94804
Attention: President
Fax: (510) 540-0552

With a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 S. Wacker Drive
Chicago, IL 60606
Attention:  Mark P. Ramsey
Fax: (312) 993-9767

(ii)	If to FPL:

Solar Photovoltaic EPC

TURNKEY EPC AGREEMENT
SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida
Attention: E. N. Scoville II
Director – Construction
Fax: (561) 694-3960

With a copy to:

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida
Attention: General Counsel
Fax: (561) 691-7305

18.4.2	Any Party may change its address, facsimile number or e-mail number for the purposes of this Agreement by giving notice thereof to the other Party in the manner provided herein.

18.5	Waiver

No delay, failure or refusal on the part of any Party to exercise or enforce any right under the Contract Documents shall impair such right or be construed as a waiver of such right or any obligation of another Party, nor shall any single or partial exercise of any right hereunder preclude other or further exercise of any right.  The failure of a Party to give notice to the other Parties of a breach of the Contract Documents shall not constitute a waiver thereof.  Any waiver of any obligation or right hereunder shall not constitute a waiver of any other obligation or right, then existing or arising in the future.  Each Party shall have the right to waive any of the terms and conditions of the Contract Documents that are for its benefit.  To be effective, a waiver of any obligation or right must be in writing and signed by the Party waiving such obligation or right.

18.6	Severability

If any provision of the Contract Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; the Contract Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of the Contract Documents; and the remaining provisions of the Contract Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from the Contract Documents.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of the Contract Documents a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

18.7	Governing Law

The Contract Documents, and the rights and obligations of the Parties under or pursuant to the Contract Documents, shall be interpreted and construed according to the substantive laws of the State of Florida (regardless of any other jurisdiction’s choice of law rules).

18.8	Entire Agreement; Amendments

The Contract Documents contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, arrangements, discussions and undertakings between the Parties (whether written or oral) with respect to the subject matter hereof.  The Contract Documents may only be amended by written instrument signed by all the Parties.

18.9	Expenses and Further Assurances

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of the Contract Documents.  Each Party shall, from time to time on being requested to do so by, and at the cost and expense of, the other Party, do all such acts and/or execute and deliver all such

Solar Photovoltaic EPC

TURNKEY EPC AGREEMENT
SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

instruments and assurances as are reasonably necessary for carrying out or giving full effect to the terms of the Contract Documents.

18.10	No Third Party Beneficiary

Except with respect to the rights of the Financing Parties, permitted successors and assigns and as provided above and the rights of indemnitees under Article XVI, INDEMNIFICATION:

18.10.1	Nothing in the Contract Documents nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person that is not a Party;

18.10.2	No person that is not a Party shall have any rights or interest, direct or indirect, in the Contract Documents or the services to be provided hereunder; and

18.10.3
The Contract Documents are intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to the Contract Documents or the services to be provided hereunder.

18.11	Offset

Notwithstanding any other provision hereof, any and all amounts owing or to be paid by FPL to Contractor hereunder or otherwise, shall be subject to offset and reduction in an amount equal to any amounts that may be owing at any time by Contractor to FPL.  Further, for the avoidance of doubt, with respect to any provision of this Agreement that allows FPL to offset, set-off or draw against the Letter of Credit any amount then owed to Contractor, FPL shall have the express right to include in the amount offset, set-off or drawn under the Letter of Credit all of the reasonable costs and expenses it incurs in connection with enforcing such provision (including attorneys’ and other consultants’ fees).

18.12	Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

18.13	Limitations of Liability

18.13.1
Contractor’s maximum liability under this Agreement shall be limited to (x) prior to the Provisional Acceptance Date, *** and (y) after the Provisional Acceptance Date, ***, less the amount of Liquidated Damages previously paid by Contractor; provided, however, that such limitation of liability shall not apply to (i) Contractor’s indemnification obligations under the Agreement related to claims of third parties; (ii) costs incurred by Contractor (and in the event of Contractor default, FPL) in achieving Provisional Acceptance and Final Acceptance (including the amount of any reduction in the Contract Price in the event that Contractor makes the election provided for in Section 10.5.1(b)); or (iii) any loss or damage arising out of any tort (including negligence and strict liability) or connected with Contractor’s fraud, willful misconduct or illegal or unlawful acts.  Contractor’s limitations of liability shall not be reduced by the amount of insurance proceeds available to Contractor.  FPL’s maximum liability under this Agreement shall be limited to *** prior to the Provisional Acceptance Date and *** after the Provisional Acceptance Date, except with respect to any payment due and payable pursuant to Section 7.1,Contract Price; provided however, that such limitation of liability shall not apply to any loss or damage arising out of any tort (including negligence and strict liability) or connected with FPL’s fraud, willful misconduct or illegal or unlawful acts.  FPL’s limitations of liability shall not be reduced by the amount of insurance proceeds available to FPL.

18.13.2
Except as expressly set forth in this Agreement, and notwithstanding anything else in this Agreement to the contrary, Contractor and FPL waive claims against each other for any indirect, special or consequential damages arising out of or relating to this Agreement.  This mutual waiver includes:

18.13.3
Damages incurred by FPL for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity, or the services of such persons;

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Solar Photovoltaic EPC

TURNKEY EPC AGREEMENT
SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

18.13.4
Damages incurred by Contractor for principal office expenses, including the compensation of personnel stationed there, for loss of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the work; and

18.13.5	This mutual waiver is applicable, without limitation, to all consequential damages due to either Party’s termination in accordance with Article XV, TERMINATION.

The foregoing waiver shall not preclude or limit recovery (i) of Schedule Liquidated Damages, (ii) of damages payable by Contractor to FPL pursuant to Section 15.2.4, Amounts Due FPL, of Article XV, TERMINATION, (iii) of the Termination Payment; or (iv) under any indemnity or reimbursement obligation hereunder related to claims of third parties.

18.14	Time is of the Essence

Contractor acknowledges that timely achievement by Contractor of Mechanical Completion, Provisional Acceptance and Final Acceptance by the applicable scheduled date therefore is essential to FPL, and therefore TIME IS OF THE ESSENCE in performing all of Contractor’s obligations set forth herein.

18.15	Records Retention

Contractor agrees to retain for a period of five (5) years from the Final Acceptance Date all records relating to its performance of the Work or Contractor’s warranty obligations herein, and to cause all Subcontractors and Vendors engaged in connection with the Work or the performance by Contractor of its warranty obligations herein to retain for the same period all their records relating to the Work.

18.16	Successors and Assigns

Subject to Section 18.1, Assignment, this Agreement shall be binding on the Parties hereto and on their respective successors and assigns.

18.17	Financing Parties’ Requirements

Contractor acknowledges that FPL may borrow certain funds from the Financing Parties for the construction of the Plant and that, as a condition to making loans to FPL, the Financing Parties may from time to time require certain documents from, and agreements by, Contractor and its Subcontractors and Vendors.  In connection therewith, Contractor agrees to furnish to the Financing Parties, and to cause its Subcontractors and Vendors to furnish to the Financing Parties, such written information, certificates, copies of invoices and receipts, lien waivers (upon payment), affidavits, consents to assignment of the Contract Documents and other like documents as the Financing Parties may reasonably request.  In addition, Contractor agrees to accept all revisions or amendments to the Contract Documents which are reasonably requested by the Financing Parties in order to facilitate Financial Closing, provided that such revisions or amendments are of a nature typically obtained by financing parties in non-recourse financing.  Upon the request of the Financing Parties, as a condition precedent to Financial Closing, Contractor shall state in writing whether or not it is satisfied with FPL’s performance to that date.

18.18	***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Solar Photovoltaic EPC

TURNKEY EPC AGREEMENT
SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

18.19	Waiver of Claims.

18.19.1
In the event that this Agreement is terminated by FPL in accordance with its terms, and FPL subsequently signs an agreement to complete the Work (or any portion thereof) with any Person, then Contractor shall and shall cause its Affiliates, ***, to waive the right to make any claims (other than claims by Contractor with respect to amounts specifically provided herein to be paid to Contractor in the event of a termination hereunder) against FPL or any Person with whom FPL negotiates or executes an agreement for completion of any portion of the Work based upon:

(a)	Such termination;

(b)	Any subsequent negotiations with any Person; and

(c)	Execution of such agreement and performance thereunder.

Such waiver includes, without limitation, a waiver of any claims against FPL and any Person with whom FPL negotiates or executes an agreement for completion of any portion of the Work, for tortious interference with business relationships.

18.19.2
Contractor agrees to reimburse, indemnify, defend and hold FPL, the Financing Parties and their Affiliates and each of their respective directors, officers, employees, representatives, agents, advisors, consultants, counsel and assigns harmless from and against, on an After-Tax Basis, any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages and expenses (including attorneys’ fees and expenses) for any claim made by Contractor or any of the above entities pursuant to paragraphs (a), (b) or (c) of Section 18.19.1, above.  Contractor expressly agrees that any Person with whom FPL negotiates or executes an agreement for completion of any portion of the Work is an express third party beneficiary of this Section.

18.20	Acceptance or Rejection in Bankruptcy.

18.20.1
Notwithstanding anything contained in this Agreement to the contrary, if an order for relief under Chapter 11 of the Bankruptcy Code is entered with respect to Contractor during the term of the Agreement, then Contractor acknowledges and agrees that it will, subject to Bankruptcy Court approval, formally assume or reject, subject to the requirements of 11 U.S.C. §365, the Agreement within seven (7) days of delivery of written request for such action by FPL.  If Contractor fails to timely move for approval or rejection of the Agreement, it acknowledges and agrees that:

(a)
It will not contest or in any way otherwise take any action to oppose such a motion filed by FPL or the lifting of the automatic stay of 11 U.S.C§362 to permit FPL to enforce its rights under the Agreement (the “Lift Stay Order”);

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Solar Photovoltaic EPC

TURNKEY EPC AGREEMENT
SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

(b)	It waives all rights it may have under 11 U.S.C. §362(f);

(c)	It hereby consents to the ex parte entry of the Lift Stay Order pursuant to 11 U.S.C. §362(f); and

(d)	At the option of FPL, it hereby agrees that it will execute an agreed Lift Stay Order on forty-eight (48) hours’ notice.

18.20.2	Contractor acknowledges and represents to FPL and agrees that:

(a)	It is familiar with the Agreement and the importance of completing its obligations under the Agreement on time and in accordance with its terms; and

(b)
Based upon such familiarity, it is critical to performance of its obligations under the Agreement that FPL have prompt and immediate access (in accordance with the requirements of this Agreement) to its contractual remedies under the Agreement in the event of a Contractor Event of Default.

18.21	Contractor’s License

Contractor hereby states and FPL acknowledges that Contractor does not presently hold a license as a qualified business entity under Fla. Stat. Chapter 489 (a “Florida Contractor’s License”), but that an application for such qualification has been submitted to the Florida Department of Business and Professional Regulation for processing.  FPL further acknowledges its full knowledge of Contractor’s failure to have a Florida Contractor’s License status and hereby agrees that FPL shall not challenge the enforceability of this Agreement based on Contractor’s failure to have a Contractor’s License as of the date of the execution of this Agreement.  In order to satisfy the requirements of this Agreement, Contractor hereby covenants, warrants and agrees that it shall receive all proper licenses required to perform the work more particularly described herein prior to beginning physical work on the Project, including but not limited to a Florida Contractor’s License.

Solar Photovoltaic EPC

TURNKEY EPC AGREEMENT
SOLAR PHOTOVOLTAIC GENERATING FACILITY
(continued)

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the date first above written.

SUNPOWER CORPORATION, SYSTEMS		FLORIDA POWER & LIGHT COMPANY

BY:	/s/ Howard Wenger	BY:	/s/ William Yeager

NAME:	Howard Wenger	NAME:	William Yeager

TITLE:	Executive Vice President	TITLE:	Vice President

DATE:	3 July 2008	DATE:	7/3/08

Solar Photovoltaic EPC

Appendix A - Scope of Work

Appendix A
SCOPE  OF WORK

***

 *** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                                                                                                                                                                         Page i of iii
EPC REQUEST FOR PROPOSAL- REV.3                                                                                                                                              APPENDIX A                                                                                                                                                                                        FPL PV PROJECT

Appendix B – Project Controls Requirements

APPENDIX B
PROJECT CONTROLS REQUIREMENTS

PROJECT CONTROL REQUIREMENTS

1.0	GENERAL PROGRAM REQUIREMENTS

1.1
Provide adequate methods and tools for budget control, scheduling, tracking, trending, and reporting of work in progress for the engineering, procurement and construction activities related to the Project.  Owner’s intent is to monitor the Agreement at the Project level.

1.2	Identify Contractor’s organization.

1.3	Develop and implement a standardized method of invoicing and payment process for work performed.

2.0	SCHEDULE GENERAL REQUIREMENTS

2.1	Bid /Proposal Submittal Requirements

Contractor shall submit a summary schedule with his proposal.  This schedule shall be a drafted time-scaled logic diagram that indicates completion of all major activities.  Contractor should clearly indicate each contractual milestone submittal date and FPL’s deliveries along with Contractors planned completion date, clearly indicating relationships between major activities.  Contractor is encouraged to plan for earlier completion dates than the contractual completion dates provided such dates do not interfere with the planned activities of other Contractors or FPL.

2.2	Project Execution Schedule

a.
Contractor shall provide an electronic copy (in the most current version of MicroSoft(MS) Project) of Contractor’s Construction schedule to FPL within 10 days of Contract award for FPL’s approval.  The schedule shall be prepared with the understanding that the Contractor’s schedule is the Project Master Schedule.

b.	Weekly and monthly updates shall be provided to FPL with cut-off dates and submittal dates as determined by FPL. FPL reserves the right of review and approval for the Project Execution Schedule.

c.	The schedule shall allow each activity to be assigned to:

•	Work Package (No. 1, 2, 3, or 4),

•	Area (Unit 3, Unit 4 or Common), and

•	Responsibility (Contractor, Engineer, or FPL)

2.3	Schedule Project Progress Reporting (included with Monthly Report)

Within ten (10) days after each calendar month, Contractor shall submit a brief report describing progress from the previous month, an update of the schedule, any commercial or technical issues that remain open, and a matrix of the contract milestones containing the contract date, current scheduled/actual date, and variance between the two.

2.4	Project Schedule Development

a.	Contractor’s schedule shall be based on FPL’s Milestones and Key Dates provided over the course of the Contract.

b.	Contractor shall retain responsibility for development and implementation of the schedule covering the scope of work. Contractor retains sole responsibility for meeting schedule Finish Dates.

c.
Contractor’s Project schedule will include manpower requirements and commodity installation plans.  Commodity Installation curves to be developed at a minimum for earthwork, concrete, cable, terminations, panel and support structure installation.

2.5	Project Schedule Integration

a.
Contractor shall maintain the project master schedule and integrate other contractor schedules with the mechanical schedule.  Also, Contractor shall integrate activities provided by Engineering and FPL for the project into the project master schedule.  Contractor schedules shall have a level of detail equivalent to a Level 2 schedule (approximately 100 to 300 activities).

b.
The testing, startup of components and systems, and the performance testing shall be integrated by the Contractor into the project master schedule.  Contractor shall review the logic to validated correctness of sequence and time durations for all activities in the project master schedule.

Solar Photovoltaic EPC	Exhibit B	FPL PV PROJECT

Exhibit B
PROJECT CONTROLS REQUIREMENTS
(continued)

3.0	SCHEDULE/PROGRESS MEASUREMENT

3.1	Weekly Progress And Schedule Review

FPL and Contractor representatives shall meet weekly to review the Work progress and update the Work completion schedule.  Contractor’s representative shall present the following:

a.	The current status of their Job Progress.

b.	A detailed three week look-ahead schedule

c.	Project Milestones current status update and forecast vs. baseline schedule

d.	Their current and projected manpower by craft.

e.	The material delivery status.

f.	The status of drawings and other submittals.

g.	Any changes in the Work.

h.	The status of "As-Built" Drawings (if required).

i.	Problem areas or concerns.

3.2	Progress review meetings will be held weekly at FPL's Jobsite offices.

3.3	Productivity Meetings – Any T&M or Target Price Contractor shall also participate in a weekly productivity meeting with FPL.

3.4	Three Week Look Ahead Schedules

a.
Contractor shall develop a 3-week daily work schedule as shown in Attachment 1, Three Week Look Ahead Schedule Example.  Generally the schedule shall be submitted to FPL with a copy to all other affected Contractors by the close of business Monday.  Any submittals received after 9:00 AM each Tuesday morning shall be considered non-compliant.   The exact timing of development may be modified by FPL after commencement of field mobilization.

b.
The Three-Week Look Ahead Schedule (3WLAS) will be a bar chart containing activities and durations, area designations, and restraints.  Activities shall be planned and scheduled overall consistent with the Project Schedule.  The schedule shall be grouped by area.

c.	The level of detail required for the 3WLAS shall be determined by the current status of the work and its complexity and coordination with FPL or other Contractors.

d.	The key Contractor personnel who will be responsible for working closely with FPL's staff to achieve efficient execution of the Contract shall have the authority to represent Contractor.

3.5	Contractor's three week look-ahead schedule shall:

a.	Indicate all planned work and testing that is to be accomplished during the current week and the next two week period all in support of, and in accordance with, Contractor's Construction Schedule.

b.	Include major construction equipment requirements

c.	Highlight any material or drawing needs from either FPL or Contractor.

d.	Reflect the planned and actual activities of the previous week.

e.	Include any activities that are required to be accomplished by others that would impact and/or prevent Contractor from starting and/or accomplishing its planned work.

f.	Be presented in the level of detail sufficient to direct the efforts of the craft on a day-to-day basis.

4.0	COST REPORTING REQUIREMENTS

4.1
Cost Management Report - Contractor shall provide at a minimum on a bi-weekly basis the Claims, Changes or extra work, delays or accelerations, interferences and the like known to Contractor that have occurred or may be claimed to have occurred since project onset.  This information is required to be provided in Microsoft Excel.  The report is referred to as the Cost Management Report and will include current status of aforementioned items, initiated dates, dollar exposure amounts (incremental to the executed contract amount), drawing references, subcontractor documentation, etc. as required to establish an understanding of the issues.   If there are no known Claims, Changes, etc the Cost Management Report shall still be issued bi-weekly stating NONE.  The most recent Cost Management Report shall be attached to each Contractor invoice.

Solar Photovoltaic EPC	Exhibit B	FPL PV PROJECT

Exhibit B
PROJECT CONTROLS REQUIREMENTS
(continued)

4.2
Contractor shall invoice per the conditions of the contract terms.  Additionally at the request of the Owner, Contractor is required to provide an estimate of the next invoice within two business days of the request.  It is understood that this request in only an estimate and may be revised with issuance of the formal invoice.

4.3
Contractor shall develop a Work Breakdown Structure (WBS) assigning cost codes encompassing the entire Scope of Work in an adequate level of detail to provide the outlined reporting requirements contained herein.  Ultimately, the WBS should be developed in sufficient detail to permit assignment and allocation of costs to the functional classifications specified in the Owner Property Retirement Unit Catalog.

5.0	MATERIAL STATUS

5.1	Contractor shall maintain an updated Materials List and Shipment Origin and Profile Report for materials procured.

5.2	Contractor shall provide a weekly update of the Materials List and Shipment Origin and Profile Report to FPL.

5.3
Contractor, during the Weekly Progress and Schedule Review Meeting, shall provide a list of shortages and late deliveries that could negatively affect construction and installation if not received in a timely manner.

5.4	Contractor shall provide a composite Materials List and Shipment Origin and Profile Report for all FPL procured materials.

6.0	CONTRACTOR’S DAILY REPORT

6.1
Contractor shall submit to FPL's designated field representative prior to 10:00 a.m. each day, starting from the day Contractor mobilizes at the site, a completed and signed Contractor’s Daily Force Report utilizing the form provided as Attachment 2, Daily Force Report, hereto.  The Daily Force Report shall contain a listing of Contractor and Contractor manpower, including personnel by responsibility, craft, and remarks concerning the daily field activities.

7.0	TIME AND MATERIALS (T&M) WORK

7.1	Any Contract with a T&M contract or an incentive based contract shall fully report progress and expended man-hours at the individual line item level of FPL’s EVMS.

7.2	This includes work performed by any Contractor doing Extra Work Order work on a T&M basis.

8.0	MONTHLY PROGRESS REPORT REQUIREMENTS

8.1	Brief narrative overview of Project status.

8.2	Brief narrative of identified critical issues.

8.3	Brief narrative of short term look ahead activities.

8.4	Updated organization chart for the Project.

8.5	Safety and environmental issues/status.

8.6	Project Milestones current status update and forecast vs. baseline schedule

8.7
Contractor Project schedules shall be updated and submitted in adobe acrobat format (pdf).  These schedules shall show current status and the projected completion dates of all Project phases against the current planned schedule.

8.8	An electronic copy (data file) of the most recently updated complete MS Project integrated Project Schedule network.

8.9	Cost Management Report

8.10	Manpower curves (manpower plan with actual and forecast to go over time)

8.11	Progress curves (% Complete progress versus time).

8.12
Construction commodity curves (actual vs. original baseline and current plan) as identified in Section 2.4c above.  A variance explanation and/or recovery plan shall be provided by Contractor should progress monitored on fall behind the plan.

8.13
Procurement Status Report. A complete listing of all equipment and materials to be procured by the Contractor, including status of the procurement process (bid, evaluate & award).  The information included in this report shall be consistent and support the Project Schedule.

Solar Photovoltaic EPC	Exhibit B	FPL PV PROJECT

Exhibit B
PROJECT CONTROLS REQUIREMENTS
(continued)

Attachments

Attachment 1 - Three Week Look Ahead Schedule Example

Attachment 2 - Daily Force Report

Solar Photovoltaic EPC	Exhibit B	FPL PV PROJECT

Exhibit B
PROJECT CONTROLS REQUIREMENTS
(continued)

Project Name Here Project Number Here Prepared By:	Exhibit B, Attachment 1 - Three Week Look Ahead Schedule Example	Date:

		Last Week Beginning:							Current Week Beginning:							Week 2 Beginning:							Week 3 Beginning:
ACTIVITY ID	ACTIVITY DESCRIPTION	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Sun	Mon	Tue	Wed	Thu	Fri	Sat	Sun	Mon	Tue	Wed	Thu	Fri	Sat	P3 Target Completion Date	COMMENTS

Manpower
Foreman
Pipefitters
Laborers
Total

Solar Photovoltaic EPC	Exhibit B	FPL PV PROJECT

Exhibit B
PROJECT CONTROLS REQUIREMENTS
(continued)

Attachment 2 - Daily Force Report

Contract No.    ________________________________                             Date  ____________________

Contractor	Project
Days/Week	Shifts	Hours/Shift
Weather	Temperature a.m. p.m.	Work Days on Job

Personnel	General Foreman	Foreman	Journeyman	Helper	Total	M/Hr Today	Absent	Equipment	No.
Boilermakers								Trucks-Pickup
Ironworkers-Struct								Trucks-Dump, Flatbed
Ironworkers-Rebar								Air Compressors
Millwrights								Tractors
Oper. Engineers								Crawler-Backhoe
Testers								Tractor-Backhoe
Pipefitters								Welding Mach.-Elec
Carpenters								Welding Mach.-Comb.
Cement Finishers								Office Trailer
Laborers								Winch Trucks
Bricklayers								Cranes Cap
Electricians								Cranes Cap
Painters								Cranes Cap
Insulators								Other
Sheet Metalworkers
Roofers
Clerical Help
Engineering Asst
QC Inspectors
NDE Technicians
Superintendent
TOTALS								TOTALS

COMMENTS:

Signature:

Solar Photovoltaic EPC	Exhibit B	FPL PV PROJECT

Appendix C – Critical Milestones and Milestones

APPENDIX C

CRITICAL MILESTONES & MILESTONES

DESOTO

1.	Mobilize for Construction	***

2.	Begin Concrete Pedestals	***

3.	Concrete Pedestals 50% Complete	***

4.	Electrical Interconnection Complete	***

5.	Concrete Pedestals Complete	***

6.	Torque Arms Installed Complete	***

7.	PV Modules 100% Delivered	***

8.	Communications Infrastructure for DAS Complete	***

9.	Tracker Erection Complete	***

10.	PV Modules Installed Complete	***

11.	Electrical Construction Complete	***

12.	Provisional Acceptance	***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix D – Construction and Milestone Payment Schedule

APPENDIX D
Construction and Milestone Payment Schedule

Schedule of Values for Progress Payments *

Milestone Activities	Cumulative % Owed	% Owed	Scheduled Completion
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

* Each item will be billed when complete which may be earlier than the schedule above.

Note:

Notwithstanding any amount otherwise billed, due or payable pursuant to this schedule, prior to January 1, 2009, in no event shall FPL have any obligation to pay more than $*** to Contractor under the Agreement. Unless FPL terminates the Agreement prior to January 1, 2009, in which case FPL shall pay to Contractor the Termination Payment, on and after January 1, 2009, FPL shall pay to Contractor all amounts owed pursuant to the terms of the Agreement.  If FPL issues a Notice to Proceed before January 1, 2009, the parties will consider, in their sole discretion, amending by mutual agreement the dates stated in this Appendix D.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix E – ***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix E

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix E	DE SOTO COUNTY PV PROJECT

Appendix F – Form of Request for Payment

APPENDIX F

FORM OF REQUEST FOR PAYMENT

TO:	Florida Power & Light Company
700 Universe Boulevard
Juno Beach, FL  33408

ATTN:

APPLICATION FOR MILESTONE PAYMENT

FPL Purchase Order No.:	DATE:
Supplier’s Invoice No.:

Milestone Number	Milestone Description	Total Activity Value	Activity Value Requested for Payment

Total This Application $_______________

ORIGINAL CONTRACT PRICE	$
Net Change By Change Order	$
CONTRACT PRICE TO DATE	$
Less Payments by Owner to Subcontractors	$
Less Prior Applications for Payment	$
CURRENT APPLICATION FOR PAYMENT	$
Less Retention	$
Net Current Payment	$
BALANCE OF CONTRACT PRICE	$

1

Appendix G – Form of Final Acceptance Certificate

APPENDIX G

Form of Final Acceptance Certificate
(Page 1 of 2)

Date:	______________

1.
Unless otherwise defined herein, the capitalized terms used throughout this certificate shall have the meanings ascribed to same in the Turnkey Engineering, Procurement and Construction Agreement for Solar Photovoltaic Generating Facility dated as of June [__], 2008 (as the same may be amended, modified and supplemented from time to time, the “Agreement”) by and between Florida Power & Light Company, a Florida corporation (“FPL”) and SunPower Corporation, Systems, a Delaware Corporation (“Contractor”).

2.	Contractor certifies and represents that the following statements are true as of the date of delivery hereof to FPL:

a)	The Contractor has satisfied all of the requirements for the achievement of Final Acceptance in accordance with the Agreement.

b)	Contractor has delivered this form, completed except for signature by FPL, to FPL’s duly authorized representative referred to in Section 4.11 of the Agreement on the above date.

3.	The person signing below is authorized to submit this form to FPL for and on behalf of Contractor.

SunPower Corporation, Systems,
as Contractor

By:
Name:
Title:

Appendix G	DE SOTO COUNTY PV PROJECT

Appendix G

Form of Final Acceptance Certificate
(Page 2 of 2)

FPL to cross through one (1) of the following statements:

A.	FPL agrees that Final Acceptance has been achieved. This Certificate was received by FPL on the date first written above and is effective as of that date.

B.	FPL does not agree that Final Acceptance has been achieved by the Contractor due to the following:

FPL:

The person signing below is authorized to sign the Final Acceptance Certificate for and on behalf of FPL.

By:	Date:
Name:
Title:

Appendix G	DE SOTO COUNTY PV PROJECT

Appendix H – Form of Contractor Certificate for Partial Waiver of Liens

APPENDIX H

FORM OF CONTRACTOR CERTIFICATE FOR PARTIAL WAIVER OF LIENS

This CONTRACTOR’S PARTIAL LIEN WAIVER AND RELEASE (“Contractor’s Partial Lien Waiver and Release”) is made by SunPower Corporation, Systems, a Delaware corporation (“Contractor”), on behalf of itself, its successors and assigns, and those acting by or through any of the foregoing, for and in consideration of the sum of [AMOUNT OF PARTIAL PAYMENT REQUEST] DOLLARS ($[_____]) (the “Progress Payment”) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, as full payment on account of all labor, services, materials, equipment and other work performed through the ___ day of _______, 200_ (the “Release Date”), for Florida Power & Light Company, a Florida corporation (“Owner”), in connection with the construction of a solar photovoltaic electric generation facility, and all services and utilities related thereto, in De Soto County, Florida (such facility, together with the property on which such facility is located, the “Project”), pursuant to that certain TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT FOR SOLAR PHOTOVOLTAIC GENERATING FACILITY, dated as of June [__], 2008, between Owner and Contractor, as the same may be amended from time to time (as the same may be amended, modified and supplemented from time to time, the “Agreement”).

Solely with respect to the Work performed by the Contractor relating to the Project on or prior to the Release Date, the Contractor does hereby unconditionally and irrevocably waive, release, remise, relinquish and quit-claim (collectively, the “Release”) all actions, claims, demands, liens, lien rights and claims of lien, of any kind whatsoever (collectively, “Claims”), which Contractor ever had or now has, known or unknown, against the Project or against Owner, its parents, subsidiaries and affiliates, at all tiers, and its and their insurers, sureties, employees, officers, directors, representatives, shareholders, agents, and all parties acting for any of them (collectively, the “Released Entities”), including, without limitation, all claims related to, in connection with, or arising out of, all facts, acts, events, circumstances, changes or extra work, constructive or actual delays or accelerations, interferences and the like, which have occurred or may be claimed to have occurred.  The foregoing Release shall only be effective with respect to Claims arising in connection with the portion of the work performed by Contractor prior to the Release Date.

The Contractor warrants and represents, solely with respect to all Work completed through the Release Date  that (a) the Contractor has not assigned or pledged any rights or claims in any amount due or to become due from Owner in connection with the Project; (b) payment has been or will be made to all subcontractors, laborers and material suppliers, at all tiers, for all labor, services, materials and equipment furnished by or through the Contractor for the Project, including all payroll taxes and contributions required to be made; (c) no claims from subcontractors, vendors, mechanics or materialmen against the Released Entities have been submitted to Contractor with respect to the Project or remain unsatisfied as of the date hereof; (d) no mechanics’ or materialmen’s liens have been filed with respect to the Project that have not been discharged or for which a bond has not been posted in accordance with the Agreement; and (e) payment of all amounts due has been made to all consultants, employees, subcontractors, laborers and material suppliers, at all tiers, and all other entities, for all labor, services, materials and equipment furnished by or through Contractor for the Project, including, without limitation, all payroll taxes and contributions required to be made and all wages, overtime pay, premium pay, holiday pay, sick pay, personal leave pay, severance pay, fees, fringe benefits, commissions

Appendix H	DE SOTO COUNTY PV PROJECT

and reimbursable expenses required to be paid and all deductions for dues, fees or contributions required to be made in connection with all collective bargaining agreements in existence, if any, which affect any worker(s) providing services for the Project.

Solely with respect to all Work for the Project completed through the Release Date, the Contractor agrees to defend, indemnify and hold the Released Entities harmless from and against any and all actions, causes of action, losses or damages of whatever kind, including, without limitation, reasonable attorneys’ fees and costs in arbitration and at the pre-trial, trial and appellate levels, which the Released Entities may suffer by reason of (a) any claim made against the Project or any of the Released Entities relating to labor, services, materials or equipment furnished by or through the Contractor in connection with the Project, or (b) any breach of any representation or warranty made by the Contractor to Owner in connection with the Project, including the representations and warranties included herein, any false statement made in this Contractor’s Partial Lien Waiver and Release or any misrepresentation or omission made to Owner by the Contractor.

The Contractor acknowledges and agrees that (a)  Owner is relying upon the representations and warranties made herein as a material inducement for Owner to make the Progress Payment to the Contractor; (b) this Contractor’s Partial Lien Waiver and Release is freely and voluntarily given by the Contractor, and the Contractor has had the advice of counsel in connection herewith and is fully informed as to the legal effects of this Contractor’s Partial Lien Waiver and Release, and the Contractor has voluntarily accepted the terms herein for the consideration recited above; and (c) the tendering of the Progress Payment by Owner and the receipt of the Progress Payment and the execution of this Contractor’s Partial Lien Waiver and Release by the Contractor shall not, in any manner whatsoever, release the Contractor from (i) its continuing obligations with respect to the completion of any work at the Project that remains incomplete, including warranty work or guaranty work, or the correction of defective or non-conforming work; (ii) any contractual, statutory or common law obligations of the Contractor with respect to the Released Entities in connection with the Project; or (iii) any other obligations of the Contractor with respect to Released Entities in connection with the Project.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE.]

Appendix H	DE SOTO COUNTY PV PROJECT

Dated this ___day of _____________, 200__.

SUNPOWER CORPORATION, SYSTEMS:

WITNESSES:

By:
Name:	Name:
Title
Address:
Name:

NOTARIAL ACKNOWLEDGMENT

STATE OF __________	)
)  ss:
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this _____ day of __________, 200__, by ________________________, the _____________________ of SunPower Corporation, Systems, a Delaware corporation, who executed the foregoing instrument on behalf of said corporation, and who is personally known to me or who produced ______________________ as identification.

Name:
Notary Public, State of [Florida]
[If notarized in a State other than Florida, Signatory shall comply with the notary requirements of such State.]
Commission No.
My Commission expires:
(Seal)

Appendix H	DE SOTO COUNTY PV PROJECT

Appendix H-1 – Form of Subcontractor Certificate for Partial Waiver of Liens

APPENDIX H-1

FORM OF SUBCONTRACTOR CERTIFICATE FOR PARTIAL WAIVER OF LIENS

This SUBCONTRACTOR’S PARTIAL LIEN WAIVER AND RELEASE is made by [____________________], a [____________] (the “Releasor”), subcontractor to SunPower Corporation, Systems, a Delaware corporation (“Contractor”), on behalf of Releasor, its successors and assigns, and those acting by or through any of the foregoing, for and in consideration of the sum of Ten and No/100 DOLLARS ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, as full payment on account of all labor, services, materials, equipment and other work furnished through the ___ day of _________, 200_ (the “Release Date”), for work in connection with the construction of a solar photovoltaic electric generation facility, and all services and utilities related thereto, in De Soto County, Florida (such facility, together with the property on which such facility is located, the “Project”) by Contractor on behalf of Florida Power & Light Company, a Florida corporation (“Owner”).

Solely with respect to the work performed by the Releasor on or prior to the Release Date in connection with the Project, the Releasor does hereby unconditionally and irrevocably waive, release, remise, relinquish and quit-claim (collectively, the “Release”) all actions, claims, demands, liens, lien rights and claims of lien, of any kind whatsoever (collectively, “Claims”), which Releasor ever had or now has, known or unknown, against the Project or against Owner or Contractor, their partners, parents, subsidiaries and affiliates, at all tiers, and their insurers, sureties, employees, officers, directors, representatives, shareholders, agents, and all parties acting for any of them (collectively, the “Released Entities”), including, without limitation, all claims related to, in connection with, or arising out of, all facts, acts, events, circumstances, changes or extra work, constructive or actual delays or accelerations, interferences and the like, which have occurred or may be claimed to have occurred.  The foregoing Release shall only be effective with respect to Claims arising in connection with the portion of the work performed by Releasor prior to the Release Date.

The Releasor warrants and represents, solely with respect to all work by Releasor completed for the Project through the Release Date, that (a) the Releasor has not assigned or pledged any rights or claims in any amount due or to become due from Contractor in connection with the Project; (b) payment has been or will be made to all of its subcontractors, laborers and material suppliers, at all tiers, for all labor, services, materials and equipment furnished by or through the Releasor for the Project, including all payroll taxes and contributions required to be made; (c) no claims from any of its subcontractors, vendors, mechanics or materialmen against the Released Entities in connection with the Project have been submitted to Releasor with respect to the Project or remain unsatisfied as of the date hereof; (d) no mechanics’ or materialmen’s liens have been filed with respect to the Project that have not been discharged; and (e) payment of all amounts due has been made to all consultants, employees, subcontractors, laborers and material suppliers, at all tiers, and all other entities, for all labor, services, materials and equipment furnished by or through Releasor for the Project, including, without limitation, all payroll taxes and contributions required to be made and all wages, overtime pay, premium pay, holiday pay, sick pay, personal leave pay, severance pay, fees, fringe benefits, commissions and reimbursable expenses required to be paid and all deductions for dues, fees or contributions required to be made in connection with all collective bargaining agreements in existence, if any, which affect any worker(s) providing services for the Project.

Appendix H-1	DE SOTO COUNTY PV PROJECT

Solely with respect to all work by Releasor in connection with the Project completed through the Release Date, the Releasor agrees to defend, indemnify and hold the Released Entities harmless from and against any and all actions, causes of action, losses or damages of whatever kind, including, without limitation, reasonable attorneys’ fees and costs in arbitration and at the pre-trial, trial and appellate levels, which the Released Entities may suffer by reason of (a) any claim made against the Project or any of the Released Entities relating to labor, services, materials or equipment furnished by or through the Releasor, or (b) any breach of any representation or warranty made by the Releasor to the Released Entities, including the representations and warranties included herein, any false statement made in this Subcontractor’s Partial Lien Waiver and Release, or any misrepresentation or omission made to the Released Entities by the Releasor.

The Releasor acknowledges and agrees that (a) the Contractor and Owner are relying upon the representations and warranties made herein as a material inducement for the Contractor to make payment to the Releasor; (b) this Subcontractor’s Partial Lien Waiver and Release is freely and voluntarily given by the Releasor and the Releasor has had the advice of counsel in connection herewith and is fully informed as to the legal effects of this Subcontractor’s Partial Lien Waiver and Release and the Releasor has voluntarily accepted the terms herein for the consideration recited above; and (c) the tendering of payment by the Contractor and the receipt of payment and the execution of this Subcontractor’s Partial Lien Waiver and Release by the Releasor shall not, in any manner whatsoever, release the Releasor from (i) its continuing obligations with respect to the completion of any work at the Project that remains incomplete, including warranty work or guaranty work, or the correction of defective or non-conforming work; (ii) any contractual, statutory or common law obligations of the Releasor with respect to any of the Released Entities in connection with the Project; or (iii) any other obligations of the Releasor with respect to any of the Released Entities in connection with the Project.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE.]

Appendix H-1	DE SOTO COUNTY PV PROJECT

Dated this ___day of _____________, 200__.

WITNESSES:	Subcontractor:

By:
Name:	Name:
Title:
Address:
Name:

NOTARIAL ACKNOWLEDGMENT

STATE OF __________	)
)  ss:
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this _____ day of __________, 200__, by ________________________, the _____________________ of_________________, a ________________, who executed the foregoing instrument on behalf of said corporation, and who is personally known to me or who produced ______________________ as identification.

Name:
Notary Public, State of [Florida] [If notarized in a State other than Florida, Signatory shall comply with the notary requirements of such State.]
Commission No.
My Commission expires:
(Seal)

Appendix H-1	DE SOTO COUNTY PV PROJECT

Appendix I – ***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX I

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix I	DE SOTO COUNTY PV PROJECT

Appendix J – Option Pricing

Appendix J

Option Pricing

FPL may elect to purchase any, all or none of the options listed below, subject to maximum annual quantities,  in the column entitled “Option Description” (each an “Option”, collectively the “Options”). The price of each of the Options for the Project is set forth in the column entitled “Option Price”, which price shall be paid at the same percentages upon achievement of the same milestones set forth in the Construction and Payment Milestone Schedule attached to the Agreement.1  In the event FPL notifies Contractor of its exercise of a given Option, upon FPL’s delivery of a Final Notice to Proceed with respect to the associated commencement of Work, an additional Letter of Credit shall be issued pursuant to the requirements of Section 7.5 with a face amount equal to *** percent (***%) of the related Option Price through the final acceptance date, after which the face amount of such Letter of Credit shall equal *** percent (***%)  of the Option Price until ***.

The notice to proceed date (s), critical milestone dates, guaranteed provisional acceptance and final acceptance dates, construction and milestone payment dates, and termination payment dates shall be mutually agreed by the Parties at the time of Option exercise.  In order to choose any of the Options, FPL must notify Contractor on or before the date set forth in the column entitled “Option Date”. In the event FPL exercises an Option set forth herein, such Option(s) shall thereafter be considered part of the Work, and Contractor shall promptly commence and diligently pursue to completion such additional Work.

Option Description		Option Price	Option Date
1)	*** MW (net) capacity increase.	$***	***
2)	*** MW (net) capacity increase. FPL may exercise this option up to five times, for a total of *** MW (net) capacity increase.	$*** for each *** MW option selected	***
3)	*** MW (net) capacity increase.	$***	***
4)	*** MW (net) capacity increase. FPL may exercise this option up to five times, for a total of *** MW (net) capacity increase.	$*** for each *** MW option selected	***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

  1 The Option Price assumes the Driven Pier Design (as defined in Section 7.1 of the Agreement) is implemented.  In the event that Contractor elects not to effect the Driven Pier Design, the Parties will mutually agree on appropriate revisions to the Option Price.

1

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

Appendix K – Module Warranty

Appendix K – Module Warranty

SUNPOWER LIMITED WARRANTY FOR PV MODULES
SPR-315E-xxx-x, SPR-300E-xxx-x, SPR-305-xxx-x, SPR-290-xxx-x, SPR-230-xxx-x, SPR-225-xxx-x, SPR-220-xxx-x, SPR-217-xxx-x, SPR-215-xxx-x, SPR-210-xxx-x, SPR-205-xxx-x, SPR-200-xxx-x, SPR-90-xxx-x (“xxx-x” define product variants)

1.	Limited Product Warranty – Ten (10) Year Repair, Replacement or Refund Remedy

SunPower Corporation with offices at 3939 North First Street, San Jose, CA 95134 (“SunPower”) warrants that for ten (10) years from the date of delivery, its Photovoltaic modules ("PV modules") shall be free from defects in materials and workmanship under normal application, installation, use and service conditions. If the PV modules fail to conform to this warranty, then for a period ending ten (10) years from date of delivery to the original end-customer ("the Customer"), SunPower will, at its option, either repair or replace the product, or refund the purchase price as paid by the Customer ("Purchase Price"). The repair, replacement or refund remedy shall be the sole and exclusive remedy provided under the Limited Product Warranty and shall not extend beyond the ten (10) year period set forth herein. This Limited Product Warranty does not warrant a specific power output, which shall be exclusively covered under clause 2 hereinafter (Limited Power Warranty).

2.	Limited Power Warranty

a)
SunPower additionally warrants: If, within twelve (12) years from date of delivery to the Customer any PV module(s) exhibits a power output less than 90% of the Minimum Peak Power[2] as specified at the date of delivery in SunPower's Product datasheet, provided that such loss in power is determined by SunPower (at its sole and absolute discretion) to be due to defects in material or workmanship  SunPower will replace such loss in power by either providing to the Customer additional PV modules to make up such loss in power or by providing monetary compensation equivalent to the cost of additional PV modules required to make up such loss in power or by repairing or replacing the defective PV modules, at the option of SunPower

b)
SunPower additionally warrants: If, within twenty five (25) years from date of delivery to the Customer any PV module(s) exhibits a power output less than 80% of the Minimum Peak Power[1] as specified at the date of delivery in SunPower's Product datasheet, provided that such loss in power is determined by SunPower  (at its sole and absolute discretion) to be due to defects in material or workmanship  SunPower will replace such loss in power by either providing to the Customer additional PV modules to make up such loss in power or by providing monetary compensation equivalent to the cost of additional PV modules required to make up such loss in power or by repairing or replacing the defective PV modules, at the option of SunPower.

3.	Exclusions and limitations

a)	Warranty claims must in any event be filed within the applicable Warranty period.
b)	Warranty claims may only be made by, or on the behalf of, the original end customer or a person to whom title has been transferred for the PV Modules.
c)	The Limited Warranties do not apply to any of the following:
1.	PV modules which in SunPower's absolute judgment have been subjected to: misuse, abuse, neglect or accident; alteration, improper installation, application or removal (including but not

2“Minimum Peak Power” = Peak power minus the Peak power tolerance (as specified in SunPower’s Product datasheet).   “Peak power” is the power in peak watts that a PV module generates at STC (Standard Test conditions: Irradiance of 1000 W/m2, light spectrum AM 1.5g and a cell temperature of 25 degrees C)

SunPower Corporation
1.877.SUN.0123	—	Email : customercare@SunPowercorp.com	—	www.SunPowercorp.com
Document # 001-83266 Rev *D

Appendix K - Module Warranty

limited to installation, application or removal by any party other than a SunPower authorized dealer; non-observance of SunPower's installation, users and/or maintenance instructions; repair or modifications by someone other than an approved service technician of SunPower; power failure surges, lightning, flood, fire, accidental breakage or other events outside SunPower's control.
2.	Cosmetic defects stemming from normal wear and tear of PV module materials.
3.	PV modules installed in locations, which in SunPower’s absolute judgment may be subject to direct contact with salt water.
d)
The Limited Warranties do not cover any transportation costs for return of the PV modules, or for reshipment of any repaired or replaced PV modules, or cost associated with installation, removal or reinstallation of the PV modules.

e)	When used on a mobile platform of any type, the Limited Power Warranty, applying to any of the PV modules shall be limited to twelve (12) years as per the provisions of clause 2(a) hereof.
f)	Warranty claims will not apply if the type or serial number of the PV modules is altered, removed or made illegible.

4.	Limitation of Warranty Scope

SUBJECT TO THE LIMITIATIONS UNDER APPLICABLE LAW, THE LIMITED WARRANTIES SET FORTH HEREIN ARE EXPRESSLY IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR PARTICULAR PURPOSE, USE, OR APPLICATION, AND ALL OTHER OBLIGATIONS OR LIABILITIES ON THE PART OF SUNPOWER, UNLESS SUCH OTHER WARRANTIES, OBLIGATIONS OR LIABILITIES ARE EXPRESSLY AGREED TO IN WRITING SIGNED AND APPROVED BY SUNPOWER. SUNPOWER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WHATSOEVER FOR DAMAGE OR INJURY TO PERSONS OR PROPERTY OR FOR OTHER LOSS OR INJURY RESULTING FROM ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATED TO THE PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY DEFECTS IN THE MODULE, OR FROM USE OR INSTALLATION. UNDER NO CIRCUMSTANCES SHALL SUNPOWER BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, HOWSOEVER CAUSED. LOSS OF USE, LOSS OF PROFITS, LOSS OF PRODUCTION, LOSS OF REVENUES ARE THEREFORE SPECIFICALLY BUT WITHOUT LIMITATION EXCLUDED.

SUNPOWER'S AGGREGATE LIABILITY, IF ANY, IN DAMAGES OR OTHERWISE, SHALL NOT EXCEED THE PURCHASE PRICE PAID TO SUNPOWER BY THE CUSTOMER, FOR THE UNIT OF PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED, AS THE CASE MAY BE, WHICH GAVE RISE TO THE WARRANTY CLAIM.

SOME STATES DO NOT ALLOW LIMITATIONS ON IMPLIED WARRANTIES OR THE EXCLUSION OF DAMAGES SO THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU.

5.	Obtaining Warranty Performance

If you feel you have a justified claim covered by this Limited Warranty, immediately notify the (a) Installer, who sold the PV-modules, or (b) any authorized SunPower distributor, of the claim in writing, or (c) send such notification to SunPower Corporation, 3939 North First Street, San Jose, CA 95134, directly. In addition, please enclose evidence of the date of delivery of the PV module. If applicable, your installer or distributor will give advice on handling the claim. If further assistance is required, please write to SunPower for instructions. The return of any PV-modules will not be accepted unless prior written authorization has been given by SunPower.

SunPower Corporation
1.877.SUN.0123	—	Email : customercare@SunPowercorp.com	—	www.SunPowercorp.com
Document # 001-83266 Rev *D

Appendix L – O&M Manual

Appendix M – FPL Permits

DeSoto Solar Project
List of Permits/Authorizations/Action Items

APPENDIX M
FPL Permits

	Task	Responsible Agency	Responsible Party	Target Completion Date	Comments

1	Environmental Resource Permit	FDEP	FPL	11/1/08	ACOE not required because no impact to wetlands.
2	Conduct Threatened and Endangered (T&E) Species Survey	FDEP	FPL	5/28/08	Complete.
3	Gopher Tortoise Relocation	FFWCC	FPL	10/15/08	Need final site layout before relocation, if needed.
4	Conduct a Phase 1 cultural assessment on areas that have not been previously surveyed	SHPO	FPL	8/4/08
5	Federal, State and Local easements	site specific	FPL	TBD
6	Determination of 'no hazard to air navigation'	FAA	FPL	7/30/08
7	Spill Prevention Control and Counter Measures (SPCC) Plan	EPA	FPL	TBD	Post Construction if needed.
8	Conditional Use Permit	County	FPL	5/8/08	Complete.
9	Site Plan Approval	County	FPL	10/15/08	Need final site layout from Contractor.
10	Zoning/Land Use Amendment	County	FPL	5/8/08	Complete.
11	Water well permits (consumptive)	County or WMD	FPL	12/30/08	N/A for Construction. Needed for Operation.
12	Submit Wetland Jurisdictional Determination Application	FDEP	FPL	5/1/08	Complete.

Completed task are shaded                                                                                                                                                                                 Page 1 of 1                                                                                                                                  Desoto Solar Preliminary Report List rev 6 SMF_5/16/08

Appendix N – Termination Payment Schedule

APPENDIX N
Schedule of Termination of Values

Termination Dollars Due*	% Owed of Total Contract Price	If Terminated After:
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

*Termination values are based on a Contract Price of $***. If the Contract Price is adjusted pursuant to the Agreement, the termination values shall be adjusted to the product of the adjusted Contract Price and the applicable "% Owed of Total Contract Price" for a given termination value.

Note:
The Termination Payment due and payable upon a termination on or prior to January 1, 2009, shall be the applicable amount provided for under the column "Termination Dollars Due" for a termination on or after a date specified under the column "If Terminated After" less the aggregate amount of the Contract Price paid by FPL to Contractor as of such date. The Termination Payment due and payable upon a termination after January 1, 2009 shall be the greater of: (1) the applicable amount provided for under the column "Termination Dollars Due" for a termination on or after a date specified under the column "If Terminated After" less the aggregate amount of the Contract Price paid by FPL to Contractor as of such date and (2) the aggregate amount of outstanding approved and unpaid Requests for Payment made pursuant to the Agreement which entitle Contractor to payment in accordance with the Construction and Milestone Payment Schedule.  If FPL issues a Notice to Proceed before January 1, 2009, the parties will consider, in their sole discretion, amending by mutual agreement the dates stated in this Appendix N.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix O – Project Management Team

APPENDIX O

Project Management Team

TBH – To be hired, subject to the approval requirements of Section 3.12.1 of the Agreement
 Biographical Information:

Daniel S. Shugar, President, SunPower Systems

Mr. Shugar leads Supply Chain, Manufacturing, Product Development, and Project Engineering and Construction. Since January 1996, Mr. Shugar has  overseen the installation of over 200 MW of solar PV projects. He has been active in solar power since 1988. Mr. Shugar has a B.S. in Electrical Engineering from Rensselaer Polytechnic University, and an MBA from Golden Gate University in San Francisco.

Kevin Hennessy, Director, Construction Services

Mr. Hennessy is a Professional Engineer with over 25 years of commercial construction experiences.  He has extensive knowledge of design and construction methods of all types of building systems and has developed projects all over the globe.  He is responsible for the Design and Construction groups in the Systems Group at SunPower. This team  has been responsible for implementation of the largest Solar PV Energy projects throughout the world,  including several projects over  20MW’s.  Kevin is a California licensed Civil Engineer and has a M.S. in Civil Engineering from Stanford University.

Peter Buecke, Director Design Services

Mr. Buecke is an architect who has led the design and construction division for several national home builders.   He is responsible for all activities related to the design and engineering of large ground-mounted and roof-top solar projects.  He has over 20 years of experience on project planning  with success in setting and meeting project design milestones.  He has a B.S in Design from the College of Architecture at Arizona State University.

Steve Hanawalt, Director, Customer Service

Mr. Hannawalt leads the Customer Service and O&M Group for SunPower Systems. His energy facility operations and management experience includes start-up engineering, performance engineering, operations management, and asset optimization. Prior to joining SunPower, he was Vice President of

Plant Optimization at Calpine Corporation, a large independent power producer. In that capacity his group provided the 25,000 MW fleet with system commissioning services, performance and reliability engineering, and real-time performance monitoring and diagnostic services. Plant Optimization provided the performance, reliability, and cost structure inputs to System Dispatch to optimize the economic dispatch of the generating units. Mr. Hanawalt received his B.S. in Mechanical Engineering from the University of California, Berkeley and is currently pursuing his MBA.

Rich Hanson, Senior Project Manager

Mr. Hanson has been involved  as a project manager of utility size power plants since joining SunPower Corp . Most recently  he was responsible for completing a 14 MW ground mounted tracking system at Nellis Air Force Base in Las Vegas, NV.  Prior to joining SunPower, Rich was Director of Construction for a Construction Management firm in the California Central Valley, specializing in design/build management of medical office buildings, airport construction, and regional shopping centers.

Appendix P – Legal Description of Property Site

APPENDIX P

LEGAL DESCRIPTION OF PROPERTY SITE

A tract of land located in Desoto County and more particularly described as follows:

The northwest quarter and the west half of the northeast quarter and the north half of the southwest quarter and the southeast quarter of Section 27, Township 36 South, Range 25 East; And the south half of the northeast quarter and the west half of the southwest quarter and the southeast quarter of Section 26, Township 36 South, Range 25 East; And Section 35, Township 36 South, Range 25 East; And the west half of the northeast quarter of Section 2, Township 37 South, Range 25 East.

APPENDIX Q

Intentionally Deleted

Appendix R – Form of Contractor Certificate for Final Waiver of Liens

APPENDIX R

FORM OF CONTRACTOR CERTIFICATE FOR FINAL WAIVER OF LIENS

This CONTRACTOR’S FULL LIEN WAIVER AND RELEASE (“Contractor’s Full Lien Waiver and Release”) is made by SunPower Corporation, Systems, a Delaware corporation (“Contractor”), on behalf of itself, its successors and assigns, and those acting by or through any of the foregoing, for and in consideration of [AMOUNT OF FINAL PAYMENT REQUEST] DOLLARS ($[_____]) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, as full and final payment on account of all labor, services, materials, equipment and other work performed for Florida Power & Light Company (“Owner”), in connection with the construction of a solar photovoltaic electric generation facility, and all services and utilities related thereto, in De Soto County, Florida (such facility, together with the property on which such facility is located, the “Project”), pursuant to that certain TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT FOR SOLAR PHOTOVOLTAIC GENERATING FACILITY, dated as of June [__], 2008, between Owner and Contractor, as the same may be amended from time to time (the “Agreement”).

Contractor does hereby unconditionally and irrevocably waive, release, remise, relinquish and quit-claim all actions, claims, demands, liens, lien rights and claims of lien, of any kind whatsoever, which Contractor ever had, now has, or may have in the future, known or unknown, against the Project or against Owner, its parents, subsidiaries and affiliates, at all tiers, and its and their insurers, sureties, employees, officers, directors, representatives, shareholders, agents, and all parties acting for any of them related to or arising from the Project (collectively, the “Released Entities”), including, without limitation, all claims related to, in connection with, or arising out of, all facts, acts, events, circumstances, changes or extra work, constructive or actual delays or accelerations, interferences and the like, which have occurred or may be claimed to have occurred.

The Contractor warrants and represents that (a) the Contractor has not assigned or pledged any rights or claims in any amount due or to become due from Owner related to or arising from the Project; (b) payment has been or will be made to all subcontractors, laborers and material suppliers, at all tiers, for all labor, services, materials and equipment furnished by or through the Contractor for the Project, including all payroll taxes and contributions required to be made; (c) no claims from subcontractors, vendors, mechanics or materialmen against the Released Entities have been submitted to Contractor with respect to the Project or remain unsatisfied as of the date hereof; (d) no mechanics’ or materialmen’s liens have been filed with respect to the Project that have not been discharged or for which a bond has not been posted in accordance with the Agreement; (e) payment of all amounts due has been made to all consultants, employees, subcontractors, laborers and material suppliers, at all tiers, and all other entities, for all labor, services, materials and equipment furnished by or through Contractor for the Project, including, without limitation, all payroll taxes and contributions required to be made and all wages, overtime pay, premium pay, holiday pay, sick pay, personal leave pay, severance pay, fees, fringe benefits, commissions and reimbursable expenses required to be paid and all deductions for dues, fees or contributions required to be made in connection with all collective bargaining agreements in existence, if any, which affect any worker(s) providing services for the Project; and (f) all contracts with consultants and subcontractors employed, used or engaged by Contractor in connection with the Project have been completed or have been terminated.

Appendix R	DE SOTO COUNTY PV PROJECT

The Contractor agrees to defend, indemnify and hold the Released Entities harmless from and against any and all actions, causes of action, losses or damages of whatever kind, including, without limitation, reasonable attorneys’ fees and costs in arbitration and at the pre-trial, trial and appellate levels, which the Released Entities may suffer by reason of (a) any claim made against the Project or any of the Released Entities relating to labor, services, materials or equipment furnished by or through the Contractor related to or arising from the Project, or (b) any breach of any representation or warranty made by the Contractor to Owner related to or arising from the Project, including the representations and warranties included herein, any false statement made in this Contractor’s Full Lien Waiver and Release or any misrepresentation or omission made to Owner by the Contractor.

The Contractor acknowledges and agrees that (a) Owner is relying upon the representations and warranties made herein as a material inducement for Owner to make payment to the Contractor; (b) this Contractor’s Full Lien Waiver and Release is freely and voluntarily given by the Contractor, and the Contractor has had the advice of counsel in connection herewith and is fully informed as to the legal effects of this Contractor’s Full Lien Waiver and Release, and the Contractor has voluntarily accepted the terms herein for the consideration recited above; and (c) the tendering of payment by Owner and the receipt of payment and the execution of this Contractor’s Full Lien Waiver and Release by the Contractor shall not, in any manner whatsoever, release the Contractor from (i) its continuing obligations with respect to the completion of any work at the Project that remains incomplete, including warranty work or guaranty work, or the correction of defective or non-conforming work; (ii) any contractual, statutory or common law obligations of the Contractor with respect to the Released Entities related to or arising from the Project; or (iii) any other obligations of the Contractor with respect to Released Entities related to or arising from the Project.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE.]

Appendix R	DE SOTO COUNTY PV PROJECT

Dated this ___day of _____________, 200__.

SUNPOWER CORPORATION, SYSTEMS:

WITNESSES:

By:
Name:	Name:
Title:
Address:
Name:

NOTARIAL ACKNOWLEDGMENT

STATE OF __________	)
)  ss:
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this _____ day of __________, 200__, by ________________________, the _____________________ of SunPower Corporation, Systems, a Delaware corporation, who executed the foregoing instrument on behalf of said corporation, and who is personally known to me or who produced ______________________ as identification.

Name:
Notary Public, State of [Florida]
[If notarized in a State other than Florida, Signatory shall comply with the notary requirements of such State.]
Commission No.
My Commission expires:
(Seal)

Appendix R	DE SOTO COUNTY PV PROJECT

Appendix R-1 – Form of Subcontractor Certificate for Final Waiver of Liens

APPENDIX R-1

FORM OF SUBCONTRACTOR CERTIFICATE FOR FINAL WAIVER OF LIENS

This SUBCONTRACTOR’S FULL LIEN WAIVER AND RELEASE (“Subcontractor’s Full Lien Waiver and Release”) is made by [____________________], a [____________] (the “Releasor”), subcontractor to SunPower Corporation, Systems, a Delaware corporation (“Contractor”), on behalf of Releasor, its successors and assigns, and those acting by or through any of the foregoing, for and in consideration of the sum of Ten and No/100 DOLLARS ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, as full and final payment on account of all labor, services, materials, equipment and other work furnished in connection with the construction of a solar photovoltaic electric generation facility, and all services and utilities related thereto, in De Soto County, Florida (such facility, together with the property on which such facility is located, the “Project”) by Contractor on behalf of Florida Power & Light Company, a Florida corporation (“Owner”).

Releasor does hereby unconditionally and irrevocably waive, release, remise, relinquish and quit-claim all actions, claims, demands, liens, lien rights and claims of lien, of any kind whatsoever, which Releasor ever had, now has, or may have in the future, known or unknown, against the Project, or against Owner or Contractor, their partners, parents, subsidiaries and affiliates, at all tiers, and their insurers, sureties, employees, officers, directors, representatives, shareholders, agents, and all parties acting for any of them related to or arising from the Project (collectively, the “Released Entities”), including, without limitation, all claims related to, in connection with, or arising out of, all facts, acts, events, circumstances, changes or extra work, constructive or actual delays or accelerations, interferences and the like, which have occurred or may be claimed to have occurred.

The Releasor warrants and represents that (a) the Releasor has not assigned or pledged any rights or claims in any amount due or to become due from Contractor related to or arising from the Project; (b) payment has been or will be made to all of its subcontractors, laborers and material suppliers, at all tiers, for all labor, services, materials and equipment furnished by or through the Releasor for the Project, including all payroll taxes and contributions required to be made; (c) no claims from any of its subcontractors, vendors, mechanics or materialmen against the Released Entities have been submitted to Releasor with respect to the Project or remain unsatisfied as of the date hereof; (d) no mechanics’ or materialmen’s liens have been filed with respect to the Project that have not been discharged; (e) payment of all amounts due has been made to all consultants, employees, subcontractors, laborers and material suppliers, at all tiers, and all other entities, for all labor, services, materials and equipment furnished by or through Releasor for the Project, including, without limitation, all payroll taxes and contributions required to be made and all wages, overtime pay, premium pay, holiday pay, sick pay, personal leave pay, severance pay, fees, fringe benefits, commissions and reimbursable expenses required to be paid and all deductions for dues, fees or contributions required to be made in connection with all collective bargaining agreements in existence, if any, which affect any worker(s) providing services for the Project; and (f) all contracts with consultants and subcontractors employed, used or engaged by Releasor in connection with the Project have been completed or have been terminated.

The Releasor agrees to defend, indemnify and hold the Released Entities harmless from and against any and all actions, causes of action, losses or damages of whatever kind, including, without limitation, reasonable attorneys’ fees and costs in arbitration and at the pre-trial, trial and

Appendix R-1	DE SOTO COUNTY PV PROJECT

appellate levels, which the Released Entities may suffer by reason of (a) any claim made against the Project or any of the Released Entities relating to labor, services, materials or equipment furnished by or through the Releasor related to or arising from the Project, or (b) any breach of any representation or warranty made by the Releasor to the Released Entities related to or arising from the Project, including the representations and warranties included herein, any false statement made in this Subcontractor’s Full Lien Waiver and Release, or any misrepresentation or omission made to the Released Entities by the Releasor.

The Releasor acknowledges and agrees that (a) the Contractor and Owner are relying upon the representations and warranties made herein as a material inducement for the Contractor or Owner to make payment to the Releasor; (b) this Subcontractor’s Full Lien Waiver and Release is freely and voluntarily given by the Releasor and the Releasor has had the advice of counsel in connection herewith and is fully informed as to the legal effects of this Subcontractor’s Full Lien Waiver and Release and the Releasor has voluntarily accepted the terms herein for the consideration recited above; and (c) the tendering of payment by the Contractor and the receipt of payment and the execution of this Subcontractor’s Full Lien Waiver and Release by the Releasor shall not, in any manner whatsoever, release the Releasor from (i) its continuing obligations with respect to the completion of any work at the Project that remains incomplete, including warranty work or guaranty work, or the correction of defective or non-conforming work related to or arising from the Project; (ii) any contractual, statutory or common law obligations of the Releasor with respect to any of the Released Entities related to or arising from the Project; or (iii) any other obligations of the Releasor with respect to any of the Released Entities related to or arising from the Project.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE.]

Appendix R-1	DE SOTO COUNTY PV PROJECT

Dated this ___day of _____________, 200__.

WITNESSES:	Subcontractor:

By:
Name:	Name:
Title:
Address:
Name:

NOTARIAL ACKNOWLEDGMENT

STATE OF __________	)
)  ss:
COUNTY OF _________	)

The foregoing instrument was acknowledged before me this _____ day of __________, 200__, by ________________________, the _____________________ of_________________, a ________________, who executed the foregoing instrument on behalf of said corporation, and who is personally known to me or who produced ______________________ as identification.

Name:
Notary Public, State of [Florida]
[If notarized in a State other than Florida, Signatory shall comply with the notary requirements of such State.]
Commission No.
My Commission expires:
(Seal)

Appendix R-1	DE SOTO COUNTY PV PROJECT

Appendix S – Form of Request for Change Order

CHANGE ORDER FORM
Florida Power & Light Company
CONTRACT CHANGE ORDER NO.

Contractor:	SunPower Corporation, Systems	Title:	Date:
CONTRACT CHANGE: (Detail)				Amount (Circle Credits)
This Change Order No. [___], effective [_____________], is issued to amend the Turnkey Engineering, Procurement and Construction Agreement for Solar Photovoltaic Generating Facility Between Florida Power & Light Company and SunPower Corporation, Systems dated July [__], 2008 (the "Agreement") as specified below.  The initial capitalized terms used herein, unless otherwise defined in this Change Order, shall have the meanings ascribed to them in the Agreement.

Contract Start Date: Contract Completion Date:	No change No change	Total Authorized Amount This Change Order
Schedule of Prices:	Lump Sum Fixed Price
WORK/SERVICE START DATE:	WORK/SERVICE END DATE:
It is hereby understood that, if this Change Order is executed by FPL, the Contractor shall implement the above-referenced change(s).    If this Change Order is executed by FPL, the changes to the Work, Contract Price, time requirements and/or any other provisions of the Agreement described in this document are considered an amendment to the Agreement.  Except as otherwise set forth in this document, the change(s) described in this document do not relieve FPL or the Contractor of their responsibilities described in the Agreement.  If this Change Order is executed by FPL, this document constitutes a full and complete settlement with respect to change(s) to the Work, Contract Price, time requirements and/or any other provisions of the Agreement described in this document, including the settlement of compensation to Contractor, for the change(s) described in this document.

_____________________________________ Project Manager
COST HISTORY			Primary Cause of Change (Check One)	SCHEDULE

Original Contract Price		$	Variance from Quantity Estimate	Change Does Not Affect
Total Previous Changes Auth.			Regulatory Requirements	Guaranteed Provisional
This Change (Net Amount)			Construction Changes	Acceptance Date
Firm	Estimate		Engineering Changes
Total Contract Price (Including this change)		$	Other Department Requests	Change Wll Affect
			Vendor Caused (Identify Back Charges)	Guaranteed Provisional
Could this CCO Impact Other Contracts?			Constructability	Acceptance Date
Yes	No		Other (Specify)

Accepted by: ________________________________________	Authorization: FLORIDA POWER & LIGHT COMPANY

Signature:	Signature:
Name (Print)	Name (Print)
Title (Print)	Title (Print)
Date:	Date:

Appendix S	SPACE COAST SOLAR PV PROJECT

APPENDIX T

Intentionally Deleted

Appendix U – Form of Letter of Credit

WELLS FARGO BANK, N.A.
TRADE SERVICES DIVISION - STANDBY LETTER OF CREDIT UNIT
One Front Street, 21st Floor, San Francisco, California 94111
Phone: (800) 798-2815 Option 1. E-Mail: sftrade@wellsfargo.com

APPENDIX U
Form of Letter of Credit

Florida Power & Light Company
700 Universe Blvd
Juno Beach, FL
Attention: Project General Manager

Re: Irrevocable Standby Letter of Credit No.

Gentlemen:

We hereby establish in your favor this Irrevocable Standby Letter of Credit No. _______ (the “Letter of Credit”) for the account of SunPower Corporation, Systems, a Delaware corporation (“Contractor”), effective immediately and expiring on ***.

We have been informed by the Applicant, but do not independently verify, that this Letter of Credit is issued pursuant to the terms of that certain Turnkey Engineering, Procurement and Construction Agreement for Solar Photovoltaic Generating Facility dated as of June [__], 2008, between Florida Power & Light Company, a Florida corporation (“Beneficiary”), and Contractor, as the same may be amended (the “Agreement”).

1.           Stated Amount. The amount of funds available for drawing under this Letter of Credit shall be U.S. $*** (*** United States Dollars) (the “Stated Amount”).

2.           Drawings. A drawing hereunder may be made by you on any Business Day on or prior to the date this Letter of Credit expires by delivering to Wells Fargo Bank, N.A., at any time during its business hours on such Business Day, at One Front Street 21st Floor, San Francisco, CA 94111, a copy of this Letter of Credit together with (i) a Draw Certificate executed by an authorized person substantially in the form of Attachment A hereto (the “Draw Certificate”), appropriately completed and purportedly signed by your authorized officer and (ii) your draft substantially in the form of Attachment B hereto (the “Draft”), appropriately completed and purportedly signed by your authorized officer.  Partial drawings and multiple presentations may be made under this Letter of Credit.  Draw Certificates and Drafts under this Letter of Credit may be sent by overnight delivery or courier to Wells Fargo Bank, N.A., at its address set forth above Attention: Standby Letter of Credit Unit. Drawings may also be presented to us via telefacsimile to our telefacsimile no. (415) 296-8905 (each such drawing, a “Fax Drawing”); provided however that you confirm our receipt of any Fax Drawing by telephone to our telephone no. 1-800-798-2815 (option 1).  In the event of a presentation by facsimile transmission, the original of such documents shall be sent to address set forth in the preceding sentence, as aforesaid, by overnight courier for receipt by us within one (1) Business Day of the date of such facsimile transmission.

3.           Time and Method for Payment. We hereby agree to honor a drawing hereunder made in compliance with this Letter of Credit by transferring in immediately available funds the amount

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Solar Photovoltaic EPC	Exhibit U	FPL PV PROJECT

specified in the Draft delivered to us in connection with such drawing to such account at such bank in the United States as you may specify in your Draw Certificate.  If the Draw Certificate is presented to us at such address by 10:00 a.m., California time on any Business Day, payment will be made not later than 3:00 p.m., California time on the next day and if such Draw Certificate is so presented to us after 10:00 a.m., California time on any Business Day, payment will be made on the second Business Day. In clarification, we agree to honor the Draw Certificate upon receipt thereof, without regard to the truth or falsity of the assertions made therein.

4.           Non-Conforming Demands. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefore and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may correct any such non-conforming demand.

5.           Expiration. This Letter of Credit shall automatically expire at the close of business on *** or such earlier date on which we receive a Cancellation Certificate in the form of Attachment C hereto purportedly executed by your authorized officer upon which this Letter of Credit shall be cancelled (the “Expiration Date”).

6.           Rollover. The Letter of Credit shall be deemed automatically extended without amendment for one additional period of one (1) year from the present expiration date, unless at least sixty (60) Business Days prior to such expiration date we shall notify you by registered mail or overnight courier at the above address (or such other address as may be designated by you as contemplated by numbered paragraph 9) that we elect not to consider this Letter of Credit extended for  such additional one year period; provided, however, in any event this Letter of Credit shall expire on ***.

7.           Business Day. As used herein, “Business Day” shall mean any day on which commercial banks are not authorized or required to close in the State of California.

8.           Governing Law. Except as far as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices (“ISP98”), except for Rule 3:14(a), International Chamber of Commerce Publication No. 590. As to matters not addressed by the ISP98, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of California and applicable U.S. federal law.

9.           Notices. All communications to you in respect of this Letter of Credit shall be in writing and shall be delivered to the address shown for you herein before or such other address as may from time to time be designated by you in a written notice to us. All documents to be presented to us hereunder and all other communications to us in respect of this Letter of Credit, which other communications shall be in writing, shall be delivered to the address for us indicated on the signature page hereof, or such other address as may from time to time be designated by us in a written notice to you.

10.         Irrevocability. This Letter of Credit is irrevocable.

11.         Transferability. We shall not authorize any transfer of this Letter of Credit until a transfer certificate, substantially in the form of Attachment D hereto, is completed to our satisfaction and received by us.  All transfer charges shall be for the account of the Contractor.  This Letter of

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Solar Photovoltaic EPC	Exhibit U	FPL PV PROJECT

Credit may not be transferred to any person with whom U.S. persons are prohibited from doing business under U.S. Foreign Asset Control Regulations or other applicable U.S. laws and regulations. Transfer of the Letter of Credit may not change the place of expiration from our above office.

12.         Complete Agreement. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except for the ISP-98 and Attachments A, B, C, and D hereto and the notices referred to herein and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

SINCERELY,

WELL FARGO BANK, N.A.

______________________

(Authorized Signature)

Solar Photovoltaic EPC	Exhibit U	FPL PV PROJECT

ATTACHMENT A

FORM OF DRAW CERTIFICATE

The undersigned hereby certifies to Wells Fargo Bank N.A. (the “Issuer”), with reference to Irrevocable Letter of Credit No. ________________ (the “Letter of Credit”) issued by Issuer in favor of the undersigned (“Beneficiary”) (capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Letter of Credit), as follows:

(1)	The undersigned is the ____________ of Beneficiary and is duly authorized by Beneficiary to execute and deliver this Certificate on behalf of Beneficiary.

(2)
Beneficiary hereby makes demand against the Letter of Credit by Beneficiary’s presentation of the draft accompanying this Certificate, for payment of _______________________ dollars (U.S.$__________), such amount, when aggregated together with any amount not drawn down, is not in excess of the Stated Amount (as in effect of the date hereof).

(3)	Beneficiary is entitled to draw the amount set forth in paragraph 2 hereof because:

[Check applicable provision(s)]

☐           The conditions for a drawing pursuant to the Agreement have been met.

☐
The rating of the outstanding unsecured indebtedness of the bank or trust company that issued the Letter of Credit has fallen below a rating of A-, as determined by Standard and Poor’s Corporation, or a rating of A-3, as determined by Moody’s Investors Services, Inc., and Contractor has failed, within ten (10) days after receipt of written notice (copy attached) thereof by the Beneficiary to replace such Letter of Credit with another Letter of Credit issued by a financial institution acceptable to Beneficiary on the same terms as the Letter of Credit being replaced.

☐	The Contractor has failed to renew the Letter of Credit within sixty (60) Business Days prior to the expiration thereof.

(4)	You are hereby directed to make payment of the requested drawing to: (insert wire instructions)

Beneficiary Name and Address

By:
Title:
Date:

Solar Photovoltaic EPC	Exhibit U	FPL PV PROJECT

ATTACHMENT B

DRAWING UNDER IRREVOCABLE LETTER OF CREDIT NO. ------------------

Date:

ON:
If the Draw Certificate is presented by 10:00 a.m., California time on any Business Day, payment will be made not later than 3:00 p.m., California time on the next day and if such Draw Certificate is so presented to us after 10:00 a.m., California time on any Business Day, payment will be made on the second Business Day.

PAY TO:	Florida Power & Light Company

$                                U.S.

FOR VALUE RECEIVED AND CHARGE TO THE ACCOUNT OF LETTER OF CREDIT NO. __________________.

Florida Power & Light Company

By:

Title:

Date:

Solar Photovoltaic EPC	Exhibit U	FPL PV PROJECT

ATTACHMENT C

CANCELLATION CERTIFICATE

Irrevocable Letter of Credit No. _______________

The undersigned, being authorized by the undersigned (“Beneficiary”), on behalf of Beneficiary hereby certifies to Wells Fargo Bank N.A. (“Issuer”), with reference to Irrevocable Letter of Credit No. ______________issued by Issuer to Beneficiary (the “Letter of Credit”; capitalized terms used herein and not defined herein shall have the respective meanings set forth or referenced in the Letter of Credit), that either (i) thirty (30) days have passed since the expiration of the Warranty Period (as defined in the Agreement) and Contractor has satisfied all obligations under the Agreement or (ii) the Agreement has been terminated and Contractor has performed all obligations and paid all amounts remaining due by Contractor following such termination.  Pursuant to Section 5 thereof, the Letter of Credit shall expire upon Issuer’s receipt of this certificate. Attached hereto is the Letter of Credit marked “Canceled”.

Beneficiary Name.

By:

Title:

Date:

Solar Photovoltaic EPC	Exhibit U	FPL PV PROJECT

ATTACHMENT D
TRANSFER CERTIFICATE

Irrevocable Letter of Credit No. _____________

The undersigned Beneficiary hereby certifies to Wells Fargo Bank N.A. (“Issuer”), with reference to Irrevocable Standby Letter of Credit No. ____________ (the “Letter of Credit”; capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Letter of Credit), that for value received Beneficiary hereby irrevocably transfers to _____________ (the “Transferee”) all rights of the undersigned under the Letter of Credit, including all rights of the undersigned to draw under the Letter of Credit and to execute and deliver drafts and draw certificates with respect hereto.

Beneficiary hereby certifies that the Transferee has agreed in writing for Contractor’s benefit to be bound by the provisions set forth herein.

By this transfer, all rights of Beneficiary under the Letter of Credit are transferred to Transferee and Transferee shall have sole rights with respect to the Letter of Credit relating to any amendments thereof and any notices thereunder; and all references to “Beneficiary” or “Owner” in the Letter of Credit, any drawing certificate in the form of Attachment A or the other Attachments to the Letter of Credit shall be deemed to mean the Transferee. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the undersigned. Simultaneous with delivery of this notice to Issuer, a copy of this notice is being transmitted to Transferee.

The Letter of Credit is returned herewith and Issuer is requested to endorse the transfer on the reverse thereof and forward it with your customary notice of transfer directly to the Transferee at the following address:

Florida Power & Light Company
(or its permitted transferee in interest)

By:

Title:

Date:

SIGNATURE GUARANTEED
The First Beneficiary’s signature(s) with title(s) conforms with that on file with us and such is/are authorized for the execution of this instrument.

(Name of Bank)

(Bank Address)

(City, State, Zip Code)

(Telephone Number)

(Authorized Name and Title)

(Authorized Signature)

Solar Photovoltaic EPC	Exhibit U	FPL PV PROJECT

Appendix V – Contractor’s Exclusions

APPENDIX V

Contractor’s Exclusions

None.

APPENDIX W

Intentionally Deleted

APPENDIX X

Intentionally Deleted

Appendix Y –Form of Quality Assurance Programs

Appendix Z – Form of Safety Plan

Appendix Z-1 – Safe and Secure Workplace Policy

Appendix HH – Acceptance Testing

Florida PV Projects
Appendix HH – Acceptance Testing

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix II – ***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix II

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.